UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

SCHEDULE 14A

_______________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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ARCHAEA ENERGY INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2022

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders of Archaea Energy Inc., a Delaware corporation (“Archaea” or the “Company”), which will be held virtually on [            ], 2022, at [            ], Central time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/LFG2022SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of October 16, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, LFG Acquisition Holdings LLC, a subsidiary of the Company (“Opco” and, together with the Company, the “Company Entities”), BP Products North America Inc., a Maryland corporation (“Parent”), Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Opco Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Company Merger”), and Opco Merger Sub will merge with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent (the “Opco Merger” and, together with the Company Merger, the “Merger”).

If the Merger is completed, you will be entitled to receive $26.00 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes, for (i) each share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A common stock”) that you own as of immediately prior to the effective time of the Company Merger (the “Effective Time”) and (ii) each Class A Unit of Opco (each, an “Opco Unit”) that you own as of immediately prior to the effective time of the Opco Merger (the “Opco Merger Effective Time”), unless you seek and perfect your statutory appraisal rights under Delaware law. If the Merger is completed, each share of Class B common stock, par value $0.0001 per share, of the Company (the “Class B common stock” and, together with the Class A common stock, the “Archaea common stock” or “common stock”) will be automatically canceled and extinguished without any conversion thereof or consideration paid therefor.

After careful consideration, the members of Archaea’s board of directors (the “Board,” the “Archaea Board” or the “Company Board”) unanimously: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement, the Warrant Agreement Amendment (as defined in the Merger Agreement) and the Opco LLC Agreement Amendment (as defined in the Merger Agreement) (the “Transactions”) upon the terms and subject to the conditions set forth therein and in the Voting Agreements (as defined in the Merger Agreement), the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter (as defined in the Merger Agreement); (ii) approved the execution and delivery of the Merger Agreement by the Company Entities, the performance by the Company Entities of their covenants and other obligations thereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth therein and in the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (iii) determined that the Voting Agreements and the Warrant Agreement Amendment are advisable and in the best interests of the Company and its stockholders and approved the Voting Agreements and the Warrant Agreement Amendment so that the restrictions on business combinations set forth in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and any other similar laws are not applicable to the Merger Agreement; (iv) approved the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (v) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (vi) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Archaea Board recommends a vote (a) “FOR” the proposal to adopt the Merger Agreement and (b) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read this proxy statement, the accompanying annexes and any documents incorporated by reference in this proxy statement carefully and in their entirety.

Your vote is important, regardless of the number of shares of common stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by stockholders holding a majority of the outstanding shares of common stock entitled to vote at the Special Meeting. Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote via the Internet at www.virtualshareholdermeeting.com/LFG2022SM or by telephone at (800) 690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or, by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have voted via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you are a beneficial owner of shares of common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you have any questions or need assistance voting your shares, please contact Archaea’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 769-4414
Banks and Brokers may call collect: (212) 269-5550
Email: LFG@dfking.com

On behalf of the Board, I thank you for your ongoing support and appreciate your consideration of these matters.

Very truly yours,

Nicholas Stork
Chief Executive Officer and Director

The accompanying proxy statement is dated [            ], 2022 and the form of proxy is first being mailed to holders of Archaea common stock on or about [            ], 2022.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2022

4444 Westheimer Road, Suite G450
Houston, Texas 77027

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at [            ], Central time, on [            ], [            ], 2022

______________________________________________________

To the stockholders of Archaea Energy Inc.:

Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Archaea Energy Inc., a Delaware corporation (“Archaea,” the “Company,” “we,” “us” or “our”), will be held virtually on [            ], [            ], 2022, at [            ], Central time, for the following purposes:

1.      To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 16, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Archaea, LFG Acquisition Holdings LLC, a subsidiary of the Company (“Opco” and, together with the Company, the “Company Entities”), BP Products North America Inc., a Maryland corporation (“Parent”), Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Opco Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Company Merger”), and Opco Merger Sub will merge with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent (the “Opco Merger” and, together with the Company Merger, the “Merger”); and

2.      To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only holders of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A common stock”) and shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B common stock” and, together with the Class A common stock, the “Archaea common stock” or the “common stock”), in each case as of the close of business on [            ], 2022, are entitled to notice of, and to vote at, the Special Meeting.

As with the 2022 annual meeting of stockholders, Archaea will conduct the Special Meeting virtually, so stockholders can participate from any geographic location with Internet connectivity. Archaea believe this enhances accessibility to the Special Meeting for all of its stockholders and reduces the carbon footprint of its activities. Stockholders will be able to attend the Special Meeting at www.virtualshareholdermeeting.com/LFG2022SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

The Board of Directors of Archaea (the “Board,” the “Archaea Board” or the “Company Board”) recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

Under Delaware law, Archaea stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if such stockholder submits a written demand for appraisal prior to the vote on the Merger Agreement and complies with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in the section titled “Appraisal Rights” in the accompanying proxy statement. A copy of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Whether or not you plan to attend the Special Meeting virtually, to ensure your representation at the Special Meeting, we urge you to vote via the Internet at www.virtualshareholdermeeting.com/LFG2022SM or by telephone at (800) 690-6903 by following the instructions on the physical proxy card you received in the mail and which are also provided on that website; or by signing, voting and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the Special Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have voted via the Internet or by telephone and your electronic vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you are a beneficial owner of shares of common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger Agreement and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

By order of the Board of Directors,

Mitchell Athey
Corporate Secretary and Deputy General Counsel

Houston, Texas
[          ], 2022

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Special Meeting virtually, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares of common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are an Archaea stockholder of record, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the Adjournment Proposal.

You should carefully read and consider the entire proxy statement and the accompanying annexes, including the Merger Agreement attached as Annex A, along with all of the documents incorporated by reference in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help submitting a proxy to have your shares of common stock voted, please contact Archaea’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 769-4414
Banks and Brokers may call collect: (212) 269-5550
Email: LFG@dfking.com

i

ii

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that are important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”

Parties Involved in the Merger (page 28)

Archaea Energy Inc.

Archaea, a Delaware corporation (formerly named Rice Acquisition Corp.), is one of the largest renewable natural gas (“RNG”) producers in the United States, with an industry-leading RNG platform primarily focused on capturing and converting waste emissions from landfills and livestock farms into low-carbon RNG and electricity. As of September 30, 2022, Archaea owns, through wholly-owned entities or joint ventures, a diversified portfolio of landfill gas (“LFG”) recovery and processing facilities across 20 states, including facilities that produce pipeline-quality RNG and LFG to renewable electricity production facilities.

Archaea develops, designs, constructs and operates RNG facilities. Archaea, through wholly-owned entities or joint ventures, has entered into long-term agreements with biogas site hosts which grant the rights to utilize gas produced at their sites and to construct and operate facilities on their sites to produce RNG and renewable electricity.

Shares of our Class A common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “LFG.” Our Internet address is https://www.archaeaenergy.com. Information on Archaea’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Archaea is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

LFG Acquisition Holdings LLC

Opco is a direct subsidiary of Archaea, which is a holding company and has no material assets other than its equity interests in Opco.

BP Products North America Inc.

Parent, a Maryland corporation, is primarily engaged in transportation, refining, manufacturing, marketing and distribution of hydrocarbons and hydrocarbon-related products.

Condor RTM Inc.

Merger Sub was formed on September 30, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Condor RTM LLC

Opco Merger Sub was formed on September 30, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

The Merger (page 28)

The Company, Opco, Parent, Merger Sub and Opco Merger Sub entered into the Merger Agreement on October 16, 2022. A copy of the Merger Agreement is included as Annex A to this proxy statement. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the effective time of the Company Merger (the “Effective Time”), Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, and at the effective time of the Opco Merger (the “Opco Merger Effective Time”), Opco Merger Sub will merge with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to the Company as it will exist after the completion of the Company Merger as the “Surviving Corporation” and to Opco as it will exist after the completion of the Opco Merger as the “Surviving Opco.”

At the Effective Time, (i) without any action by any Archaea stockholder, each share of Class A common stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares (as defined below) or any shares of Class A common stock that is held by holders who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who have properly exercised appraisal rights in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”)), will be automatically canceled, extinguished and converted into the right to receive $26.00 in cash without interest (the “Merger Consideration”), less any applicable withholding taxes, (ii) without any action by any Archaea stockholder, each share of Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and extinguished without any conversion thereof or consideration paid therefor (each holder of Class B common stock also holds an equivalent number of Class A Units of Opco (“Opco Units”)), (iii) without any action by any Company stockholder, each share of common stock of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and (iv) each share of Archaea common stock that is (a) held by the Company as treasury stock or (b) owned by the Parent, Merger Sub and Opco Merger Sub (together, the “Parent Entities”) or any of their subsidiaries, in each case as of immediately prior to the effective time ((a) and (b), collectively, the “Owned Company Shares”) will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor.

At the Opco Merger Effective Time, and without any action by any holder of Opco Units, (i) each Opco Unit held by a holder other than the Company or any of its subsidiaries (the “Specified Opco Holders”) issued and outstanding as of immediately prior to the Opco Merger Effective Time will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to the Merger Consideration, less any applicable withholding taxes, (ii) each Opco Unit held by the Company or any of its subsidiaries immediately prior to the Opco Merger Effective Time (the “Owned Opco Units”) shall become an equivalent number of limited liability company interests of the Surviving Opco held by the Surviving Corporation and (iii) all limited liability company interests of Opco Merger Sub will be automatically canceled, extinguished and converted into limited liability company interests of the Surviving Opco, such that the aggregate number of limited liability company interests of the Surviving Opco to be held by Parent immediately following the Opco Merger Effective Time will represent the same percentage of the outstanding limited liability company interests of the Surviving Opco immediately following the Opco Merger Effective Time as the percentage of Opco Units held by the Specified Opco Holders immediately prior to the Opco Merger Effective Time. As a result, immediately following the Opco Merger Effective Time, based on the number of Opco Units issued and outstanding as of the date of this proxy statement, approximately [            ]% of the limited liability company interests in the Surviving Opco will be held directly by Parent, and approximately [            ]% of the limited liability company interests in the Surviving Opco will be held directly by the Company (and accordingly indirectly by Parent).

Immediately following the Opco Merger Effective Time, each of the warrants to purchase shares of Class A common stock (the “Warrants”), which were issued by the Company in a private placement under the Warrant Agreement, dated October 21, 2020 (the “Warrant Agreement”), by and among Rice Acquisition Corp., Rice Acquisition Holdings, LLC and Continental Stock Transfer & Trust Company, as warrant agent, will be redeemed for cash in accordance with the terms of the Warrant Agreement and Amendment No. 1 to Warrant Agreement, dated as of October 16, 2022 (the “Warrant Agreement Amendment”), by and among the Company, Opco and Continental Stock Transfer & Trust Company, which provides that immediately following the Opco Merger Effective Time, each Warrant that is issued and outstanding immediately prior to the Effective Time will be automatically redeemed for the right to receive an amount, in cash, equal to (i) the Merger Consideration minus (ii) the Warrant Price (as defined in the Warrant Agreement and which is currently $11.50) as reduced pursuant to the calculation provided in Section 4.4 of the Warrant Agreement, without interest.

The Special Meeting (page 20)

Date, Time and Place

The Special Meeting will be held on [            ], [            ], 2022, at [            ], Central time. Archaea will hold the Special Meeting virtually via the Internet at the virtual meeting website, www.virtualshareholdermeeting.com/LFG2022SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, holders of Archaea common stock will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement and (ii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record Date and Stockholders Entitled to Vote

Only holders of Archaea common stock of record as of the close of business on [            ], 2022, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of Archaea common stock they held on the record date at the Special Meeting. As of the close of business on the record date, [            ] shares of Archaea common stock (consisting of [            ] shares of Class A common stock and [            ] shares of Class B common stock) were issued and outstanding and entitled to be voted at the Special Meeting.

Quorum

The presence, in person or by proxy, at the Special Meeting of at least a majority of all outstanding shares of common stock entitled to vote at the Special Meeting, or [            ] shares of common stock, is necessary to constitute a quorum for the transaction of business. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date, time and/or place.

Vote Required

On each of the proposals presented at the Special Meeting, each holder of Archaea common stock is entitled to one vote for each share of Archaea common stock held by such stockholder on the record date. The adoption of the Merger Agreement by the holders of Archaea common stock requires the affirmative vote (in person or by proxy) of stockholders holding a majority of the outstanding shares of Archaea common stock entitled to vote as of the close of business on the record date. The approval of the Adjournment Proposal requires the majority of votes cast by the holders of Archaea common stock present, in person or represented by proxy, at the Special Meeting. The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

Tabulation of Votes; Results

The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.

Reasons for the Merger; Recommendation of the Archaea Board (page 39)

The Board carefully reviewed and considered the proposed Merger in consultation with the Company’s management and legal and financial advisors. The Board unanimously: (i) determined that it was in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Transactions (which term is described in the section of this proxy statement titled “The Merger Agreement —Representations and Warranties”) upon the terms and subject to the conditions set forth in the Merger Agreement, the Voting Agreement (as defined below under “— Voting Agreement”), the Warrant Agreement Amendment, the First Amendment to the Second Amended and Restated Limited Liability Company Agreement of LFG Acquisition Holdings LLC, dated as of October 16, 2022 (the “Opco LLC Agreement Amendment”), and the Unitholder Representative Engagement Letter (as defined in the Merger Agreement); (ii) approved the execution and delivery of the Merger Agreement by the Company and Opco, the performance by the Company and Opco of their covenants and other obligations under the Merger Agreement, and the consummation of the Transactions upon the terms and conditions set forth therein and in the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (iii) determined that the Voting Agreement and the Warrant Agreement Amendment are advisable and in the best interests of the Company and its stockholders and approved the Voting Agreement and Warrant Agreement Amendment so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar laws are not applicable to the Merger Agreement; (iv) approved the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (v) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (vi) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof and approved the inclusion of such Board recommendation in this proxy statement. Accordingly, the Board recommends that stockholders vote “FOR” adoption of the Merger Agreement at the Special Meeting.

For a discussion of the material factors that the Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Archaea Board.”

Opinion of the Company’s Financial Advisor (page 43)

In connection with the Merger, BofA Securities, Inc. (“BofA Securities”), the Company’s financial advisor, delivered to the Board a written opinion, dated October 16, 2022, as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by holders of Class A common stock (other than Owned Company Shares). The full text of the written opinion, dated October 16, 2022, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.

Certain Effects of the Merger (page 50)

Upon the consummation of the Merger, Merger Sub will be merged with and into Archaea, the separate corporate existence of Merger Sub will thereupon cease, and Archaea will continue to exist following the Merger as a wholly owned subsidiary of Parent.

Following the consummation of the Merger, shares of Class A common stock will be delisted from the NYSE, and the registration of shares of Class A common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger is Not Completed (page 51)

In the event that the proposal to adopt the Merger Agreement does not receive the required approval from the holders of Archaea common stock, or if the Merger is not completed for any other reason, the holders of Archaea common stock will continue to own their shares of Archaea common stock and will not receive any payment for their shares of Archaea common stock in connection with the Merger. Instead, the Company will remain an independent public company, with shares of Class A common stock listed and traded on the NYSE. Under certain circumstances, if the Merger Agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $114.5 million. See the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”

Treatment of Equity-Based Awards in the Merger (page 63)

Each Vested RSU, Vested PSU, Director RSU, Deemed Vested RSU and Deemed Vested PSU (as such terms are defined in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards”) will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Class A common stock subject to such Vested RSU, Vested PSU, Director RSU, Deemed Vested RSU and Deemed Vested PSU, respectively, as of immediately prior to the Effective Time (with performance vesting conditions for Deemed Vested PSUs being deemed achieved at maximum levels of performance) and (ii) $26.00.

Each Unvested RSU and Unvested PSU (as such terms are defined in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards”) will, at the Effective Time, be canceled and converted into a Deferred Cash RSU Award or Deferred Cash PSU Award (as such terms are defined in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Equity-Based Awards”), respectively. Each Deferred Cash RSU Award or Deferred Cash PSU Award will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable on the earlier of (a) the same time as the Unvested RSU or Unvested PSU for which the Deferred Cash RSU Award or Deferred Cash PSU Award, respectively, was exchanged would have vested and been payable pursuant to its service-based vesting schedule and (b) the first anniversary of the closing date, in each case, subject to full accelerated vesting upon a termination of employment by the Company without “cause” or a resignation for “good reason.”

Interests of the Company’s Directors and Executive Officers in the Merger (page 51)

The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Archaea Board was aware of and considered these interests in reaching the determination to approve the Merger Agreement and deem the Merger Agreement, the Merger and the other transactions and agreements contemplated by the Merger Agreement to be advisable and in the best interests of the Company and its stockholders, and in recommending that stockholders vote for the adoption of the Merger Agreement. These interests include:

•        the Company’s executive officers and directors hold equity-based awards that will be afforded the treatment described immediately above under “— Treatment of Equity-Based Awards”;

•        certain executive officers of the Company participate in the Company’s Executive Severance Plan and/or Retention Bonus Program (as such terms are defined in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”);

•        certain executive officers of the Company were, as a condition to Parent executing the Merger Agreement, required to enter into new conditional employment offer letters with BP America Production Company Inc., which will become effective at the closing of the Merger and pursuant to which the executives will be eligible to receive cash and equity incentives following the Merger, as described in the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Future Arrangements”; and

•        the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

Archaea Common Stock Ownership of Directors and Executive Officers (page 87)

As of October 13, 2022, the directors and executive officers of Archaea beneficially owned in the aggregate approximately 35,076,939 shares, or approximately 28.4% of the outstanding shares, of Archaea common stock.

Voting Agreement (page 85)

In connection with the execution of the Merger Agreement, Shalennial Fund I, L.P., Daniel J. Rice, IV, Daniel J. Rice IV 2018 Irrevocable Trust, Stork Partners, LLC, Rothwell-Gornt LLC, Struan & Company, LLC, Richard Walton, Green Eyed Devil LLC, Brian McCarthy and McCarthy Biogas Holdings LLC (collectively, the “Principal Stockholders”) entered into a voting and support agreement with Parent (the “Voting Agreement”).

Subject to the Voting Agreement’s terms, the Principal Stockholders agreed to, among other things, (i) vote the shares of Archaea common stock beneficially owned by them in favor of the adoption of the Merger Agreement, (ii) subject to certain exceptions, not transfer any shares of Archaea common stock prior to the termination of the Voting Agreement, (iii) not to take any action that the Company would be prohibited from taking under the no-shop provisions of the Merger Agreement and (iv) not to exercise or assert any appraisal rights under Section 262 of the DGCL and not to commence or voluntarily participate in any fiduciary duty claims or any federal securities law claims, against Parent, the Company or any of their respective subsidiaries.

The Voting Agreement will terminate as of the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the delivery of written notice of termination by the Principal Stockholder to Parent following an Adverse Amendment (as defined below) made without the consent of such Principal Stockholder, (iv) a Company Board Recommendation Change (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Archaea Board Recommendation Change”) made in compliance with Section 5.3 of the Merger Agreement and (v) the mutual written agreement of the Principal Stockholder and Parent to terminate the Voting Agreement. “Adverse Amendment” means an amendment, waiver or modification to the Merger Agreement in the form as it exists as of the time of the execution of the Merger Agreement that (a) decreases the amount or changes the form of consideration to be paid to the holders of Archaea common stock in the Merger or (b) is otherwise materially adverse to Archaea stockholders. As of the close of business on the record date, the Principal Stockholders in the aggregate beneficially owned approximately 27% of the outstanding shares of common stock entitled to vote at the Special Meeting. A copy of the Voting Agreement is included as Annex C to this proxy statement.

Conditions of the Merger (page 80)

The obligations of Archaea, Opco, Parent, Merger Sub and Opco Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•        the adoption of the Merger Agreement by the Company’s stockholders;

•        the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any timing agreement between a party to the Merger Agreement and a governmental authority not to consummate the Merger (see the section of this proxy statement titled “The Merger — Regulatory Approvals Required for the Merger”);

•        the receipt of Federal Energy Regulatory Commission (“FERC”) authorization pursuant to Section 203 of the Federal Power Act, as amended (the “FPA”), and the lapse or waiver of the prior notice period by FERC with respect to Schedule 2 of the of the PJM Interconnection, L.L.C. Open Access Transmission Tariff (the PJM Tariff”); and

•        the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger (each, a “Legal Restraint”).

Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:

•        subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

•        the other party not being in material breach of the covenants and obligations of the Merger Agreement required to be performed and complied by such party at or prior to the closing;

•        receipt of a customary closing certificate signed on behalf of the respective party by an executive officer of such party certifying certain conditions have been satisfied; and

•        in the case of the Parent Entities’ obligations, the absence of a Company Material Adverse Effect (which term is described in the section of this proxy statement titled “The Merger Agreement — Representations and Warranties”).

The Merger Agreement does not contain any financing-related closing condition.

Before the closing, each of the Company Entities and the Parent Entities may waive any of the conditions to its obligation to consummate the Merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Approvals Required for the Merger (page 60)

The consummation of the Merger is subject to review under the HSR Act. As described above in the section titled “— Conditions of the Merger,” the obligations of Parent and the Company to consummate the Merger are subject to the waiting period applicable to the Merger under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be completed until notifications have been filed and certain information has been furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) and the specified waiting period has expired or has been terminated. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the DOJ and the FTC on October 28, 2022. Both before and after the expiration of the applicable waiting period, the FTC and the DOJ retain the authority to challenge the Merger on antitrust grounds.

The consummation of the Merger is also conditioned on the following: (i) receipt of authorization from FERC pursuant to Section 203 of the FPA of the Merger and (ii) the prior notice period set forth in Schedule 2 of the PJM Tariff, relating to reactive supply and voltage control rate schedules, shall have lapsed or been waived by FERC. The application for the FERC authorization was filed on October 31, 2022, and Company affiliate INGENCO Wholesale Power, LLC (the only Company affiliate with a reactive supply and voltage control rate schedule) made its Schedule 2 filing on the same date.

No-Shop; Archaea Board Recommendation Change (page 71)

The Merger Agreement generally restricts the Company’s ability to:

•        solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Archaea Board Recommendation Change”);

•        furnish to any person (other than any Parent Entity or any designees of any Parent Entity) any non-public information relating to the Company or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel of the Company or any of its subsidiaries, in each case, with the intent to induce the making, submission or announcement of, or to knowingly encourage or facilitate or assist an Acquisition Proposal or any inquiry, any proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•        participate or engage in discussions or negotiations with any person or its representatives with respect to an Acquisition Proposal by such person (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal by such person), in each case, other than informing such persons of the existence of these restrictions;

•        approve, endorse or recommend an Acquisition Proposal; or

•        enter into any Alternative Acquisition Agreement (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Archaea Board Recommendation Change”).

If, prior to the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Archaea stockholder approval, the Archaea Board receives a bona fide unsolicited, written Acquisition Proposal that did not result from a breach, in any material respect, of the Company’s no-shop obligations, that the Archaea Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Archaea Board Recommendation Change”) or could reasonably be expected to lead to a Superior Proposal and that the failure to take such action would reasonably likely be inconsistent with the Archaea Board’s fiduciary duties under applicable law, the Company is entitled to participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries and afford access to the business, properties, assets, books, records, personnel or joint venture partners of the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement to, the person making such Acquisition Proposal.

The Archaea Board generally is not permitted under the Merger Agreement to change its recommendation to the Company’s stockholders to adopt the Merger Agreement. However, prior to the adoption of the Merger Agreement by Archaea stockholders, the Archaea Board is permitted to make a Company Board Recommendation Change (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Archaea Board Recommendation Change”) in response to an Intervening Event (as defined below in the section of this proxy statement titled “The Merger Agreement — No-Shop; Archaea Board Recommendation Change”) or to accept a Superior Proposal if, in either case, the Archaea Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. Any such Company Board Recommendation Change is subject to the procedures set forth in the Merger Agreement, including that the Company negotiates in good faith with Parent and its representatives, if requested by Parent, for four business days (or three business days following an amended Acquisition Proposal) to make amendments to the terms and conditions of the Merger Agreement and related documents so that, as applicable, the Archaea Board’s fiduciary duties no longer require it to make a Company Board Recommendation Change in response to the Intervening Event or the Acquisition Proposal no longer constitutes a Superior Proposal.

Termination (page 81)

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•        by mutual written agreement of Parent and the Company;

•        by either Parent or the Company if:

•        if any Legal Restraint has become final or non-appealable;

•        the Effective Time has not occurred by 11:59 p.m., New York City time, on July 16, 2023, subject to an extension to October 16, 2023 under certain circumstances for the purpose of obtaining certain regulatory approvals (such date and time as it may be extended, the “Termination Date”); or

•        if the holders of a majority of the outstanding shares of Archaea common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting;

•        by Parent if:

•        any Company Entity breaches or fails to perform any of its respective representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach is not capable of being cured or has not been cured by such Company Entity on or before the earlier of (i) the Termination Date and (ii) the date that is 45 days following Parent’s delivery of written notice to such Company Entity of such breach; or

•        the Archaea Board has effected a Company Board Recommendation Change; and

•        by the Company if:

•        any Parent Entity breaches or fails to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach is not capable of being cured or has not been cured by such Parent Entity on or before the earlier of (i) the Termination Date and (ii) the date that is 45 days following the Company’s delivery of written notice to such Parent Entity of such breach or failure to perform; or

•        prior to the adoption of the Merger Agreement by Archaea stockholders, in order to concurrently enter into a binding written definitive Alternative Acquisition Agreement with respect to a Superior Proposal, if the Company has not complied in all material respects with its obligations under the no-shop provisions in the Merger Agreement with respect to such Superior Proposal and prior to or concurrently with such termination, Archaea pays Parent a termination fee of $114.5 million.

Termination Fees (page 83)

The Company will be required to pay Parent a termination fee of $114.5 million if the Merger Agreement is validly terminated under certain circumstances. Parent will be required to pay the Company a termination fee of $327.2 million (the “Parent Termination Fee”) if the Merger Agreement is validly terminated under certain circumstances.

Appraisal Rights (page 89)

Pursuant to Section 262 of the DGCL, Archaea stockholders who continuously hold shares of Archaea common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and do not withdraw their demands, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of Archaea common stock in connection with the Merger under Section 262 of the DGCL. The “fair value” of shares of Archaea common stock as determined by the Delaware Court of Chancery could be greater than, the same as or less than the Merger Consideration that stockholders would otherwise be entitled to receive under the terms of the Merger Agreement if they did not seek appraisal of their shares of Archaea common stock.

The right to seek appraisal will be lost if an Archaea stockholder votes “FOR” the proposal to adopt the Merger Agreement. However, abstaining or voting against adoption of the Merger Agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, Archaea stockholders who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal (or by electronic transmission directed to an information processing system, if any, expressly designated for that purpose in the notice of appraisal) to the Company prior to the taking of the vote on the approval of the Merger Agreement at the Special Meeting, must continuously own shares of Archaea common stock from the date of making the demand through the Effective Time and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Archaea common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights if such beneficial owner (i) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (ii) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provides an address at which such beneficial owner consents to receive notices given by the Company and the office of Register in Chancery. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all stockholders who have perfected their appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Archaea common stock or (b) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. In view of the complexity of Section 262 of the DGCL, Archaea stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.

Accounting Treatment (page 57)

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Considerations (page 57)

The receipt of cash by a holder of Class A common stock who is a U.S. holder (as defined in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”) in exchange for shares of Class A common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder, you will recognize gain or loss equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any applicable withholding taxes) and your adjusted tax basis in the shares exchanged for cash pursuant to the Merger. If you are a holder of Class A common stock who is a non-U.S. holder (as defined below in the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations”), you will generally not be subject to U.S. federal income tax as a result of the Merger unless you have certain connections to the United States or the Company is, or was during the relevant period, a “United States real property holding corporation” for U.S. federal income tax purposes. Further, the Merger may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we urge you to consult your own tax advisor to determine the particular tax effects to you.

You are urged to read the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations” for a more complete discussion of certain material U.S. federal income tax considerations applicable to holders of Class A common stock who receive cash in exchange for shares of Class A common stock pursuant to the Merger.

Additional Information (page 96)

You can find more information about Archaea in the periodic reports and other information we file with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information we file electronically at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”

If you have any questions concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement, or need help submitting a proxy to have your shares of Archaea common stock voted, please contact Archaea’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 769-4414
Banks and Brokers may call collect: (212) 269-5550
Email: LFG@dfking.com

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a holder of Archaea common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Why am I receiving this proxy statement?

On October 16, 2022, the Company and its subsidiary, Opco, entered into the Merger Agreement with Parent, Merger Sub and Opco Merger Sub. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, and Opco Merger Sub will merge with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Archaea Board in favor of the proposal to adopt the Merger Agreement and the Adjournment Proposal.

As a holder of Archaea common stock, what will I receive in the Merger?

Each share of Class A common stock that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Class A common stock that are held by the Company as treasury stock or owned by Parent, Merger Sub, Opco Merger Sub or any other subsidiaries thereof, or any shares of Class A common stock as to which appraisal rights have been properly exercised in accordance with Delaware law) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.

Each share of Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and extinguished without any conversion thereof or consideration paid therefor. Each holder of Class B common stock also holds an equivalent number of Opco Units. Each Opco Unit held by a holder other than the Company or any of its subsidiaries that is issued and outstanding as of immediately prior to the Opco Merger Effective Time will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to the Merger Consideration, less any applicable withholding taxes. The Merger Consideration represents the aggregate consideration payable in respect of an Opco Unit and its corresponding share of Class B common stock.

The exchange of shares of Class A common stock and Opco Units for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. See the section of this proxy statement titled “The Merger — Material U.S. Federal Income Tax Considerations” for a more detailed description of the U.S. federal income tax consequences of the Merger. You are urged to consult your tax advisor for a full understanding of how the Merger will affect you for federal, state, local and/or non-U.S. tax purposes.

How does the Merger Consideration compare to the recent trading price of the Class A common stock?

The Merger Consideration of $26.00 per share represents a premium of approximately 54% over the Class A common stock’s closing share price on October 14, 2022, the last full trading day prior to the transaction announcement. On November 1, 2022, the most recent practicable date before the filing of this proxy statement, the closing price of the Class A common stock was $25.74 per share.

What is the consideration payable in respect of the Class B common stock and Opco Units?

Archaea has an “up-C” structure, whereby the Company’s only assets are its equity interests in Opco. The Class B common stock represents a non-economic interest in the Company, and each holder of shares of Class B common stock holds an equivalent number of Opco Units, which represent such holder’s direct economic interest in Opco. As such, (i) in the Merger, each share of Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and extinguished without any conversion thereof or consideration paid therefor, and (ii) in the Opco Merger, each Opco Unit held by a holder other than the Company or any of its subsidiaries that is issued and outstanding as of immediately prior to the Opco Merger Effective Time will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to the Merger Consideration, less any applicable withholding taxes. The Merger Consideration represents the aggregate consideration payable in respect of an Opco Unit and its corresponding share of Class B common stock.

What will happen to outstanding Company equity awards in the Merger?

Each Vested RSU, Vested PSU, Director RSU, Deemed Vested RSU and Deemed Vested PSU will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Class A common stock subject to such Vested RSU, Vested PSU, Director RSU, Deemed Vested RSU and Deemed Vested PSU, respectively, as of immediately prior to the Effective Time (with performance vesting conditions for Deemed Vested PSUs being deemed achieved at maximum levels of performance) and (ii) $26.00.

Each Unvested RSU and Unvested PSU will, at the Effective Time, be canceled and converted into a Deferred Cash RSU Award or Deferred Cash PSU Award, respectively. Each Deferred Cash RSU Award or Deferred Cash PSU Award will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable on the earlier of (a) the same time as the Unvested RSU or Unvested PSU for which the Deferred Cash RSU Award or Deferred Cash PSU Award, respectively, was exchanged would have vested and been payable pursuant to its service-based vesting schedule and (b) the first anniversary of the closing date, in each case, subject to full accelerated vesting upon a termination of employment by the Company without “cause” or a resignation for “good reason.”

What will happen to the Warrants?

Each of the Warrants will be redeemed for cash immediately following the Opco Merger Effective Time in accordance with the terms of the Warrant Agreement and the Warrant Agreement Amendment, which provides that immediately following the Opco Merger Effective Time, each Warrant that is issued and outstanding immediately prior to the Effective Time will be automatically redeemed for the right to receive an amount, in cash, equal to (i) the Merger Consideration minus (ii) the Warrant Price (as defined in the Warrant Agreement and which is currently $11.50) as reduced pursuant to the calculation provided in Section 4.4 of the Warrant Agreement, without interest.

When and where is the Special Meeting?

The special meeting will be held virtually on [            ], [            ], 2022, at [            ], Central time. Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/LFG2022SM and by using the 16-digit control number included in their proxy materials. We are conducting the Special Meeting solely online so our stockholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to the Special Meeting for all of our stockholders and reduces the carbon footprint of our activities. We have worked to offer the same rights and opportunities to participate as would be provided at an in-person meeting, while providing an online experience available to all stockholders regardless of their location.

Instructions on how to attend and participate in the Special Meeting virtually are posted at www.virtualshareholdermeeting.com/LFG2022SM. You should ensure that you have a strong Internet connection and allow plenty of time to log-in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the Special Meeting. Technical support phone numbers will be available on the virtual only meeting platform at www.virtualshareholdermeeting.com/LFG2022SM.

Who is entitled to vote at the Special Meeting?

Only holders of record of common stock as of the close of business on [            ], 2022, the record date for the Special Meeting, are entitled to vote the shares of common stock they held as of the record date at the Special Meeting. As of the close of business on the record date, there were [            ] shares of common stock issued and outstanding and entitled to vote. On each of the proposals presented at the Special Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the record date.

May I attend the Special Meeting and vote at the Special Meeting?

Yes. If you are an Archaea stockholder of record, you may attend the Special Meeting virtually via the Internet at the virtual meeting website on [            ], 2022, and complete a virtual ballot, whether or not you sign and return your proxy card. If you are an Archaea stockholder of record, you will need your assigned control number to vote shares electronically at the Special Meeting. The control number can be found on the proxy card.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

What proposals will be considered at the Special Meeting?

At the Special Meeting, holders of Archaea common stock will be asked to consider and vote on the following proposals:

•        a proposal to adopt the Merger Agreement (the “Merger Proposal”); and

•        a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Pursuant to Archaea’s bylaws, the only business that will be transacted at the Special Meeting are the above two proposals, as stated in the accompanying notice of the Special Meeting.

I understand that a quorum is required in order to conduct business at the Special Meeting. What constitutes a quorum for purposes of the Special Meeting?

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date or time.

What vote of Archaea stockholders is required to approve each of the proposals?

The approval of the Merger Proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Adjournment Proposal shall be determined by the majority of votes cast by the holders of common stock present, in person or represented by proxy, at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have no effect on the outcome of the Adjournment Proposal.

What is a “broker non-vote”?

If a beneficial owner of shares of common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds the owner’s shares with specific voting instructions, then, under applicable rules, the organization that holds the owner’s shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of relevant shares. Archaea does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of common stock will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Adjournment Proposal.

How does the Archaea Board recommend that I vote?

The Archaea Board recommends a vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. For a discussion of the factors that the Archaea Board considered in determining to recommend that Archaea stockholders adopt the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Archaea Board.” In addition, in considering the recommendation of the Archaea Board with respect to the Merger Agreement, you should be aware that certain of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. See the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

What happens if I sell my shares of common stock before the Special Meeting?

The record date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of common stock after the record date, but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting. However, the right to receive the Merger Consideration will pass to the person to whom you transferred your shares of Class A common stock or Opco Units (and corresponding shares of Class B common stock). In order to receive the Merger Consideration in connection with the Merger, you must hold your shares of Class A common stock or Opco Units (and corresponding shares of Class B common stock) through the Effective Time or Opco Merger Effective Time, respectively.

What is a proxy?

A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

How do I cast my vote if I am a stockholder of record?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by the Company.

If you are a stockholder of record as of the record date, you may vote by submitting your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may also vote your shares by ballot via the Internet during the Special Meeting. Even if you plan to attend the Special Meeting, you are encouraged to submit your vote by proxy as early as possible to ensure that your shares will be represented. For more detailed instructions on how to vote using one of these methods, see the section of this proxy statement titled “The Special Meeting — Voting Procedures.”

If you are a holder of record of shares of common stock and you submit a proxy card but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the Merger Proposal and, if necessary or appropriate, the Adjournment Proposal.

How do I cast my vote if my shares of common stock are held in “street name” by my bank, broker or other nominee?

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.

If you are a beneficial owner of shares of common stock held in “street name,” you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Adjournment Proposal.

What will happen if I abstain from voting or fail to vote on any of the proposals?

If you abstain from voting, fail to cast your vote via the Internet during the Special Meeting or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Assuming a quorum is present at the Special Meeting, abstentions, failures to vote and failures to give voting instructions to your broker will have no effect on the outcome of the Adjournment Proposal.

Can I change my vote after I have delivered my proxy or my voting instructions?

Yes. If you are a stockholder with shares of common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:

•        filing with our Corporate Secretary a written notice of revocation bearing a later date than the proxy;

•        properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under “The Special Meeting — Voting Procedures”;

•        duly completing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary; or

•        attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Archaea Energy Inc., 4444 Westheimer Road, Suite G450, Houston, Texas 77027, Attention: Corporate Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting.

If you are a beneficial owner of shares of common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of common stock. If you are a holder of common stock of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please submit your proxy and/or voting instructions for each set of materials that you receive to ensure that all your shares of common stock are voted.

Where can I find the voting results of the Special Meeting?

If available, we may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Archaea files with the SEC are publicly available when filed. For more information, see the section of this proxy statement titled “Where You Can Find Additional Information.”

Am I entitled to rights of appraisal under the DGCL?

If the Merger is completed, holders of Archaea common stock who continuously hold shares of Archaea common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares and do not withdraw their demands, and who otherwise comply with the applicable requirements of Section 262 of the DGCL, will be entitled to seek appraisal of their shares of common stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Archaea common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Class A common stock or Opco Units (and corresponding share of Class B common stock), exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of Archaea common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. See the section of this proxy statement titled “Appraisal Rights.”

When is the Merger expected to be completed?

We are working toward completing the Merger as promptly as possible, and the parties to the Merger Agreement are targeting completing the Merger by the end of 2022. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, some of which are outside of our control.

What effect will the Merger have on Archaea?

If the Merger is consummated, Merger Sub will be merged with and into Archaea, the separate corporate existence of Merger Sub will thereupon cease, and Archaea will continue to exist following the Merger as a wholly owned subsidiary of Parent. Following completion of the Merger, shares of Class A common stock will be delisted from the NYSE, and the registration of shares of Class A common stock under the Exchange Act will be terminated.

What happens if the Merger is not completed?

If the Merger Proposal is not approved by our stockholders, or if the Merger is not completed for any other reason, the holders of Archaea common stock will not receive any payment for their shares of Archaea common stock or Opco Units in connection with the Merger. Instead, the Company would remain an independent public company and stockholders would continue to own their shares of Archaea common stock and Opco Units. The Class A common stock would continue to be registered under the Exchange Act and listed and traded on the NYSE. Under certain circumstances, if the Merger is not completed, Archaea may be obligated to pay to Parent a termination fee. For more information, see the section of this proxy statement titled “The Merger Agreement — Termination Fees and Expenses.”

What is householding and how does it affect me?

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. If your shares are held in “street name,” you will receive your voting instruction form from your bank, broker or other nominee and you will return your voting instruction form to your bank, broker or other nominee. You should vote on and sign each proxy card or voting instruction form you receive as discussed above. To request that only one copy of any of these materials be mailed to your household, please contact your bank, broker or other nominee.

Who can help answer my questions?

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Archaea’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 769-4414
Banks and Brokers may call collect: (212) 269-5550
Email: LFG@dfking.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and any documents to which Archaea refers to in this proxy statement, may contain “forward-looking statements,” which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the Merger and the anticipated benefits thereof. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to:

•        the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Class A common stock;

•        the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals (or the imposition of any conditions, limitations or restrictions on such approvals);

•        the failure to obtain stockholder approval of the Merger;

•        the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee of $114.5 million;

•        the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally;

•        risks that the Merger disrupts the Company’s current plans and operations;

•        the Company’s ability to retain and hire key personnel, and maintain relationships with key business partners, customers and others with whom it does business, in light of the Merger;

•        risks related to diverting management’s attention from the Company’s ongoing business operations;

•        unexpected costs, charges or expenses resulting from the Merger;

•        potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•        continued availability of capital and financing and rating agency actions;

•        certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•        unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•        the impact of adverse general and industry-specific economic and market conditions.

Other factors that may cause actual results to differ materially include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. See the section of this proxy statement titled “Where You Can Find Additional Information.” These forward-looking statements reflect Archaea’s expectations as of the date of this proxy statement. Archaea undertakes no obligation to update the information provided herein. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of Archaea common stock as part of the solicitation of proxies on behalf of the Archaea Board for use at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on [    ], [      ], 2022, at [          ], Central time. Archaea will hold the Special Meeting virtually via the Internet at the virtual meeting website, www.virtualshareholdermeeting.com/LFG2022SM. You will not be able to attend the Special Meeting physically in person. We continue to use the virtual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders.

Purpose of the Special Meeting

At the Special Meeting, holders of common stock will be asked to consider and vote on the following proposals:

•        a proposal to adopt the Merger Agreement, which is attached as Annex A to this proxy statement; and

•        a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Recommendation of the Archaea Board

After careful consideration, the Archaea Board unanimously: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Transactions upon the terms and subject to the conditions set forth therein and in the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (ii) approved the execution and delivery of the Merger Agreement by the Company Entities, the performance by the Company Entities of their covenants and other obligations thereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth therein and in the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (iii) determined that the Voting Agreement and the Warrant Agreement Amendment are advisable and in the best interests of the Company and its stockholders and approved the Voting Agreement and the Warrant Agreement Amendment so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar laws are not applicable to the Merger Agreement; (iv) approved the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (v) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (vi) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at the Special Meeting. Accordingly, the Board recommends that stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.

For a discussion of the material factors that the Board considered in determining to recommend the adoption of the Merger Agreement, see the section of this proxy statement titled “The Merger — Reasons for the Merger; Recommendation of the Archaea Board.”

Record Date and Stockholders Entitled to Vote

Only holders of common stock of record as of the close of business on [    ], 2022, the record date for the Special Meeting, are entitled to receive notice of and to vote the shares of common stock they held on the record date at the Special Meeting. As of the close of business on the record date, [      ] shares of common stock (consisting of [      ] shares of Class A common stock and [      ] shares of Class B common stock) were issued and outstanding and entitled to be voted at the Special Meeting. On each of the proposals presented at the Special Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the record date. The adoption of the Merger Agreement by the holders of common stock requires the affirmative vote

(in person or by proxy) of stockholders holding a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote thereon as of the close of business on the record date, voting together as a single class, at the Special Meeting.

A list of stockholders entitled to vote at the Special Meeting will be available for examination during ordinary business hours by any stockholder for any purpose germane to the Special Meeting beginning 10 days prior to the Special Meeting and ending on the date of the Special Meeting at our principal executive offices located at 4444 Westheimer Road, Suite G450, Houston, Texas 77027. Such list will also be available at the virtual meeting website, www.virtualshareholdermeeting.com/LFG2022SM, during the Special Meeting.

Quorum

The presence, in person or by proxy, at the Special Meeting of at least a majority of all outstanding shares of common stock entitled to vote at the Special Meeting, or [      ] shares of common stock, is necessary to constitute a quorum for the transaction of business. If a quorum shall fail to attend the Special Meeting, the Special Meeting may be adjourned to another time and/or place by the chairman of the meeting or by a majority of votes cast by the holders of common stock present, in person or represented by proxy, at the Special Meeting in favor of the Adjournment Proposal. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.

If a beneficial owner of shares of common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds his, her or its shares with specific voting instructions, then, under applicable rules, the organization that holds such shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. Archaea does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide them with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee as to how to vote your shares of common stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If a quorum is not present, the only business that can be transacted at the Special Meeting is the adjournment or postponement of the meeting to another date, time and/or place.

Vote Required

Approval of the Merger Proposal

The approval of the Merger Proposal requires the affirmative vote (in person or by proxy) of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date, voting together as a single class, at the Special Meeting. Accordingly, shares of common stock deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Merger Agreement, stockholder approval of the Merger Proposal is a condition to the consummation of the Merger.

Approval of the Adjournment Proposal

The approval of the Adjournment Proposal shall be determined by the majority of votes cast by the holders of common stock present, in person or represented by proxy, at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have no effect on the outcome of the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. The Company does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

Tabulation of Votes; Results

The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the Special Meeting.

Voting Procedures

Whether or not you plan to attend the Special Meeting virtually and regardless of the number of shares of common stock you own, your careful consideration of, and vote on, the Merger Proposal is important and we encourage you to vote promptly.

To ensure that your shares of common stock are voted at the Special Meeting, we recommend that you promptly submit your proxy, even if you plan to attend the Special Meeting virtually, using one of the following three methods:

•        Vote via the Internet.    Follow the instructions for Internet voting shown on the proxy card mailed to you.

•        Vote by Telephone.    Follow the instructions for telephone voting shown on the proxy card mailed to you.

•        Vote by Proxy Card.    Complete, sign, date and return the enclosed proxy card by mail in the prepaid reply envelope.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares of common stock for the matters to be brought before the Special Meeting as described in this proxy statement and confirm that your proxy has been properly recorded.

Votes submitted by telephone or via the Internet for the matters to be brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m., Eastern time, [    ], 2022.

If you submit your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of common stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the Special Meeting, the persons named as proxies will vote your shares in favor of the Merger Proposal and the Adjournment Proposal.

If you are a beneficial owner of shares of common stock held in “street name” by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares.

Revocation of Proxies

If you are a stockholder with shares of Archaea common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:

•        filing with our Corporate Secretary a written notice of revocation bearing a later date than the proxy;

•        properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities described under “— Voting Procedures”;

•        duly completing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary; or

•        attending the Special Meeting online and voting electronically during the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our offices at Archaea Energy Inc., 4444 Westheimer Road, Suite G450, Houston, Texas 77027, Attention: Corporate Secretary, before the taking of the vote at the Special Meeting. If you want to revoke your proxy by sending to the Company a new proxy card or an instrument revoking the proxy, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting. If you are a beneficial owner of shares of common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares electronically at the Special Meeting.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Voting in Person

The Special Meeting will be held virtually. There will be no physical location for stockholders to attend. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/LFG2022SM and using the 16-digit control number included in your proxy materials.

•        Stockholders of record:    If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy card previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/LFG2022SM.

•        Stockholders holding shares in “street” name:    If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your broker, bank, trustee or other nominee reflecting the number of shares of common stock you held as of the record date, your name and email address. If you hold shares of common stock in “street name,” you must obtain the appropriate documents from your broker, bank, trustee or other nominee, giving you the right to vote your shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting virtually are posted at www.virtualshareholdermeeting.com/LFG2022SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log-in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/LFG2022SM.

Please note that even if you plan to attend the Special Meeting, we recommend that you vote by Internet, telephone or by mail, using the enclosed proxy card in advance, to ensure that your shares will be represented at the Special Meeting.

Solicitation of Proxies

Archaea, on behalf of the Archaea Board, is soliciting proxies for the Special Meeting from its stockholders. This proxy solicitation is being made by mail, but also may be made by telephone, in person and/or by electronic means. The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement and the related proxy materials. In addition to soliciting proxies by mail, telephone, in person and/or by electronic means, we may request banks, brokers and other nominees to solicit their customers who have common stock registered in their names and will, upon request, reimburse any such banks, brokers and other nominees for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally, by telephone or by electronic means, without additional compensation. In addition, the Company has retained D.F. King & Co., Inc. to solicit stockholder proxies at a total cost to the Company of approximately $17,500 plus reasonable expenses. We have also agreed to indemnify D.F. King & Co, Inc. against certain losses, damages and expenses.

Adjournments

The Special Meeting may be adjourned from time to time to another time and/or place under our bylaws by the chairman of the meeting or by a majority of votes cast by the holders of common stock present, in person or represented by proxy, at the Special Meeting in favor of the Adjournment Proposal. Under our bylaws, notice need not be given of any such adjournment of less than 30 days if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned special meeting, the Company and its stockholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting (including the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting) will be given to each stockholder of record entitled to receive notice of and/or to vote at such meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the later-convened meeting.

The Adjournment Proposal set forth in this proxy statement relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the Merger Agreement. Archaea retains full authority to the extent set forth in its bylaws and Delaware law to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the consent of any Archaea stockholder.

Voting by Company Directors and Executive Officers

As of the record date for the Special Meeting, the directors and executive officers of Archaea beneficially owned in the aggregate approximately [        ] shares of Archaea common stock, or approximately [    ]% of the outstanding shares of Archaea common stock. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their respective shares of Archaea common stock “FOR” the adoption of the Merger Agreement and “FOR” the Adjournment Proposal.

Certain of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders generally. For more information, see the section of this proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Voting Agreement

In connection with the execution of the Merger Agreement, the Principal Stockholders have entered into the Voting Agreement with Parent. Subject to its terms, the Voting Agreement obligates each Principal Stockholder to, among other things, vote the shares of common stock beneficially owned by such Principal Stockholder in favor of the adoption of the Merger Agreement and, subject to certain exceptions, not transfer any shares of common stock prior to the termination of the Voting Agreement. The Voting Agreement will terminate, with respect to any Principal Stockholder, upon the earliest to occur of: (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the delivery of written notice of termination by the Principal Stockholder to Parent following an Adverse Amendment made without the consent of such Principal Stockholder, (iv) a Company Board Recommendation Change made in compliance with Section 5.3 of the Merger Agreement and (v) the mutual written agreement of the Principal Stockholder and Parent to terminate the Voting Agreement.

As of the close of business on the record date, the Principal Stockholders in the aggregate beneficially owned approximately 27% of the outstanding shares of common stock entitled to vote at the Special Meeting.

See the section of this proxy statement titled “Voting Agreement” for further information.

Assistance; Proxy Solicitor

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Archaea’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 769-4414
Banks and Brokers may call collect: (212) 269-5550
Email: LFG@dfking.com

PROPOSAL 1: MERGER PROPOSAL

As discussed elsewhere in this proxy statement, at the Special Meeting, holders of Archaea common stock will consider and vote on a proposal to adopt the Merger Agreement. The Merger cannot be completed without the adoption of the Merger Agreement by the requisite vote of Archaea stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Archaea common stock as of the close of business on the record date. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal.

The Archaea Board recommends a vote “FOR” the approval of the Merger Proposal.

PROPOSAL 2: ADJOURNMENT PROPOSAL

We are asking that you approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Archaea is asking stockholders to authorize the holder of any proxy solicited by the Archaea Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, as determined by the Company, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.

The approval of the Adjournment Proposal shall be determined by the majority of votes cast by the holders of common stock present, in person or represented by proxy, at the Special Meeting. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have no effect on the outcome of the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Archaea does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting.

The Archaea Board recommends a vote “FOR” the approval of the Adjournment Proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Archaea Energy Inc.
4444 Westheimer Road, Suite G450
Houston, Texas 77027
(346) 708-8272

Archaea, a Delaware corporation (formerly named Rice Acquisition Corp.), is one of the largest RNG producers in the United States, with an industry-leading RNG platform primarily focused on capturing and converting waste emissions from landfills and livestock farms into low-carbon RNG and electricity. As of September 30, 2022, Archaea owns, through wholly-owned entities or joint ventures, a diversified portfolio of LFG recovery and processing facilities across 20 states, including facilities that produce pipeline-quality RNG and LFG to renewable electricity production facilities.

Archaea develops, designs, constructs and operates RNG facilities. Archaea, through wholly-owned entities or joint ventures, has entered into long-term agreements with biogas site hosts which grant the rights to utilize gas produced at their sites and to construct and operate facilities on their sites to produce RNG and renewable electricity.

Shares of our Class A common stock are listed on the NYSE under the symbol “LFG.” Our Internet address is https://www.archaeaenergy.com. Information on Archaea’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Archaea is contained in our public filings. See the section of this proxy statement titled “Where You Can Find Additional Information.”

LFG Acquisition Holdings LLC
4444 Westheimer Road, Suite G450
Houston, Texas 77027
(346) 708-8272

Opco is a direct subsidiary of Archaea, which is a holding company and has no material assets other than its equity interests in Opco.

BP Products North America Inc.
30 South Wacker Dr., Suite 900
Chicago, Illinois 60606
Attn: GOA Legal Notices
(832) 619-4894

Parent, a Maryland corporation, is primarily engaged in transportation, refining, manufacturing, marketing and distribution of hydrocarbons and hydrocarbon-related products.

Condor RTM Inc.
501 Westlake Park Blvd.
Houston, Texas 77079
(281) 366-2000

Merger Sub was formed on September 30, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Condor RTM LLC
30 South Wacker Dr., Suite 900
Chicago, Illinois 60606
(281) 366-2000

Opco Merger Sub was formed on September 30, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

General Description of the Merger

The Company, Opco, Parent, Merger Sub and Opco Merger Sub entered into the Merger Agreement on October 16, 2022. A copy of the Merger Agreement is included as Annex A to this proxy statement. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, and at the Opco Merger Effective Time, Opco Merger Sub will merge with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent.

At the Effective Time, and without any action by any Archaea stockholder, each share of Class A common stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or any Dissenting Company Shares) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.

Also, at the Effective Time, and without any action by any Archaea stockholder, each share of Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and extinguished without any conversion thereof or consideration paid therefor. Each holder of Class B common stock also holds an equivalent number of Opco Units.

Also, at the Effective Time, and without any action by any Archaea stockholder, (i) each share of common stock of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and (ii) each share of Archaea common stock that is (a) held by the Company as treasury stock or (b) owned by the Parent Entities or any of their subsidiaries, in each case as of immediately prior to the effective time, will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor.

At the Opco Merger Effective Time, and without any action by any holder of Opco Units, each Opco Unit held by a holder other than the Company or any of its subsidiaries issued and outstanding as of immediately prior to the Opco Merger Effective Time will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to the Merger Consideration, less any applicable withholding taxes.

Also, at the Opco Merger Effective Time, and without any action by any holder of Opco Units, (i) each Opco Unit held by the Company or any of its subsidiaries immediately prior to the Opco Merger Effective Time shall become an equivalent number of limited liability company interests of the Surviving Opco held by the Surviving Corporation and (ii) all limited liability company interests of Opco Merger Sub will be automatically canceled, extinguished and converted into limited liability company interests of the Surviving Opco, such that the aggregate number of limited liability company interests of the Surviving Opco to be held by Parent immediately following the Opco Merger Effective Time will represent the same percentage of the outstanding limited liability company interests of the Surviving Opco immediately following the Opco Merger Effective Time as the percentage of Opco Units held by the Specified Opco Holders immediately prior to the Opco Merger Effective Time. As a result, immediately following the Opco Merger Effective Time, based on the number of Opco Units issued and outstanding as of the date of this proxy statement, approximately [            ]% of the limited liability company interests in the Surviving Opco will be held directly by Parent, and approximately [            ]% of the limited liability company interests in the Surviving Opco will be held directly by the Company (and accordingly indirectly by Parent).

Immediately following the Opco Merger Effective Time, each of the Warrants will be redeemed for cash in accordance with the terms of the Warrant Agreement and the Warrant Agreement Amendment, which provides that immediately following the Opco Merger Effective Time, each Warrant that is issued and outstanding immediately prior to the Effective Time will be automatically redeemed for the right to receive an amount, in cash, equal to (i) the Merger Consideration minus (ii) the Warrant Price (as defined in the Warrant Agreement and which is currently $11.50) as reduced pursuant to the calculation provided in Section 4.4 of the Warrant Agreement, without interest.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board, the Company’s management, the Company’s financial advisors or legal advisors, Parent or any other person.

The Board, together with the Company’s management and with the assistance of the Company’s advisors, regularly evaluates the Company’s historical performance, future growth prospects and strategic plan and considers (i) various financial and strategic opportunities available to the Company, including potential acquisitions, joint ventures, business combinations, financings and other similar transactions, and (ii) other ways to enhance stockholder value and the Company’s performance and prospects, taking into account various factors, including the business, competitive, regulatory, financing and economic environment and developments in the Company’s industry. As a result, since the completion of the Company’s business combination with Aria Energy LLC and Archaea Energy LLC in September 2021, representatives of the Company have from time to time engaged in discussions with representatives of other companies in, or interested in, the biogas industry, as well as financial sponsors regarding such financial and strategic opportunities available to the Company. In addition, Parent and the Company are party to the Mavrix LLC joint venture (the “Mavrix Joint Venture”), and, from time to time, Parent and the Company have met to discuss matters relating to the Mavrix Joint Venture.

On February 8, 2022, members of Company management met with representatives of Parent during an industry event, during which time the parties discussed the biogas industry generally and matters relating to the Mavrix Joint Venture.

On April 28, 2022, the Company announced that it had entered into a definitive agreement to purchase NextGen Power Holdings LLC (“INGENCO”) for $215 million in cash.

On May 5, 2022, the Company announced a joint venture (the “Lightning Joint Venture”) with Republic Services, Inc. (“Republic”) to develop RNG projects across the country. Pursuant to the terms of the definitive agreements governing the Lightning Joint Venture, the Company was required to contribute approximately $800 million to the joint venture over the course of five years.

On June 3, 2022, members of Company management and representatives of Parent had a call to discuss, among other things, the biogas industry generally, during which time Parent expressed an interest in expanding in the biogas industry and learning more about the Company’s business. Representatives of Parent expressed interest in a variety of potential transactions and projects with the Company. No financial or other material terms of any potential transaction with the Company were discussed on the call.

On June 16, 2022, during a meeting between members of Company management and representatives of Parent to discuss matters relating to the Mavrix Joint Venture, representatives of Parent again expressed an interest in the Company’s business beyond that joint venture, and, at the request of Parent, the Company discussed with representatives of Parent publicly available information relating to the Company’s broader business and financial results.

In addition, over the course of the summer of 2022 and after the announcement of the Lightning Joint Venture, a number of financial parties, including parties referred to herein as “Party A”, “Party B”, and “Party C”, met with members of Company management and Daniel J. Rice, IV, Chair of the Board, to discuss a variety of topics, including the biogas industry generally and the Company’s business. During the course of such discussions, these financial parties expressed an interest in the Company, including in potentially participating in a variety of potential transactions with the Company, ranging from (i) financing transactions to finance the INGENCO purchase, the Lightning Joint Venture capital contributions and other capital expenditures within the Company’s development plan to (ii) potential strategic transactions to allow such financial parties to meaningfully participate in the growing biogas industry. No financial or other material terms of a potential acquisition of the Company were discussed at any of these meetings.

On June 24, 2022, given the increasing interest from the various parties noted above in a wide range of transactions with the Company, the Board met with members of Company management and representatives of Kirkland & Ellis LLP (“Kirkland”), legal advisor to the Company, in attendance to discuss the interest of such parties, including whether any engagement with such parties in respect of strategic transactions was appropriate at the time in light of the Board’s fiduciary duties. During this meeting, the Board discussed the outreach from Party A, Party B, Party C and Parent. Representatives of Kirkland also provided the Board with a review of the Board’s fiduciary duties under Delaware law, including in the context of the interest expressed by third parties in exploring strategic alternatives with the Company and the Board’s potential consideration of strategic alternatives. Next, the Board discussed and considered the potential benefits and risks of conducting a targeted assessment to help the Board determine how best to maximize value for stockholders, including considerations such as the relative scarcity of RNG assets at the Company’s scale, which could drive further interest in the Company as part of a marketed process given the overall market dynamics. The Board also discussed and considered the risks to the Company and its business inherent in a potential market check, including demands on management’s time and attention and the risk of leaks. Taking into consideration the foregoing, the Board determined that an initial step of engaging with a financial advisor to assist the Board in considering the benefits and risks of a targeted market check was warranted, including to provide additional perspective for the Board and the Company’s management in ongoing interactions with the various parties expressing interest in engaging with the Company. At the end of the meeting, the Board authorized Company management and Mr. Rice to engage with potential financial advisors to meet with the Board.

Over the course of the next several days, Company management and Mr. Rice considered the engagement of several financial advisors to meet with the Board to discuss a potential market check process and determined to introduce representatives of BofA Securities to the Board following a meeting between representatives of BofA Securities and Company management where representatives of BofA Securities noted that significant time and attention would be dedicated to the potential engagement by its senior leadership team with significant experience in the energy and infrastructure spaces.

On June 30, 2022, during a call between members of Company management and representatives of Parent to discuss matters relating to the Mavrix Joint Venture, representatives of Parent asked, and Company management answered, a number of questions relating to the Company’s business generally and the Company’s funding obligations relating to the Lightning Joint Venture.

That same day, the Board met with members of Company management and representatives of Kirkland in attendance and, for a portion of such meeting, representatives of BofA Securities in attendance to interview representatives of BofA Securities as a potential financial advisor to the Board. During its meeting with the Board, BofA Securities highlighted its experience in the energy and infrastructure industries as well as its ability to connect with senior members of various potential strategic and financial parties that might be interested in a strategic transaction with the Company. Following such meeting, the Board, having considered BofA Securities’ credentials, expertise and experience, determined to retain BofA Securities to act as financial advisor to the Board in connection with the Board’s review of strategic alternatives. The Board also discussed potential next steps, including the need for the Company to prepare financial forecasts in order for BofA Securities to perform a financial analysis of the Company, and directed Company management to prepare such financial forecasts.

Over the course of the next several weeks, Company management developed financial forecasts as previously directed by the Board in order to permit BofA Securities to present the Board with a preliminary financial analysis and also to assist in the Board’s consideration of whether a market check might be warranted.

On July 13, 2022, representatives of Parent had a call with a member of the Company’s management to discuss Parent’s questions regarding the Company’s financial metrics and ownership structure.

On July 24, 2022, the Board met with members of Company management and representatives of each of Kirkland and BofA Securities in attendance to review the financial forecast prepared by Company management, to review BofA Securities’ preliminary financial analysis and to discuss potential bidders that would most likely be interested in a potential acquisition of the Company. During the meeting, the Board reviewed the financial forecast prepared by the Company’s management at the direction of the Board (the “July Forecasts,” as described further in the section entitled “— Certain Financial Forecasts”) and engaged in a discussion regarding the key assumptions and other factors underlying such financial forecasts. Representatives of BofA Securities also reviewed BofA Securities’ preliminary financial analysis based on the July Forecasts and provided an overview of conditions in the debt and equity markets and mergers and acquisitions market. The Board also discussed with Company management and advisors the potential bidders, both financial and strategic, including the parties noted above, that would likely have both the interest and financial capacity to engage in a potential acquisition of the Company, as well as the risks and benefits of reaching out to multiple bidders and potential impediments or challenges associated with such parties pursuing a potential acquisition of the Company. Following discussion by the Board highlighting the benefits and risks of assessing the Company’s valuation in a potential sale through the engagement with a targeted group of potential buyers, the Board directed Company management to begin, with the assistance of BofA Securities, exploring a process for a potential sale with a targeted group of financial parties and strategic parties and to report back to the Board with a process timeline and suggested potential financial and strategic bidders to involve in such a process.

On July 26, 2022, the Company signed an engagement letter with BofA Securities.

On July 28, 2022, representatives of Parent had a call with a member of the Company’s management. During the call, representatives of Parent informed the Company that Parent was considering submitting a preliminary non-binding proposal for the acquisition of the Company, and representatives of the Company informed representatives of Parent that the Company had retained BofA Securities to act as financial advisor to the Board and that representatives of BofA Securities would reach out to Parent to discuss next steps, if the Board determined such actions appropriate.

On August 2, 2022, the Board met at a regularly scheduled meeting with members of Company management and representatives of each of Kirkland and BofA Securities in attendance to further discuss considerations relating to conducting a market check and to refine a list of potential bidders to involve in such a market check. The Board specifically discussed the pros and cons of running a targeted market check and considered a number of factors in determining the scope of a potential market check process, including (i) the business risk associated with involving strategic buyers and potential disclosure of confidential information to industry participants, (ii) the risk of leaks and the potential benefits and drawbacks associated with contacting more potential bidders versus fewer, (iii) the potential for increased management distraction and (iv) the fact that certain parties had already expressed an interest in the Company. Representatives of BofA Securities expressed their views that, if the Board were to explore a potential sale, it would be beneficial to commence discussions with a targeted group of both potential financial buyers as well as potential strategic buyers as the two types of bidders have different strategic and market objectives that would help create competition in a sale process. In this context, the Board discussed with the Company’s management and advisors the identities of parties which would likely be interested in pursuing a strategic transaction with the Company, including those that had already expressed an interest in various types of transactions with the Company. Following discussions highlighting the benefits and risks of assessing the Company’s valuation in a potential sale through the engagement with a targeted group of potential buyers in a targeted market check, the Board directed members of Company management, together with representatives of BofA Securities, to (i) begin conducting a targeted market check involving parties that had previously expressed interest in the Company and certain additional strategic and financial parties and (ii) facilitate such parties’ due diligence of the Company, subject to such parties entering into suitable confidentiality agreements.

On August 3, 2022, after being contacted by representatives of BofA Securities, representatives of Parent called Mr. Rice to inform Mr. Rice that Parent was considering imminently submitting a proposal to acquire the Company, independent of the process being run by BofA Securities. Mr. Rice encouraged representatives of Parent to participate in the process being run by BofA Securities.

During the beginning of August, at the request of the Board, representatives of BofA Securities contacted five financial parties selected by the Board, including Party A, Party B, and the parties referred to herein as “Party D”, “Party E”, “Party F”, and three strategic parties selected by the Board, including Parent and parties referred to herein “Party G” and “Party H”, and provided draft confidentiality agreements prepared by Kirkland to such parties. Two of the parties, Party F and Party H, informed BofA Securities that they did not wish to participate in the potential sale process and did not execute a confidentiality agreement. Party C and one additional financial party, referred to herein as “Party I”, expressed an unsolicited interest in participating in the market check and were subsequently included in the process at the direction of the Board. Party C and Party I were not included in the initial targeted list of potential buyers selected by the Board on August 2, 2022 as such parties had not previously demonstrated any interest in a potential acquisition of the Company. BofA Securities provided draft confidentiality agreements prepared by Kirkland to these two additional parties. The Company ultimately entered into confidentiality agreements with seven parties, including Party A, Party B, Party C, Party D, Party E, Party G and Parent. These

confidentiality agreements contained customary “standstill” provisions that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party. The Company and BofA Securities also granted access to a virtual data room containing due diligence information relating to the Company to each of the seven parties that entered into a confidentiality agreement with the Company.

In August and early September, members of Company management held management presentations with each of the seven parties that had executed a confidentiality agreement. From the beginning of August until the execution of the merger agreement on October 16, 2022 (or, if earlier, the date on which a party engaged in the potential sale process ceased to pursue a potential transaction), each of the potential buyer parties conducted due diligence that included some combination of access to a virtual data room, receipt of a confidential information memorandum, review of additional documentary materials, virtual and in-person diligence sessions (including site visits) and other customary due diligence.

During the last two weeks of August and at the direction of the Board, an instruction letter requesting initial non-binding indications of interest by September 1, 2022 with respect to a transaction was provided by BofA Securities to the seven parties that had entered into confidentiality agreements with the Company by such date.

On August 24, 2022 and at the request of Parent, Nick Stork, Chief Executive Officer of the Company and member of the Board, and Mr. Rice met with representatives of Parent for dinner, during which they discussed Parent’s operations and strategic rationale for a potential transaction. No financial or other material terms of any potential transaction with the Company were discussed, and no post-closing employment or compensation with respect to Mr. Stork or any other members of management were discussed.

On August 30, 2022, Parent delivered to BofA Securities a letter setting forth a preliminary, non-binding proposal to acquire the Company for $24.00 in cash per share. In the letter, Parent indicated that its offer was subject to completion of diligence and Republic delivering a waiver of certain of Republic’s rights under the joint venture agreements relating to the Lightning Joint Venture prior to signing of any merger agreement. In addition, Parent indicated that it expected that it would receive customary voting and support agreements signed by principal insider stockholders of the Company.

On September 1, 2022, Party B delivered to BofA Securities a letter setting forth a preliminary, non-binding proposal to acquire the Company for $23.75 in cash per share. In the letter, Party B indicated that its offer was subject to completion of diligence. The letter did not include a requirement for Republic to deliver a waiver.

On September 2, 2022, Party C delivered to BofA Securities a letter setting forth a preliminary, non-binding proposal to acquire the Company for $18.00 in cash per share. In the letter, Party C indicated that its offer was subject to completion of diligence. The letter did not include a requirement for Republic to deliver a waiver.

On September 5, 2022, as instructed by the Company and in response to an inquiry from representatives of Parent, representatives of BofA Securities notified the representatives of Morgan Stanley, Parent’s financial advisor, that Parent will likely be advanced to participate in the second round of the process, subject to the Board’s final determination, but encouraged Parent to improve their proposed price in order to be more competitive.

On September 8, 2022, representatives of Party D informed representatives of BofA Securities that Party D was no longer interested in a potential transaction and would cease to participate in the potential sale process.

On September 9, 2022, Party A delivered to BofA Securities a letter setting forth a preliminary, non-binding proposal to acquire the Company for $22.50 in cash per share. In the letter, Party A indicated that its offer was subject to completion of diligence and Republic delivering a waiver of certain of Republic’s rights under the joint venture agreements relating to the Lightning Joint Venture prior to signing of any merger agreement.

On September 9, 2022, representatives of Party E informed representatives of BofA Securities that Party E was no longer interested in a potential transaction and would cease to participate in the potential sale process.

On September 10, the Board held a meeting with members of the Company’s management and representatives of each of BofA Securities and Kirkland in attendance to review the preliminary proposals received to date and discuss next steps in the process. At the meeting, representatives of BofA Securities reviewed with the Board the status of the process, including the parties that had dropped out of consideration and the preliminary proposals received from Parent, Party B, Party C and Party A. The presentation to the Board included considerations relating to the fact that each of Parent and Party A requested that Republic deliver certain waivers under its joint venture agreements relating to the Lightning Joint Venture. The Board considered a number of factors, including (i) that Party A had missed the deadline for submission of preliminary proposals, (ii) that Party B had the highest level of due diligence activity among the bidders, (iii) Company management’s and BofA Securities’ belief that there was a low likelihood that Party G would be prepared to submit a definitive proposal on a timely basis, (iv) Party C’s preliminary proposal of $18.00 in cash per share was significantly lower than the other preliminary proposals, (v) Parent was the only strategic bidder to submit a preliminarily proposal and the potential benefits of including another strategic bidder in the process and (vi) Party I has been unable to execute a confidentiality agreement. Following these discussions and deliberations, the Board directed BofA Securities to terminate discussions with Party C and Party I, solicit improved definitive proposals with respect to a transaction from each of Parent, Party A and Party B and encourage Party G to submit a proposal with respect to a transaction in order to generate additional interest from another strategic bidder.

Next, representatives of Kirkland reviewed with the Board a summary of two draft merger agreements (one for financial bidders, and another for strategic bidders) prepared by Kirkland that contemplated, among other things, a “company termination fee” equal to 2.5% of the transaction equity value payable by the Company in the event the merger agreement was terminated under certain circumstances and customary “no shop” provisions and a “hell or high water” regulatory commitment by the buyer to obtain the required regulatory approvals to close the transaction. Following such review, the Board directed members of Company management and Kirkland to finalize the draft merger agreement and BofA Securities to provide the draft merger agreement to the bidders still participating in the process.

Following the meeting and over the following days, representatives of the Company and/or BofA Securities contacted (i) representatives of each of Party C and Party I to inform such party that the Company was terminating discussions with such party, (ii) representatives of each of Parent, Party A and Party B to encourage such party to submit improved definitive proposals with respect to a transaction and increase its bid price, noting that there was a small number of other bidders, that the range of bid prices was tight, and that each such party should increase its bid price in order to be more competitive and (iii) representatives of Party G to encourage such party to submit a proposal with respect to a transaction.

Over the course of August and September 2022, as instructed by the Board, representatives of BofA Securities made available in the virtual data room incremental refinements and updates to the July Forecasts prepared by the Company’s management at the direction of the Board in order to reflect more current information and expectations regarding, among other things, (i) contracted portfolio assumptions, (ii) royalty payment assumptions, (iii) certain joint venture project assumptions, (iv) amortization payment schedules for the Company’s indebtedness and (v) completion of delivery dates for certain projects and end dates for certain gas rights agreements. The final updated financial forecasts made available in the virtual data room on or around September 14, 2022 (the “September Forecasts”) are described further in the section entitled “— Certain Financial Forecasts”).

On September 15, 2022, as instructed by the Board, representatives of Kirkland provided two draft merger agreements (one for financial bidders, and another for strategic bidders) to BofA Securities, which were subsequently uploaded to the virtual data room and made available to each of Parent, Party A, Party B and Party G.

On September 20, 2022, as instructed by the Board, representatives of BofA Securities delivered to Parent, Party A, Party B and Party G an instruction letter requesting definitive proposals by October 5, 2022 and markups of the draft merger agreement by September 28, 2022. As of the date of this proxy statement, no proposal was submitted to the Company by Party G.

On September 21, 2022, Parent submitted an updated non-binding proposal letter to acquire the Company at a price of $27.00 per share in cash, a mark-up of the draft merger agreement and a draft exclusivity agreement. In the proposal letter, Parent expressed a desire to negotiate and ultimately announce a transaction before the stated October 5th, 2022 bid deadline, requested exclusivity, and indicated that its proposal was subject to the completion of diligence, Republic delivering the previously contemplated waiver and that certain principal insider stockholders deliver customary voting and support agreements. The markup of the draft merger agreement proposed, among other things, a company termination fee equal to 3.5% of the transaction equity value, and provided that Parent would not be required to make any divestitures or commit to any conduct remedies to obtain regulatory approvals to close the transaction, but would be willing to pay a reciprocal “reverse termination fee” of 3.5% of the transaction equity value if certain specified regulatory-related closing conditions were not met.

On September 22, 2022, Mr. Rice and representatives of Parent had a call to discuss Parent’s updated proposal, including the Company’s approach to regulatory matters, initial views on Parent’s request for a waiver from Republic, Parent’s request for exclusivity, Parent’s proposed termination fees and Parent’s desired timing to announce and consummate a potential transaction. Mr. Rice informed representatives of Parent that, because of the many key open issues, it was unlikely the Board would agree to grant exclusivity at that time.

On September 23, 2022, Mr. Rice and representatives of Parent had a call to discuss strategy with respect to approaching Republic with respect to a waiver of certain of their rights under the joint venture agreements relating to the Lightning Joint Venture. On the same day, representatives of Freshfields Bruckhaus Deringer LLP (“Freshfields”), legal counsel to Parent, provided a draft of the Republic waiver to representatives of Kirkland.

On September 24 and September 25, 2022, Mr. Rice provided updates to the other directors with respect to, and further discussed, Parent’s updated proposal. The Board was supportive of the Company and its advisors negotiating the terms of the draft merger agreement with Parent and its advisors, and not engaging with Parent’s request for exclusivity.

Also on September 24, representatives of Kirkland conveyed to representatives of Freshfields the Company’s proposal on certain key issues in the merger agreement, including that Parent would be required to use general reasonable best efforts to obtain regulatory approvals required to close the transaction (without an express commitment with respect to divestitures and conduct remedies) and to pay a reverse termination fee of 15% of the transaction equity value if certain specified regulatory-related closing conditions were not met. Kirkland also proposed a bifurcated company termination fee equal to (i) 0.50% of the transaction equity value in the case of a competing transaction with a bidder who participated in the Company’s outreach process and (ii) 2.75% of the transaction equity value in the case of an interloper who was not part of the Company’s outreach process.

Later in the evening on September 24, 2022, representatives of Kirkland sent to representatives of Freshfields a revised draft of the merger agreement and Mr. Rice and representatives of Parent had a call to discuss open issues relating to the merger agreement.

On September 25, 2022, at the request of Parent, Messrs. Stork and Rice met with representatives of Parent for dinner, during which the parties discussed Parent’s strategic rationale for a potential transaction and the Company’s business. No post-closing employment or compensation with respect to Mr. Stork or any other members of management were discussed.

On September 27, 2022, representatives of Party B informed representatives of BofA Securities that Party B was no longer interested in a potential transaction as a result of volatility in financing markets and its belief that it would be unable to provide a higher offer price than the $23.75 per share price set forth in its preliminary, non-binding proposal delivered on September 1, 2022, and Party B would cease to participate in the potential sale process.

Also on the same day, representatives of Freshfields and Kirkland held various calls to discuss the merger agreement. Over the course of the day, representatives of Freshfields provided to representatives of Kirkland a proposal on certain open merger agreement issues and proposed processes for finalizing various related documentation. Among other things, representatives of Freshfields, on behalf of Parent, proposed (i) a company termination fee of 4.00% of the transaction equity value (regardless of whether an interloper had been part of the Company’s process) and (ii) a reverse termination fee of 8.50% of the transaction equity value, provided that Parent would have no obligations to make divestitures or commit to conduct remedies to secure regulatory approvals for the transaction.

Later on the same day, the Board met with members of Company management and representatives of each of Kirkland and BofA Securities present. During the meeting, representatives of BofA Securities provided the Board with an update on the process, including that Party B had withdrawn from the process for the reasons described above and that Party A would not be able to submit a revised proposal until October 7, 2022 due to the need for additional time to obtain investment committee approval. The Board then reviewed the relationship disclosure letter provided by BofA Securities. This letter detailed BofA Securities’ interests in and relationships with the remaining bidders. Next, representatives of BofA Securities reviewed with the Board its updated preliminary financial analysis based on the September Forecasts. The Company’s advisors also reviewed with the Board the terms of Parent’s updated proposal, including Parent’s desire to negotiate and ultimately announce a transaction before the stated October 5th, 2022 bid deadline, Parent’s request for a Republic waiver as a condition to signing of the merger agreement and remaining key open issues relating to the draft merger agreement. The Board considered with Company management and advisors whether to facilitate discussions between Parent and Republic relating to the Republic waiver, taking into account (i) the fact that Party B had withdrawn from the process, (ii) the fact that Party A had indicated it would be delayed in submitting a definitive proposal for the reason stated above, (iii) the fact that Parent’s $27.00 per share offer price is meaningfully higher than the offer price set forth in any other indication of interest delivered to date and (iv) the fact that Parent indicated a desire to complete diligence and announce a transaction in the near future. Following these discussions and deliberations, the Board instructed Company management and the Company’s advisors to continue engaging with Parent and facilitate discussions between Parent and Republic relating to a waiver given the strength of Parent’s bid.

In the evening on September 27, 2022, a representative of Parent had a call with Mr. Rice to discuss certain of the key points in the merger agreement. Among other things, the parties discussed (i) a company termination fee of 3.50% of the transaction equity value (regardless of whether an interloper had been part of the Company’s process) and (ii) a reverse termination fee of 10.00% of the transaction equity value, provided that Parent would have no obligations to make divestitures or commit to conduct remedies to secure regulatory approvals for the transaction.

Early on September 28, 2022, representatives of Freshfields sent representatives of Kirkland a revised draft of the merger agreement, providing for, among other things, the company termination fee and reverse termination fee previously discussed by the Company and Parent.

Throughout the end of September 2022 until the signing of the merger agreement, the Company, with the assistance of BofA Securities and Kirkland, continued discussions with Parent and its representatives and advisors and discussed the proposed terms of the merger agreement and other transactions documents, including, among other things, the interim operating covenants, treatment of equity awards and scope of the representations and warranties.

On September 29, 2022 and consistent with the direction of the Board, Mr. Rice called a representative of Republic to inform him that the Company was in discussions with Parent regarding a potential sale transaction and the importance of Republic’s support of the potential sale transaction. Thereafter, representatives of Parent, with the assistance of members of Company management and representatives of each of Freshfields, Kirkland and BofA Securities, continued discussions with representatives of Republic in relation to the terms between Parent and Republic for the Republic waiver and the documentation thereof.

On October 3, 2022, the Board met with members of Company management and representatives of each of Kirkland and BofA Securities present. During the meeting, representatives of BofA Securities noted that Party A remained engaged and was continuing its diligence. Representatives of Kirkland and members of Company management provided the Board with an update on negotiations of the draft merger agreement and the status of discussions relating to the Republic waiver. Additionally, the Board discussed a request by Parent to begin negotiating voting agreements between Parent and certain stockholders of the Company to support the transactions contemplated by the merger agreement. After discussion of the expected terms of such voting agreement, the Board directed Kirkland to inform Parent and its legal advisors that Parent and its legal advisors had the Board’s approval to begin negotiations of such voting agreements with the applicable stockholders.

Between October 4, 2022, and signing of the merger agreement, representatives of Kirkland, Freshfields and the stockholders to be party to the Voting Agreement exchanged drafts of the voting agreement and other related transaction documents (including drafts of the Warrant Agreement Amendment, Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter and spoke by telephone and corresponded by email to discuss those drafts.

On October 5, 2022, the Company received an unsolicited non-binding expression of interest from a financial party, referred to herein as “Party J”, to acquire the Company at a price of $23.50 to $28.50 per share in cash. The letter stated that its proposal was subject to confirmatory diligence, and that Party J could complete its due diligence in six weeks.

On the same day, as instructed by the Board, a representative of BofA contacted a representative of Parent to urge Parent to expedite progress on obtaining the waiver from Republic and finalizing the definitive documentation for the merger and indicated that the price in Parent’s most recent proposal may still need to be increased for Parent to prevail.

On October 6, 2022, representatives of counsel to Party A contacted Mr. Rice and representatives of Kirkland to inform Mr. Rice and Kirkland that Party A would be providing a markup of the merger agreement later the same day or the following day.

Later on the same day, representatives of Freshfields separately called representatives of each of Jones Day, management’s separate counsel, and Kirkland to convey Parent’s requirement that each of Mr. Stork, Richard Walton and Brian McCarthy would execute employment offer letters with Parent concurrently with signing of the merger agreement.

On October 7, 2022, representatives of Party A submitted to representatives of BofA Securities a definitive proposal for $19.50 per share, along with markup of merger agreement. On the same day, representatives of Parent and representatives of the Company discussed several issues relating to the merger agreement, including with respect to interim operating covenants.

Later on October 7, 2022, the Board met with members of Company management and representatives of each of Kirkland and BofA Securities present to review Party A’s definitive proposal and Party J’s preliminary expression of interest and to discuss considerations relating to Parent’s request to discuss employment offer letters with members of Company management. First, representatives of BofA Securities reviewed with the Board Party A’s definitive proposal to acquire the Company for $19.50 per share in cash, expressing its views that Party A, as a financial buyer, is unlikely to be able to significantly increase its offer price given conditions in the financing markets. Representatives of BofA Securities also reviewed with the Board Party J’s preliminary non-binding expression of interest, noting that Party J indicated that it would require six weeks to complete its due diligence and that Party J has not yet been provided any non-public due diligence information. The Board also discussed and considered with Company management and its advisors the likelihood that any definitive offer by Party J following completion of due diligence would be meaningfully differentiated from the offers provided by the other financial parties, Party A and Party B, given that Party J likely faced the same financing concerns expressed by such other financial parties. Next, members of Company management provided an update on discussions between Parent and Republic relating to the Republic waiver, noting that discussions were ongoing. Lastly, representatives of Kirkland recounted Parent’s request for employment discussions with certain members of Company management and Parent’s requirement that certain members of Company management execute employment offer letters concurrently with the execution of the merger agreement. Following these discussions and deliberations, the Board determined that Company management and advisors should (i) contact Party J to determine its ability to complete its diligence and announce a potential transaction on an expedited basis, (ii) continue negotiating the terms of the draft merger agreement with representatives of Parent and its advisors and (iii) encourage Parent to finalize the waiver with Republic. The Board determined that it would meet to further discuss Parent’s request to discuss employment offer letters with Company management at a later date after Republic and Parent reach agreement as to the terms of a Republic waiver and directed Company management not to engage in any discussions relating to future employment with Parent until authorized by the Board.

On October 8, 2022, as instructed by the Board, representatives of BofA Securities contacted representatives of Party J to determine its ability to complete its diligence and announce a transaction on an accelerated basis. The parties discussed considerations relating to Party J’s expected due diligence timeline, and representatives of Party J informed representatives of BofA Securities that Party J would require at least four weeks to announce a transaction.

On October 11, 2022, representatives of Parent contacted Mr. Rice to convey that Parent was lowering its offer to $25.00 per share in cash based on variances in Parent’s modeled cost structure for the Company relative to Parent’s findings during due diligence on the Company.

Later on the same day, the Board met with members of Company management and representatives of each of Kirkland and BofA Securities present to discuss the status of Republic discussions and next steps relating to Parent’s revised proposal on deal price. Members of Company management reported to the Board that representatives of Republic had indicated that Republic would support a transaction with Parent and the documentation for Parent’s requested waiver was being finalized between Republic and Parent. Representatives of BofA Securities also recounted to the Board their discussions with representatives of Party J held on October 8, 2022 and described above. Next, the Board considered with Company management and advisors potential responses to Parent lowering the per share value of its bid. The Board considered with Company management and advisors (i) whether Parent’s rationale for the decrease was compelling and (ii) the effectiveness of a range of potential responses to Parent, including rejecting the lowered amount and terminating discussions with Parent, engaging with Parent to negotiate their new price upwards and accepting the lowered amount. In considering the response to Parent with respect to the revised price, the Board discussed the advanced state of negotiations and documentation with Parent, the uncertainty around the price offered by other competing bidders, the significant work still necessary for other competing bidders to be ready to enter into a definitive agreement with respect to a transaction and the fact that engaging Republic with other bidders would create additional process challenges. Following these discussions and deliberations, the Board directed Mr. Rice to explore with Parent the potential for Parent to increase its price above $25.00 per share.

On October 12, 2022, Mr. Rice contacted a representative of Parent to convey that a price above $25.00 per share would be necessary for the Board to consider a potential transaction and encouraged representatives of Parent to increase Parent’s offer price to a price of $26.00 per share. The representative of Parent indicated that Parent would consider whether Parent could meet the requested increase to $26.00 per share.

On October 13, 2022, representatives of Parent contacted Mr. Rice to indicate that, provided that the terms of the merger agreement would largely reflect the most recently conveyed positions of Parent, Parent would be willing to agree to a purchase price of $26.00 per share. Mr. Rice agreed to communicate Parent’s $26.00 per share position to the Board and pending such Board discussion, discuss further with Parent.

Later on the same day, the Board met with members of Company management and representatives of each of Kirkland and BofA Securities in attendance. Mr. Rice provided the Board with an update on process and price. The Board discussed with Company management and advisors that relative to the other competing bids and based on the analysis provided by BofA Securities, the revised offer from Parent was the most attractive alternative, and the Board determined that the Company should move forward with Parent’s increased offer of $26.00 per share in cash. Representatives of Kirkland then reviewed with the Board the key terms of the draft merger agreement. Having decided to proceed with the revised price from Parent, the Board discussed whether it was then the appropriate time to authorize certain members of Company management to engage with Parent’s requirement that such members of management execute employment offer letters concurrently with the execution of the merger agreement. After discussion with such members of management, including with respect to the use of management’s separate counsel at Jones Day to negotiate such arrangements on management’s behalf and management’s comfort with the negotiation timeline, the Board authorized management to engage with Parent and negotiate and finalize the terms of their employment offer letters with Parent.

On October 13, 2022, with the authorization of the Board, Mr. Stork had dinner with representatives of Parent. During the dinner, the parties discussed how the Company would fit operationally in Parent’s structure, assuming agreement with respect to a transaction were to be reached.

On October 14, 2022, representatives of Parent contacted each of Messrs. Stork, Walton and McCarthy to discuss the proposed employment offers and to verbally convey Parent’s compensation proposal.

Between October 14, 2022 and October 16, 2022, representatives of each of Parent and management, including management’s counsel at Jones Day, exchanged drafts of employment offer letters, had several phone calls and corresponded by email to discuss those drafts.

During the evening of October 16, 2022, representatives of each of Parent and Company management finalized the key terms of the employment offer letters. The Board then met with members of Company management and representatives of each of BofA Securities and Kirkland in attendance. Representatives of Kirkland reviewed with the directors their fiduciary duties. Mr. Rice confirmed to the Board that the Republic waiver and the key terms of the employment offer letters, which were customary and typical, were in final form. Representatives of Kirkland then provided the Board with an update on the terms of the draft merger agreement. The Board then reviewed the relationship disclosure letter provided by BofA Securities and concluded that none of information provided by BofA Securities would impact the ability of BofA Securities to act as financial advisor to the Company. At the request of the Board, representatives of BofA Securities reviewed with the Board its financial analysis of the merger consideration and delivered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated as of October 16, 2022, to the effect that, as of the date of the written opinion and based upon and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by holders of Company Class A Common Stock (other than Owned Company Shares) was fair, from a financial point of view, to such holders. Following further discussion of potential factors in favor of and against the potential transaction, the Board unanimously (i) determined that it was in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Transactions upon the terms and subject to the conditions set forth in the Merger Agreement and the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (ii) approved the execution and delivery of the merger agreement by the Company and OpCo, the performance by the Company and OpCo of their covenants and other obligations under the Merger Agreement, and the consummation of the Transactions upon the terms and conditions set forth herein and in the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (iii) determined that the Voting Agreement and the Warrant Agreement Amendment are advisable and in the best interests of the Company and its stockholders and approved the Voting Agreement and Warrant Agreement Amendment so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar laws are not applicable to the merger agreement; (iv) approved the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (v) resolved to recommend that the Company stockholders adopt the Merger Agreement in accordance with the DGCL; and (vi) directed that the adoption of the Merger Agreement be submitted for consideration by the Company stockholders at a meeting thereof and approved the inclusion of the board recommendation in this Proxy Statement.

Later that evening, Republic, the Company and Parent executed and delivered the documentation providing for the waiver of Republic’s change in control rights that would have otherwise been triggered by the closing of the Merger Agreement with Parent. Thereafter, the parties executed the Merger Agreement, Voting Agreement, Conditional Offer Letters and other transaction documents.

Early on October 17, 2022, Parent and the Company each issued press releases announcing the transaction.

Reasons for the Merger; Recommendation of the Archaea Board

The Board carefully reviewed and considered the proposed Merger in consultation with the Company’s management and legal and financial advisors. The Board unanimously: (i) determined that it was in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Transactions upon the terms and subject to the conditions set forth in the Merger Agreement, the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (ii) approved the execution and delivery of the Merger Agreement by the Company and Opco, the performance by the Company and Opco of their covenants and other obligations under the Merger Agreement, and the consummation of the Transactions upon the terms and conditions set forth therein and in the Voting Agreement, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (iii) determined that the Voting Agreement and the Warrant Agreement Amendment are advisable and in the best interests of the Company and its stockholders and approved the Voting Agreement and Warrant Agreement Amendment so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar laws are not applicable to the Merger Agreement; (iv) approved the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (v) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the DGCL; and (vi) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof and approved the inclusion of such Board recommendation in this proxy statement. Accordingly, the Board recommends that stockholders vote “FOR” adoption of the Merger Agreement at the Special Meeting.

In reaching their decision to approve the Merger Agreement, and to recommend that the Company’s stockholders adopt the Merger Agreement, the Board considered the following positive reasons to support the Merger Agreement:

•        the fact that the price of $26.00 per share in cash payable in the Merger provides certainty, immediate value and liquidity to the Company’s stockholders;

•        the historical market prices, volatility and trading information with respect to shares of Class A common stock, including the fact that the $26.00 per share to be received by the Company’s stockholders in the Merger represents:

•        a premium of approximately 54% over the closing price per share of Class A common stock as of October 14, 2022, the last full trading day prior to the announcement of the Merger;

•        a premium of approximately 38% over the volume weighted average price per share of Class A common stock for the 30 trading days ending October 14, 2022, the last full trading day prior to the announcement of the Merger;

•        a premium of approximately 40% over the volume weighted average price per share of Class A common stock for the 60 trading days ending October 14, 2022, the last full trading day prior to the announcement of the Merger; and

•        a premium of approximately 47% over the volume weighted average price per share of Class A common stock for the 90 trading days ending October 14, 2022, the last full trading day prior to the announcement of the Merger.

•        the belief that the $26.00 per share in cash payable in the Merger was more favorable to the Company’s stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to the Company, based upon the directors’ extensive knowledge of the Company’s business, assets, financial condition and results of operations, the challenges to raising development financing in the current macro-economic market, the Company’s historical and projected financial performance, and market dynamics, and the belief that the Merger represented an attractive and comparatively certain value for the Company’s stockholders relative to the risk-adjusted prospects for the Company on a standalone basis;

•        the belief that the potential values, benefits, risks and uncertainties facing the Company’s stockholders associated with possible strategic alternatives to the Merger (including scenarios involving the possibility of remaining a standalone publicly traded company and other strategic alternatives that might be pursued as a standalone public company) were less favorable to the Company’s stockholders, taking into account the timing, risks and likelihood of accomplishing such alternatives, and further taking into account the Board’s belief that there were likely no other potential purchasers that would be reasonably likely to engage in a transaction in the near term at a price greater than the price being offered by Parent;

•        the current and prospective business, financial condition, results of operations, strategic options and prospects, the risks and challenges associated with (including the need for additional financing), and the likely effect of these factors on the Company and the execution of the Company’s plans as a standalone public company;

•        the process conducted by the Company, with the assistance of its advisors, to review other potential strategic alternatives and, in connection therewith, the engagement with numerous counterparties regarding their interest in a potential acquisition of the Company;

•        the fact that certain stockholders of the Company, collectively holding approximately 27% of the outstanding shares of common stock entitled to vote at the Special Meeting, and who will receive the same consideration as the Company’s other stockholders, are supportive of the Transactions and were willing to execute a voting agreement in support of the Transactions;

•        the business reputation, experience, expertise and capabilities of Parent, and its strong track record of involvement with capital intensive projects in the energy industry, including with respect to renewable energy projects and the Board’s view that a combination with Parent will enable the business to realize its full potential, given that Parent is a world class partner with operational history in the RNG value chain;

•        that the merger consideration to be paid by Parent was the result of arms’-length negotiations between the parties and their respective advisors and followed a competitive bid process, which included a price increase of (i) $2.00 per share from the $24.00 per share included in the non-binding indication of interest submitted by Parent on August 30, 2022 and (ii) $1.00 per share from the $25.00 per share communicated by Parent on October 11, 2022, and the Board’s belief, after concluding the competitive bid process and extensive discussions with Parent, that the merger consideration of $26.00 per share represented the best price reasonably available for the Company and which Parent was willing to pay;

•        the fact that the Board conducted a competitive, multi-round process, involving 11 potential buyers, bringing seven under confidentiality agreements, and ultimately receiving five indications of interest;

•        the belief that, if the Company did not enter into the Merger Agreement with Parent, there could be a considerable period of time before the trading price per share of the Company’s Class A common stock would reach and sustain the per share merger consideration of $26.00, as adjusted for present value (even assuming full realization of the management projections);

•        the oral opinion of BofA Securities, which was subsequently confirmed by delivery of a written opinion dated October 16, 2022, to the effect that, as of October 16, 2022, and based upon and subject to the various assumptions and limitations set forth therein, the per share consideration of $26.00 to be received by holders of Class A common stock (other than Owned Company Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described under the section of this proxy statement titled “— Opinion of Company’s Financial Advisor,” which full text of the written opinion of BofA Securities is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•        the high degree of certainty that the Merger would close in a timely manner in light of the conditions and other terms set forth in the Merger Agreement, and the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including (subject to the terms and conditions set forth in the Merger Agreement) to obtain all necessary governmental approvals as promptly as reasonably practicable;

•        the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, is generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement titled “The Merger Agreement — Representations and Warranties”) qualification;

•        the fact that the definition of Company Material Adverse Effect has a number of customary exceptions and is generally a very high standard applied by courts;

•        the ability of the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a superior proposal upon payment of a termination fee of $114.5 million (which the Board believed was reasonable under the circumstances);

•        the termination fee of $327.2 million that may be owed by Parent to the Company in connection with the termination of the Merger Agreement under specified regulatory related circumstances (which the Board believed was reasonable under the circumstances);

•        the end date of July 16, 2023 (subject to extension under certain circumstances), which is expected to allow for sufficient time to complete the Merger;

•        the availability of statutory appraisal rights to the Company’s stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;

•        the fact that the Merger Agreement was approved by the Board, which is comprised of a majority of independent directors who are not employees of the Company or any of its subsidiaries, and which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•        the fact that the consideration and negotiation of the Merger Agreement was conducted through extensive arm’s-length negotiations;

•        the fact that the Merger is not subject to a financing condition and that the Parent Entities have represented that the Parent Entities will, as of the closing of the Merger, have available sufficient funds sufficient to pay the amounts required to be paid under the Merger Agreement;

•        the Company’s rights to specific performance under the terms of the Merger Agreement; and

•        the likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Parent.

In the course of its deliberations, the Board also considered, among other things, the following potentially negative factors:

•        the fact that the Company’s stockholders will not participate in any future growth potential or benefit from any future increase in the value of the Company as a subsidiary of Parent following completion of the Merger;

•        the possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on the Company’s business, operations, financial results and stock price;

•        the potential negative effects of the public announcement of the Merger on the Company’s sales, operating results and stock price, its ability to retain key management and other personnel, and its relationships with customers, suppliers and partners;

•        the restrictions on the conduct of the Company’s business prior to the completion of the Merger, requiring the Company to conduct its business in the ordinary course and preventing the Company from taking certain specified actions, subject to specific limitations;

•        the significant costs involved in connection with negotiating and entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Company management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•        the conditions to the obligations of Parent to complete the Merger and the right of Parent to terminate the Merger Agreement under certain circumstances;

•        the fact that the Merger Agreement precludes the Company from actively soliciting alternative acquisition proposals, and the possibility that the Company may be obligated to pay Parent a termination fee of $114.5 million in the event that the Merger Agreement is terminated under certain circumstances;

•        the risk that the Company’s stockholders may not approve the Merger;

•        the fact that completion of the Merger requires certain regulatory clearances and consents, including under the HSR Act and FERC;

•        the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement;

•        the fact that the consideration consists of cash and will therefore be taxable to the Company’s stockholders who are subject to taxation for U.S. federal income tax purposes; and

•        the interests that certain Company directors and executive officers may have with respect to the Merger, in addition to their interests as stockholders of the Company generally, as described in the section of this proxy statement titled “— Interests of the Company’s Directors and Executive Officers in the Merger.”

The preceding discussion of the information and factors considered by the Board is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board, but rather the Board conducted an overall review of the factors described above, including discussions with Company management and legal and financial advisors.

The foregoing discussion of the reasoning of the Board and certain information presented in this section is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of the Company’s Financial Advisor

The Company has retained BofA Securities to act as the Company’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with the Company and its business.

On October 16, 2022, at a meeting of the Board held to evaluate the Merger, BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated October 16, 2022, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received by holders of Class A common stock (other than Owned Company Shares) was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.

In connection with rendering its opinion, BofA Securities has, among other things:

(i)     reviewed certain publicly available business and financial information relating to the Company;

(ii)    reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Securities by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, the “Company Forecasts”);

(iii)   discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

(iv)   reviewed the trading history for Class A common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(v)    compared certain financial and stock market information of the Company with similar information of other companies BofA Securities deemed relevant;

(vi)   considered the results of BofA Securities’ efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

(vii)  reviewed a draft, dated October 16, 2022, of the Merger Agreement (the “Draft Agreement”); and

(viii) performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and BofA Securities relied upon the assurances of the management of the Company that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, BofA Securities was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Securities did not evaluate the solvency or fair value of the Company, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of the Company, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger. BofA Securities also assumed, at the direction of the Company, that the final executed Merger Agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Class A common stock (other than Owned Company Shares) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities did not express any view or opinion with respect to, and relied, with the Company’s consent, upon the assessments of the Company and its representatives regarding legal, regulatory, accounting, tax and similar matters relating to the Company or the Merger (including the contemplated benefits thereof), as to which matters BofA Securities understood that the Company had obtained such advice as the Company deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter. Except as described in this summary, the Company imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities noted that the credit, financial and stock markets had been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on the Company, Parent or the Merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.

The discussion set forth below in the section entitled “— Archaea Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Archaea Financial Analyses

Selected Publicly Traded Companies Analysis.    BofA Securities reviewed publicly available financial and stock market information for the Company and Ameresco, Inc. (“Ameresco”), a publicly traded company in the renewable natural gas industry. In BofA Securities’ view, based on its professional judgment and experience, Ameresco was the publicly traded company with business, regulatory and cash flow characteristics most similar to those of the Company. BofA Securities reviewed, among other things, the enterprise value of Ameresco, calculated as its market value based on its closing stock price on October 14, 2022 and the number of its diluted shares outstanding using the treasury stock method, plus debt, preferred stock, non-controlling interests and less cash and cash equivalents, short-term liquid investments and long-term liquid investments, as a multiple of calendar year 2023 and 2024 EBITDA (as defined in the section of this proxy statement titled “— Certain Financial Projections”), as set forth in the table below. Estimated financial data of Ameresco was based on publicly available research analysts’ estimates.

Enterprise Value/Estimated EBITDA
	2023E	2024E
Ameresco, Inc.	17.4x	14.3x

Based on its professional judgment and experience, BofA Securities applied a range of calendar year 2023 and 2024 EBITDA multiples of 11.2x to 17.4x and 8.3x to 14.3x, respectively, derived from Ameresco and the Company’s trading history, to the Company’s calendar year 2023 and 2024 EBITDA of $285 million and $346 million, respectively, as set forth in the Company Forecasts, to calculate ranges of implied enterprise values for the Company.

This analysis indicated the following approximate implied per share value reference ranges for the Company, as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Ranges for the Company		Merger Consideration
2023 Estimated EBITDA	2024 Estimated EBITDA
$20.45 – $34.51	$17.86 – $34.35	$26.00

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of any company to which the Company was compared.

Discounted Cash Flow Analysis.    BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone Unlevered Free Cash Flows (as defined in the section of this proxy statement titled “— Certain Financial Projections”) that the Company was forecasted to generate during the Company’s calendar years 2023 through 2032 based on the September Forecasts (as defined in the section of this proxy statement titled “— Certain Financial Projections”). BofA Securities calculated terminal values for the Company by applying a perpetuity growth rate of 4.0% to 5.0%, based on BofA Securities’ professional judgement and experience, to the Company’s projected standalone Unlevered Free Cash Flows in the terminal year of $632 million, which was obtained by extrapolating the Company’s 2032 projected standalone Unlevered Free Cash Flows of $833 million at an assumed growth rate of 4.5%, as provided by the management of the Company. BofA Securities subtracted, from the range of terminal values, net debt of $624 million as of October 7, 2022, as provided by the management of the Company. The cash flows and terminal values were then discounted to present value as of December 31, 2022 using discount rates ranging from 10.75% to 13.25%, which were based on an estimate of the Company’s weighted average cost of capital, which was calculated by multiplying the estimated cost of each capital source (debt and equity) by its relevant weight, and then adding the products together. The estimated cost of equity was obtained using the capital asset pricing model (which takes into account the risk-free rate, the levered beta and the applicable equity market risk premium) and the estimated cost of debt was based on the Company’s estimated borrowing cost. The number of fully-diluted shares outstanding was 125.9 million as of October 13, 2022, based on information provided by the management of the Company. This analysis indicated the following approximate implied per share equity value reference ranges for the Company as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$20.66 – $39.43	$26.00

Other Factors

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•        historical trading prices and trading volumes of the Class A common stock, which indicated low and high closing prices for Class A common stock during the 52-week period ended October 14, 2022 of approximately $13.12 to $23.75 per share;

•        price targets for the Class A common stock in publicly available research analyst reports, which indicated stock price targets for the Company of a range of approximately $25.00 to $35.00 per share;

•        estimated net asset value per share of Class A common stock, provided by the management of the Company, of approximately $18.21 to $27.59 per share; and

•        a take-private analysis provided for illustrative purposes to determine an implied price per share of Class A common stock that could hypothetically be paid by a private buyer based on certain assumptions, including, among others (i) a target levered internal rate of return, referred to as IRR, for the private buyer of 13.0% to 17.0%, (ii) a $300 million term loan (exclusive of existing net debt) due on December 31, 2032, which will be refinanced at 3.0x leverage on December 31, 2029 then retired on December 31, 2032, is used to fund some of the purchase, (iii) an exit on December 31, 2032 at a multiple of the Company’s latest 12 months EBITDA of 8.0x, (iv) a promote of 5% for employee compensation and (v) 2% transaction fees and expenses paid on entry and exit. This analysis indicated an implied per share equity value for the Company of a range of approximately $17.38 to $31.91.

Miscellaneous

As noted above, the discussion set forth above in the section entitled “— Archaea Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or the factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of the Company.

The type and amount of consideration payable in the Merger was determined through negotiations between the Company and Parent, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Merger or the Merger Consideration.

The Company has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee of approximately $29.0 million, $2.5 million of which was payable upon the delivery of its opinion and the remaining portion of which is contingent upon the consummation of the Merger. In addition, at the sole discretion of the Company, a discretionary fee of approximately $4.1 million may be payable to BofA Securities. The Company also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) the Company and certain of its affiliates, and (ii) Parent and certain of its affiliates.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under a credit facility of an affiliate of the Company and (ii) having acted as a co-manager to the Company on an equity follow-on offering. From October 1, 2020 through September 30, 2022, BofA Securities and its affiliates derived aggregate revenues from the Company and certain of its affiliates of approximately $1.2 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a financial advisor to an affiliate of Parent in an acquisition and in a sale of a minority stake in a pipeline, (ii) having acted or acting as an active bookrunner in a bond offering, (iii) having acted or acting as administrative agent, co-lead arranger, joint bookrunner for, and a lender under, certain credit facilities of Parent or certain of its affiliates, (iv) having provided or providing certain treasury services and products to Parent and certain of its affiliates, and (v) having provided or providing certain commodity, derivatives and foreign exchange trading services to Parent and certain of its affiliates. From October 1, 2020 through September 30, 2022, BofA Securities and its affiliates derived aggregate revenues of approximately $92 million from investment banking, corporate banking and global markets services furnished to Parent and its affiliates.

Certain Financial Projections

The Company does not, as a matter of general practice, prepare or publicly disclose long-range financial forecasts due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, in connection with the Board’s evaluation of strategic alternatives, in July 2022, the Company, at the request of the Board, provided to the Board and BofA Securities with certain non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending 2023 through 2032 reflecting what the Company’s management believed were the best then-available estimates and judgments of future financial performance of the Company for such periods (the “July Forecasts”). The July Forecasts were reviewed by the Board on July 24, 2022. In addition, at the request of the Board, a version of the July Forecasts with minor updates by Company management to reflect more current information and expectations regarding federal income tax assumptions was made available in August 2022 to Parent and certain other parties in connection with their due diligence of a possible transaction with the Company. On and after September 14, 2022, the Company, at the request of the Board, provided the Board, BofA Securities, Parent and certain other parties in connection with their due diligence of a possible transaction, as applicable, with updated, non-public, unaudited prospective financial information prepared for the fiscal years ending 2023 through 2032 in order to reflect more current information and expectations regarding, among other things, (i) contracted portfolio assumptions, (ii) royalty payment assumptions, (iii) certain joint venture project assumptions, (iv) amortization payment schedules for the Company’s indebtedness and (v) completion of delivery dates for certain projects and end dates for certain gas rights agreements. This updated prospective financial information (the “September Forecasts”) was also provided to (a) BofA Securities for its use and reliance as the basis for the financial valuation analyses conducted by BofA Securities and opinion summarized in the section of this proxy statement titled “— Opinion of the Company’s Financial Advisor” and (b) the Board in its review of, and in connection with approving, the Merger Agreement and the Merger.

The July Forecasts and the September Forecasts (together, the “Forecasts”) were prepared by Company management at the direction of the Company Board. The Forecasts were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles (“GAAP”). The Company’s independent registered public accounting firm has not compiled, examined, audited or performed any procedures with respect to the Forecasts, and has not expressed any opinion or any other form of assurance regarding this information or its achievability.

The tables below present summaries of the Forecasts, as prepared by Company management and provided by Company management to the Board, BofA Securities, Parent and/or certain other parties in connection with the proposed Merger, as applicable. The Forecasts summarized below are included solely to provide the Company’s stockholders access to financial projections that were made available to the Company, BofA Securities, Parent and/or certain other parties in connection with the proposed Merger, as applicable, and are not included in this proxy statement to influence a Company stockholder’s decision whether to vote to adopt the Merger Agreement or for any other purpose.

The Forecasts summarized below, while presented with numerical specificity, were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. The Forecasts also reflect assumptions that are subject to change, including, but not limited to, assumptions regarding: future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business. The Forecasts cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and the achievability of the Forecasts include, but are not limited to: general economic conditions and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; competition; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See also the section titled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.

In addition, the Forecasts reflect assumptions that are subject to change and are susceptible to multiple interpretations based on actual results, revised prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Forecasts were prepared. Accordingly, actual results will differ, and may differ materially, from those contained in the Forecasts. The Forecasts assume organic company growth, inclusive of the development of existing joint development project pipelines without business expansions from mergers and acquisitions. The Forecasts also include assumptions regarding future landfill expansion and existing INGENCO and Lightning Joint Venture projects, assumptions regarding future opportunities through the Lightning Joint Venture with no current developers and assumptions regarding future gas rights agreements expected to be completed, but not yet agreed. The Forecasts do not include potential earnings relating to hydrogen, CO2, heat and LFG collection efficiency improvements. In addition, the Forecasts do not take into account any circumstances, transactions or events occurring after the date on which the Forecasts were prepared and do not give effect to any changes or expenses incurred after the date on which they were made, including as a result of the Merger or any effects of the Merger. The Company does not intend to update or otherwise revise the Forecasts to reflect circumstances existing after the date on which the Forecasts were prepared or to reflect the occurrence of future events, even if any or all of the underlying assumptions are shown to be in error. There can be no assurance that the financial results in the Forecasts will be realized, or that future actual financial results will not materially vary from those estimated in the Forecasts.

Certain of the measures included in the Forecasts are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures provided to a financial advisor are excluded from the SEC’s rules concerning non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. Reconciliations of non-GAAP financial measures were not prepared or relied upon by the Company Board in connection with its consideration of the Merger Agreement or by BofA Securities for purposes of its financial analyses. Accordingly, the Company has not provided a reconciliation of any financial measures included in the Forecasts.

The following table is a summary of the July Forecasts:

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$690	$804	$1,019	$1,228	$1,656	$1,923	$2,063	$2,184	$2,328	$2,492
EBITDA(1)	$309	$367	$485	$603	$863	$1,024	$1,104	$1,187	$1,272	$1,371
EBIT(2)	$259	$304	$398	$491	$715	$851	$919	$990	$1,062	$1,148
Net Income	$195	$228	$306	$385	$608	$564	$607	$652	$697	$752
Levered Free Cash Flow(3)	$(44)	$(221)	$(231)	$(229)	$365	$520	$573	$627	$684	$750
Unlevered Free Cash Flow(4)	$(7)	$(176)	$(178)	$(168)	$415	$540	$592	$646	$701	$766

____________

(1)      EBITDA is calculated as revenue less asset specific royalty expense, marketing expense, transportation expense, power expense, insurance and rent expense, operations and maintenance (“O&M”) expense, reliability and maintenance (“R&M”) expense, asset specific selling, general and administrative (“SG&A”) expense, contingency expense and corporate SG&A.

(2)      EBIT is calculated as EBITDA less depreciation and amortization plus adjustments from the Power segment joint ventures.

(3)      Levered Free Cash Flow is calculated as EBIT less interest, asset specific state taxes, federal taxes, asset specific maintenance capital expenditures, growth projects capital expenditures, and plus depreciation and amortization.

(4)      Unlevered Free Cash Flow is calculated as Levered Free Cash Flow plus tax adjusted interest.

The following tables are summaries of the September Forecasts:

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$629	$750	$975	$1,228	$1,675	$1,954	$2,106	$2,229	$2,379	$2,559
EBITDA(1)	$285	$346	$467	$609	$872	$1,029	$1,113	$1,180	$1,261	$1,362
EBIT(2)	$236	$283	$379	$498	$724	$857	$928	$983	$1,051	$1,139
Net Income	$170	$205	$277	$375	$595	$588	$660	$702	$753	$820
Levered Free Cash Flow(3)	$(69)	$(243)	$(260)	$(239)	$353	$544	$625	$677	$740	$817
Unlevered Free Cash Flow(4)	$(28)	$(195)	$(197)	$(163)	$421	$584	$645	$696	$757	$833

____________

(1)      EBITDA is calculated as revenue less asset specific royalty expense, marketing expense, transportation expense, power expense, insurance and rent expense, O&M expense, R&M expense, asset specific SG&A expense, contingency expense and corporate SG&A.

(2)      EBIT is calculated as EBITDA less depreciation and amortization plus adjustments from the Power segment joint ventures.

(3)      Levered Free Cash Flow is calculated as EBIT less interest, asset specific state taxes, federal taxes, asset specific maintenance capital expenditures, growth projects capital expenditures, and plus depreciation and amortization.

(4)      Unlevered Free Cash Flow is calculated as Levered Free Cash Flow plus tax adjusted interest.

Certain Effects of the Merger

If the Merger Proposal is approved and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Archaea upon the terms set forth in the Merger Agreement. As the surviving corporation in the Merger, Archaea will continue to exist following the Merger as a wholly owned subsidiary of Parent.

Following the Merger, all of the Archaea common stock will be beneficially owned by Parent and none of the Company’s current stockholders will have any direct ownership interest in, or be a stockholder of, the Company, the Surviving Corporation or Parent after the consummation of the Merger. As a result, the Company’s current stockholders will no longer have the potential to benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Archaea common stock. Following the Merger, Parent will have the potential to benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

At the Effective Time, and without any action by any Archaea stockholder, each share of Class A common stock that is issued and outstanding as of immediately prior to the Effective Time (other than any Owned Company Shares or any Dissenting Company Shares), will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.

Also, at the Effective Time, and without any action by any Archaea stockholder, each share of Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and extinguished without any conversion thereof or consideration paid therefor. Each holder of Class B common stock also holds an equivalent number of Opco Units.

Also, at the Effective Time, and without any action by any Archaea stockholder, (i) each share of common stock of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and (ii) each of the Owned Company Shares will automatically be canceled and extinguished without any conversion thereof or consideration paid therefor.

At the Opco Merger Effective Time, and without any action by any holder of Opco Units, each Opco Unit held by a holder other than the Specified Opco Holders issued and outstanding as of immediately prior to the Opco Merger Effective Time will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to the Merger Consideration, less any applicable withholding taxes.

Also, at the Opco Merger Effective Time, and without any action by any holder of Opco Units, (i) the Owned Opco Units shall become an equivalent number of limited liability company interests of the Surviving Opco held by the Surviving Corporation, and (ii) all limited liability company interests of Opco Merger Sub will automatically be canceled, extinguished and converted into limited liability company interests of the Surviving Opco, such that the aggregate number of limited liability company interests of the Surviving Opco to be held by Parent immediately following the Opco Merger Effective Time will represent the same percentage of the outstanding limited liability company interests of the Surviving Opco immediately following the Opco Merger Effective Time as the percentage of Opco Units held by the Specified Opco Holders immediately prior to the Opco Merger Effective Time. As a result, immediately following the Opco Merger Effective Time, based on the number of Opco Units issued and outstanding as of the date of this proxy statement, approximately [      ]% of the limited liability company interests in the Surviving Opco will be held directly by Parent, and approximately [      ]% of the limited liability company interests in the Surviving Opco will be held directly by the Company (and accordingly indirectly by Parent).

Immediately following the Opco Merger Effective Time, each of the Warrants will be redeemed for cash in accordance with the terms of the Warrant Agreement and the Warrant Agreement Amendment, which provides that immediately following the Opco Merger Effective Time, each Warrant that is issued and outstanding immediately prior to the Effective Time will be automatically redeemed for the right to receive an amount, in cash, equal to (i) the Merger Consideration minus (ii) the Warrant Price (as defined in the Warrant Agreement and which is currently $11.50) as reduced pursuant to the calculation provided in Section 4.4 of the Warrant Agreement, without interest.

At the Effective Time, all Archaea equity awards that are outstanding immediately prior to the Effective Time will generally be afforded the treatment described in the section of this proxy statement titled “The Merger Agreement — Treatment of Equity-Based Awards in the Merger.”

Class A common stock is currently registered under the Exchange Act and trades on the NYSE under the ticker symbol “LFG.” Following the consummation of the Merger, shares of Class A common stock will be delisted from the NYSE. In addition, the registration of shares of Class A common stock under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC with respect to its Class A common stock. Termination of registration of Class A common stock under the Exchange Act will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger is Not Completed

If the Merger Proposal is not approved by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Archaea common stock or Opco Units in connection with the Merger. Instead, the Company will remain an independent public company, the Class A common stock will continue to be listed and traded on the NYSE, the Class A common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic and other reports with the SEC with respect to its Class A common stock, and the Company’s stockholders will continue to own their shares of Archaea common stock and the members of Opco will continue to own their Opco Units and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Archaea common stock and Opco Units, respectively.

If the Merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Archaea common stock, including the risk that the market price of the Class A common stock may decline to the extent that the current market price of the Class A common stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the Merger Agreement, under certain circumstances, the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction and may be obligated to pay to Parent a termination fee. See the section of this proxy statement titled “The Merger Agreement — Termination.”

Interests of the Company’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of Archaea common stock by the Company’s directors and executive officers are set forth in the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.” In addition to their interests in the Merger as stockholders, the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. In considering the proposals to be voted on at the Special Meeting, you should be aware of these interests. Members of the Archaea Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and to declare that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and in the best interests of the Company and its stockholders, and in recommending that the holders of Archaea common stock vote for adoption of the Merger Agreement.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•        the relevant price per share of Archaea common stock is $26.00 (the “per share price”);

•        each non-employee director and executive officer holds the outstanding equity awards that were held by each non-employee director and such executive officer as of October 28, 2022, the latest practicable date before the filing of this proxy statement; and

•        the amounts set forth below regarding executive officer compensation are based on compensation levels as of October 28, 2022.

Archaea’s current executive officers are:

•        Nicholas Stork, our Chief Executive Officer;

•        Richard Walton, our President;

•        Brian McCarthy, our Chief Financial Officer;

•        Edward Taibi, our General Counsel and EVP of Strategic Initiatives and Government Affairs; and

•        Chad Bellah, our Chief Accounting Officer.

The disclosure below does not include Eric Javidi or Lindsay Ellis, who were executive officers of the Company prior to their resignations. Mr. Javidi resigned as Chief Financial Officer of the Company and Ms. Ellis resigned as General Counsel and Secretary of the Company, each effective as of March 1, 2022, and neither is eligible to receive any payments or benefits in connection with the Merger.

Archaea’s current non-employee directors are:

•        J. Kyle Derham;

•        Kathryn Jackson;

•        Joseph Malchow;

•        Scott Parkes;

•        Daniel J. Rice, IV; and

•        James Torgerson.

Treatment of Equity-Based Awards

For additional information regarding beneficial ownership of Archaea common stock by each of Archaea’s directors and named executive officers and beneficial ownership of Archaea common stock by all directors and executive officers as a group, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.” Each of Archaea’s non-employee directors and executive officers will be entitled to receive, for each share of Archaea common stock, Opco Unit or Warrant he or she holds as of immediately prior to the Effective Time, the same Merger Consideration in cash in the same manner as other holders of Archaea common stock, Opco Units or Warrants, respectively.

Each of Archaea’s non-employee directors hold RSUs (as defined below). Archaea’s executive officers hold RSUs and PSUs (as defined below) that will be afforded the treatment described below. Archaea’s non-employee directors do not hold any outstanding PSUs.

Under the Company’s 2021 Omnibus Incentive Plan (the “Omnibus Plan”), we have granted service-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to our employees and executive officers to incentivize and reward them for our long-term corporate performance based on the value of Class A common stock. Each of our non-employee directors are granted RSUs under the Omnibus Plan in accordance with the terms of our Non-Employee Director Compensation Policy (the “Director Compensation Policy”).

At the Effective Time, all Archaea equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•        Each vested RSU and vested PSU that is outstanding as of immediately prior to the Effective Time (“Vested RSU” and “Vested PSU,” respectively), each RSU that is held by a non-employee director of the Company immediately prior to the Effective Time (“Director RSU”) and, with respect to unvested RSUs and unvested PSUs that are not Director RSUs, 50% of each holder’s unvested RSUs and 50% of each holder’s unvested PSUs that are outstanding as of immediately prior to the Effective Time (“Deemed Vested RSUs” and “Deemed Vested PSUs,” respectively) will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Class A common stock subject to such Vested RSU, Vested PSU, Director RSU, Deemed Vested RSU and Deemed Vested PSU, respectively, as of immediately prior to the Effective Time (with performance vesting conditions for Deemed Vested PSUs being deemed achieved at maximum levels of performance) and (ii) $26.00.

•        Each RSU and each PSU that is outstanding as of immediately prior to the Effective Time that is not a Vested RSU, Director RSU or Deemed Vested RSU (an “Unvested RSU”) or a Vested PSU or Deemed Vested PSU (an “Unvested PSU”), respectively, will, at the Effective Time, be canceled and converted into an award representing the contingent right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Class A common stock subject to such Unvested RSU or Unvested PSU, respectively, as of immediately prior to the Effective Time (with performance vesting conditions for Unvested PSUs being deemed achieved at maximum levels of performance) (a “Deferred Cash RSU Award” or “Deferred Cash PSU Award,” respectively) and (ii) $26.00. Each Deferred Cash RSU Award or Deferred Cash PSU Award will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable on the earlier of (a) the same time as the Unvested RSU or Unvested PSU for which the Deferred Cash RSU Award or Deferred Cash PSU Award, respectively, was exchanged would have vested and been payable pursuant to its service-based vesting schedule and (b) the first anniversary of the closing date, in each case, subject to full accelerated vesting upon a termination of employment by the Company without “cause” or a resignation for “good reason.”

Double-Trigger Deferred Cash RSU Awards and Deferred Cash PSU Awards

As more fully described in the section of this proxy statement titled “— Severance Entitlements” below, two of Archaea’s current executive officers — Chad Bellah and Edward Taibi — participate in Archaea’s Executive Severance Plan (the “Executive Severance Plan”), pursuant to which, if they experience a Qualifying Termination (as defined in the section of this proxy statement titled “— Severance Entitlements” below), their Deferred Cash RSU Awards and Deferred Cash PSU Awards will immediately become vested.

Quantification of Potential Payments for Equity Awards

The tables below set forth (i) the number of unvested RSUs and unvested PSUs, as applicable, as of October 28, 2022, the assumed date of the Merger solely for the purposes of this disclosure, and held by each executive officer of Archaea and each non-employee member of the Board and (ii) the estimated value of those awards (on a pre-tax basis). These estimated values have been calculated assuming the price of a share of Class A common stock is $26.00, which represents the per share price. The amounts in the tables below do not include any equity awards that may be granted following October 28, 2022 or reflect any RSUs or PSUs that may vest in accordance with their terms after such date.

	Number of Unvested RSUs Held (#)(1)	Value of Unvested RSUs Held ($)(1)	Number of Unvested PSUs Held (at Maximum Performance) (#)(2)	Value of Unvested PSUs Held (at Maximum Performance) ($)(2)	Total ($)
Archaea Executive Officer
Nicholas Stork	61,973	$1,611,298	123,946	$3,222,596	$4,833,894
Richard Walton	37,184	966,784	74,368	1,933,568	2,900,352
Brian McCarthy	46,902	1,219,452	81,804	2,126,904	3,346,356
Edward Taibi	39,663	1,031,238	79,326	2,062,476	3,093,714
Chad Bellah	8,971	233,246	17,942	466,492	699,738

____________

(1)      Consists of all RSUs held by the individual. As described above, 50% of these RSUs will be paid out to the executive officers in cash in connection with the closing of the Merger, and the other 50% of these RSUs will be converted into Deferred RSU Cash Awards.

(2)     Consists of all PSUs held by the individual (with performance vesting conditions for PSUs deemed achieved at maximum levels of performance). As described above, 50% of these PSUs will be paid out to the executive officers in cash in connection with the closing of the Merger, and the other 50% of these PSUs will be converted into Deferred PSU Cash Awards.

	Number of Unvested RSUs Held (#)(1)	Value of Unvested RSUs Held ($)(1)
Archaea Non-Employee Directors
J. Kyle Derham	6,838	$177,788
Kathryn Jackson	6,838	177,788
Joseph Malchow	6,838	177,788
Scott Parkes	6,838	177,788
Daniel J. Rice, IV	6,838	177,788
James Torgerson	6,838	177,788

____________

(1)      Consists of all RSUs held by the individual. As described above, all these RSUs will be paid out to the non-employee directors in cash in connection with the closing of the Merger.

Severance Entitlements

Two of Archaea’s current executive officers — Chad Bellah and Edward Taibi — participate as Level 1 Executives in the Executive Severance Plan, which provides for certain severance payments and benefits in connection with certain terminations of employment.

Under the Executive Severance Plan, upon a termination of employment by the Company without “cause” or a resignation for “good reason,” in each case, on the date of a change in control (which includes the Merger) or within 24 months immediately thereafter (the “Change in Control Protection Period” and such termination during the Change in Control Protection Period, a “Qualifying Termination”), Messrs. Bellah and Taibi will each be eligible to receive the following benefits, subject to the terms and conditions of the Executive Severance Plan:

•        a lump sum cash payment equal to the sum of (i) the product of (a) 2.0 and (b) the sum of the executive officer’s (1) base salary and (2) target annual bonus and (ii) a pro-rated portion of the executive officer’s target annual bonus for the year of termination;

•        a lump sum cash payment equal to the product of (i) 24 and (ii) the monthly amount of the Company’s contribution to the premiums for the executive officer’s group health plan coverage (including coverage for the executive officer’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to the date of the executive officer’s termination; and

•        vesting in full of the executive officer’s outstanding and unvested equity incentive awards that are assumed by the acquiring entity in the change in control (which includes the Deferred Cash RSU Awards and the Deferred Cash PSU Awards).

Under the Executive Severance Plan, “cause” generally means the executive officer’s (i) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate; (ii) substantial and repeated failure to perform duties as reasonably directed by the person to whom the executive officer reports; (iii) conduct that brings or is reasonably likely to bring the Company or an affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iv) gross negligence or willful misconduct with respect to the Company or an affiliate; (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, or ethical misconduct; or (vi) any breach of any non-competition, non-solicitation, no-hire, or confidentiality covenant between the executive officer and the Company or an affiliate.

Under the Executive Severance Plan, “good reason” generally exists during the Change in Control Protection Period in the event any of the following actions are taken without the executive officer’s written consent, subject to certain notice and cure provisions: (i) the executive officer’s authority with the Company or its affiliates is, or the executive officer’s duties, responsibilities or reporting relationship or structure are, diminished relative to such executive officer’s authority, duties, responsibilities or reporting relationship or structure as in effect immediately prior to such change; (ii) a diminution in the authority, duties, responsibilities or reporting relationship or structure of the person to whom the executive officer is required to report; (iii) a reduction in the executive officer’s base salary, target annual bonus, long-term incentive opportunity and/or other employee benefits, in each case, as in effect immediately prior to any such reduction; (iv) a relocation of the geographic location of the executive officer’s principal place of employment by more than 50 miles from the location of such executive officer’s then-current principal place of employment; or (v) the Company’s material failure to comply with the terms of the Executive Severance Plan (including the Company’s failure to obtain satisfactory agreement from any successor to the Company, its assets, its businesses or its interests (whether as a result of a change in control or otherwise) to assume and agree to perform the Company’s obligations under the Executive Severance Plan) or the Company’s material breach of any written agreement between the Company and the executive officer.

The foregoing severance payments and benefits under the Executive Severance Plan are subject to the executive officer’s timely execution (and non-revocation) of a release of claims in favor of the Company and its affiliates and the executive officer’s continued compliance with certain confidentiality, assignment of invention, cooperation, non-competition, non-solicitation and non-disparagement covenants.

The estimated amounts that would be payable to Messrs. Bellah and Taibi in respect of the foregoing severance entitlements (excluding the amount of unvested RSUs and unvested PSUs, which is more fully described in the section of this proxy statement titled “— Quantification of Potential Payments for Equity Awards” above) if the Merger were to be completed and they were to experience a Qualifying Termination in connection therewith, and further assuming that the value of COBRA continuation coverage to be $2,000 per executive officer per month and that the Merger closes on or before, and the Qualifying Termination occurs on, December 31, 2022 so that the pro-rated portion of the executive officer’s target annual bonus included in the lump sum cash severance payment is the full amount of the executive officer’s target annual bonus, are $1,188,000 and $2,298,000, respectively.

Retention Bonuses

One of Archaea’s current executive officers — Edward Taibi — participates in the Company’s retention bonus program (the “Retention Bonus Program”). Under the Retention Bonus Program, participants are eligible to receive a cash retention bonus equal to the product of (i) an individual multiplier and (ii) the participant’s target 2022 total annual compensation. The retention bonuses are payable (a) 50% on the closing date, subject to the participant’s continued employment through such date, and (b) 50% on the earlier of (1) the date that is 90 days following the closing date, subject to the participant’s continued employment through such date, and (2) the participant’s termination by the Company without “cause” (as defined in the section of this proxy statement titled “— Severance

Entitlements” above) or resignation for “good reason” (which generally includes a compensation reduction or a forced relocation of greater than 50 miles), subject to the individual’s execution and non-revocation of a release of claims in favor of the Company in connection with such termination. The estimated total amount that would be payable to Mr. Taibi in respect of his retention bonus if the Merger were to be completed, and subject to satisfaction of the foregoing terms and conditions, is $5,184,333.

280G Mitigation Actions

Under the Merger Agreement, Archaea may, after consulting with Parent, take the following actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), including the executive officers: (i) enter into a “best after tax cutback” agreement or (ii) assign a value (to be determined by an outside advisor) to the restrictive covenants applicable to such disqualified individual for purposes of reducing such disqualified individual’s potential parachute payments. As of the date of this proxy statement, Archaea has not yet approved any specific actions to mitigate any impact of Section 280G of the Code on Archaea or any disqualified individuals. As of the date of this proxy statement, no executive officer is entitled to receive gross-ups or tax reimbursements from Archaea with respect to any potential excise taxes.

Archaea Non-Employee Director Compensation

Under the Merger Agreement, Archaea may continue to pay non-employee members of the Board their annual fees, retainers, equity grants, reimbursements and stipends, in each case, in accordance with the terms of the Director Compensation Policy. As described above in the section of this proxy statement titled “— Interests of the Company’s Directors and Executive Officers in the Merger,” all RSUs held by non-employee directors will be paid out to the non-employee directors in cash at the per share price in connection with the closing of the Merger.

Future Arrangements

As of the date of this proxy statement, none of Archaea’s directors or executive officers has entered into any agreement, arrangement or understanding with Parent regarding employment or service with, or compensation following the Merger to be paid by, Parent, except that, concurrently with Parent’s and Archaea’s execution of the Merger Agreement, Messrs. Stork, Walton and McCarthy were required to enter into customary “at-will” employment offer letters with BP America Production Company Inc. (“BP”), which will become effective upon consummation of the Merger and are described below (the “Conditional Offer Letters”). In addition, prior to the closing of the Merger, other directors or executive officers of Archaea may discuss or enter into agreements, arrangements or understandings with Parent regarding employment or service with, or compensation following the Merger, to be paid by Parent.

On October 16, 2022, as a condition to Parent’s execution of the Merger Agreement, BP entered into the Conditional Offer Letters with each of Messrs. Stork, Walton and McCarthy. The Conditional Offer Letters provide that upon and subject to the closing of the Merger, Mr. Stork will become Chief Executive Officer of BP US BioGas, Mr. Walton will become Chief Development Officer of BP US BioGas, and Mr. McCarthy will become Chief Commercial Officer of BP US BioGas.

In recognition of their future services to BP, the Conditional Offer Letters provide that Messrs. Stork, Walton and McCarthy will receive compensation for each of calendar years 2023 and 2024 in an amount not less than their existing total target compensation with Archaea (base salary, target annual bonus opportunity, and target long term incentive opportunity) of $3,500,000 for Mr. Stork, $2,000,000 for Mr. Walton and $2,550,000 for Mr. McCarthy. In the event that the actual compensation received by each of Messrs. Stork, Walton and McCarthy in 2023 and 2024 is less than their respective minimum compensation amounts set forth above, BP has agreed to grant each of them restricted stock units in the amount of such shortfall that will vest on March 31, 2025 for the 2023 calendar year compensation and March 31, 2026 for the 2024 calendar year compensation, subject to continued employment through such vesting dates. Notwithstanding the above, the Conditional Offer Letters do not guarantee any amount of compensation, nor do they guarantee continued, or initial, employment at BP.

Subject to the commencement of their employment with BP, the Conditional Offer Letters require each of Messrs. Stork, Walton and McCarthy to be bound by certain restrictive covenants for a period of 18 months after the termination of their employment in addition to a 6-month notice period.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, Archaea’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See the section of this proxy statement titled “The Merger Agreement — Indemnification of Directors and Officers and Insurance.”

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax considerations applicable to holders of Class A common stock who receive cash in exchange for shares of Class A common stock pursuant to the Merger. This discussion is general in nature and does not purport to be a complete analysis of all potential tax consequences of the Merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) regarding any of the tax issues discussed herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Merger described in this proxy statement.

This discussion assumes that holders of Class A common stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Class A common stock in light of such holder’s individual circumstances, nor does it address U.S. state or local, non-U.S., or estate or gift taxes, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not address tax considerations that may be relevant to holders of Class A common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions, brokers or dealers in securities or currencies, mutual funds, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities and their partners or members, S corporations, tax-exempt organizations, governmental organizations, retirement or other tax-deferred accounts, insurance companies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or long-term residents of the United States, holders who acquired their Class A common stock as compensation, holders who hold their Class A common stock as part of a hedge, straddle, constructive sale, conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, real estate investment trusts, regulated investment companies, holders deemed to sell their shares of Class A common stock under the constructive sale provisions of the Code, persons who own (directly, indirectly or constructively) an equity interest in Parent or the Surviving Corporation, holders who own both shares of Class A common stock and Opco Units and holders who exercise appraisal rights in connection with the merger under the DGCL.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and activities of the partner and the partnership. If you are a partnership holding Class A common stock or a partner of a partnership holding Class A common stock, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the Merger relevant to you.

This discussion is general in nature and is not tax advice. Holders of Class A common stock are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the Merger to them in light of their particular circumstances, as well as any tax consequences of the Merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Class A common stock that, for U.S. federal income tax purposes, is:

•        an individual who is a citizen or resident of the United States;

•        a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•        a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons as described in Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code); and

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Class A common stock that is, for U.S. federal income tax purposes, an individual, a corporation, a trust or an estate that is not a U.S. holder.

U.S. Holders

The receipt of cash in exchange for shares of Class A common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares exchanged for cash pursuant to the Merger. A U.S. holder’s adjusted tax basis in a share of Class A common stock will generally be equal to the amount the U.S. holder paid for such share. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares exceeds one year as of the date of the closing. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of Class A common stock (i.e., common stock acquired at the same time and at the same price in a single transaction). U.S. holders who own separate blocks of Class A common stock are urged to consult their tax advisors with respect to these rules.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder will generally not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder will generally be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•        the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder will generally be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized for the year; or

•        the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the Merger and (ii) the non-U.S. holder’s holding period in the Class A common stock, and, in the case where the Class A common stock is traded on an established securities market, at any time during such period, the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding Class A common stock, in which case gain recognized by the non-U.S. holder in the Merger will generally be subject to tax at applicable U.S. federal income tax rates as if the non-U.S. holder was a U.S. holder. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Information Reporting and Backup Withholding

Proceeds received in connection with the Merger may be subject to information reporting to the IRS and U.S. backup withholding. Backup withholding will generally not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status (generally, by providing a valid IRS Form W-9). A non-U.S. holder will generally eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder may generally claim a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA

Provisions of the Code (Sections 1471 through 1474) commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on Archaea common stock. FATCA withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers may generally rely on them until final Treasury Regulations are issued.

In general, no FATCA withholding will be required with respect to a U.S. holder or an individual non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, those entities) have been satisfied, or an exemption applies (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will generally be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. holders that are resident in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult their tax advisors with respect to the application of FATCA to them.

THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS GENERAL IN NATURE AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES WITH RESPECT TO ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

Regulatory Approvals Required for the Merger

There can be no assurances that all of the required regulatory approvals, which are summarized below, will be obtained and, if obtained, there can be no assurances as to the timing of any approvals.

Each of Parent and the Company are obligated to cooperate and coordinate (and shall cause their respective affiliates to cooperate and coordinate) with one another in making required regulatory filings, in supplying (or causing to be supplied) any additional information that may be required or requested by the relevant governmental authorities, and for the HSR Act and subject to the limitations set forth in the Merger Agreement, are obligated to take (and cause their affiliates to take) all action necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, in each case as promptly as practicable and in any event prior to the Termination Date. The parties to the Merger Agreement also agree to promptly notify one another of any communication from any governmental authority regarding the Merger and to keep other parties to the Merger Agreement apprised of the status of communications, filings and authorizations with or from any governmental authority in connection with the Merger.

In addition, the Merger Agreement provides that the Parent Entities shall not, and shall cause each of their affiliates not to, enter into, or agree to enter into, agreements for the acquisition of equity interest of any person that has material operations relating to the development or operation of biogas projects in the United States, or of assets or rights of any person, which assets or rights are related to the development or operation of biogas projects in the United States to the extent any such actions would reasonably be expected to prevent, materially delay or materially impede the ability of the Parent Entities to obtain satisfaction of closing conditions.

U.S. Antitrust

The obligations of Parent and the Company to consummate the Merger are subject to the waiting period applicable to the Merger under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be completed until notifications have been filed and certain information has been furnished to the FTC and the DOJ and the specified waiting period has expired or has been terminated. The Company and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the DOJ and the FTC on October 28, 2022. Both before and after the expiration of the applicable waiting period, the FTC and the DOJ retain the authority to challenge the Merger on antitrust grounds.

In addition, the Merger may be reviewed by the state attorneys general in the various states in which Parent and the Company operate. These authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or seek to prohibit the Merger under the circumstances and based on the standards set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the Merger. As of the date of this proxy statement, neither Parent nor the Company has been notified by any state attorney general indicating any plan to review the Merger.

Other Regulatory Approvals and Notifications

The consummation of the Merger is also conditioned on the following: (i) receipt of authorization from FERC pursuant to Section 203 of the FPA of the Merger contemplated by the Merger Agreement, and (ii) the prior notice period set forth in Schedule 2 of the PJM Tariff, relating to reactive supply and voltage control rate schedules, shall have lapsed or been waived by FERC (the “Schedule 2 Filing”). The application for the FERC authorization was filed on October 31, 2022, and Company affiliate INGENCO Wholesale Power, LLC (the only Company affiliate with a reactive supply and voltage control rate schedule) made its Schedule 2 Filing on the same date.

Delisting and Deregistration of Class A Common Stock

If the Merger is completed, the shares of Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section of this proxy statement titled “Where You Can Find Additional Information.”

The Merger Agreement has been included to provide you with information regarding its terms, and we recommend that you read it in its entirety. The Merger Agreement is a contractual document that establishes and governs the legal relations between the Company, Opco, Parent, Merger Sub and Opco Merger Sub and allocates risks between them, with respect to the Merger and the other transactions contemplated by the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates specified in the Merger Agreement. The assertions embodied in those representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties to the Merger Agreement (including being qualified by a confidential disclosure letter made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors or security holders, or applicable under securities laws. Investors and security holders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement, or any descriptions thereof contained in this proxy statement or elsewhere, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, and at the Opco Merger Effective Time, Opco Merger Sub will merge with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent.

Closing and Effective Time of the Merger

The closing of the Merger will take place at 9:00 a.m., New York City time, on the third business day after the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the last to be satisfied or waived of all of the conditions described in the section of this proxy statement titled “— Conditions of the Merger” (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or such other time as Parent, Merger Sub and Archaea mutually agree in writing.

The Company Merger will become effective at the time a certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time specified in the certificate of merger and agreed to by the parties (referred to in this proxy statement as the Effective Time). The Opco Merger will become effective at the time a certificate of merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time specified in the certificate of merger and agreed to by the parties (referred to in this proxy statement as the Opco Merger Effective Time). The Opco Merger Effective Time will occur immediately following the Effective Time.

Certificate of Incorporation and Bylaws; Directors and Officers

At the Effective Time, (i) the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the Merger Agreement, and (ii) the bylaws of the Surviving Corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub will be automatically amended and become references to the Surviving Corporation.

At the Opco Merger Effective Time, (a) the certificate of formation of Opco, as the Surviving Opco, will be amended and restated in its entirety to be identical to the certificate of formation of Opco Merger Sub as in effect immediately prior to the Opco Merger Effective Time, except that all references to Opco Merger Sub will be automatically amended and become references to the Surviving Opco, and (b) the limited liability company agreement of the Surviving Opco will be amended and restated in its entirety to be identical to the limited liability company agreement of Opco Merger Sub as in effect immediately prior to the Opco Merger Effective Time, except that (i) all references to Opco Merger Sub will be automatically amended and become references to the Surviving Opco and (ii) the limited liability company interests of the Surviving Opco will be held in accordance with the Merger Agreement and to reflect any related changes that Parent desires to implement.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Company, as the Surviving Corporation, immediately following the Effective Time. The officers of the Company immediately prior to the Effective Time will be the officers of the Company, as the Surviving Corporation, immediately following the Effective Time.

Consideration to be Received in the Merger

At the Effective Time, and without any action by any Archaea stockholder, each share of Class A common stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically canceled, extinguished and converted into the right to receive the Merger Consideration, less any applicable withholding taxes.

Also, at the Effective Time, and without any action by any Archaea stockholder, each share of Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and extinguished without any conversion thereof or consideration paid therefor. Each holder of Class B common stock also holds an equivalent number of Opco Units.

Also, at the Effective Time, and without any action by any Company stockholder, (i) each share of common stock of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and (ii) each of the Owned Company Shares will automatically be canceled and extinguished without any conversation thereof or consideration paid therefor.

At the Opco Merger Effective Time, and without any action by any holder of Opco Units, each Opco Unit held by a holder other than the Specified Opco Holders issued and outstanding as of immediately prior to the Opco Merger Effective Time will be automatically canceled, extinguished and converted into the right to receive cash in an amount equal to the Merger Consideration, less any applicable withholding taxes.

Also, at the Opco Merger Effective Time, and without any action by any holder of Opco Units, (i) the Owned Opco Units shall become an equivalent number of limited liability company interests of the Surviving Opco held by the Surviving Corporation, and (ii) all limited liability company interests of Opco Merger Sub will automatically be canceled, extinguished and converted into limited liability company interests of the Surviving Opco, such that the aggregate number of limited liability company interests of the Surviving Opco to be held by Parent immediately following the Opco Merger Effective Time will represent the same percentage of the outstanding limited liability company interests of the Surviving Opco immediately following the Opco Merger Effective Time as the percentage of Opco Units held by the Specified Opco Holders immediately prior to the Opco Merger Effective Time. As a result, immediately following the Opco Merger Effective Time, based on the number of Opco Units issued and outstanding as of the date of this proxy statement, approximately [            ]% of the limited liability company interests in the Surviving Opco will be held directly by Parent, and approximately [            ]% of the limited liability company interests in the Surviving Opco will be held directly by the Company (and accordingly indirectly by Parent).

Immediately following the Opco Merger Effective Time, each of the Warrants will be redeemed for cash in accordance with the terms of the Warrant Agreement and the Warrant Agreement Amendment, which provides that immediately following the Opco Merger Effective Time, each Warrant that is issued and outstanding immediately prior to the Effective Time will be automatically redeemed for the right to receive an amount, in cash, equal to (i) the Merger Consideration minus (ii) the Warrant Price (as defined in the Warrant Agreement and which is currently $11.50) as reduced pursuant to the calculation provided in Section 4.4 of the Warrant Agreement, without interest.

Treatment of Equity-Based Awards in the Merger

Under the Omnibus Plan, we have granted RSUs and PSUs to our employees and executive officers to incentivize and reward them for our long-term corporate performance based on the value of Class A common stock. Each of our non-employee directors are granted RSUs under the Omnibus Plan in accordance with the terms of the Director Compensation Policy.

At the Effective Time, all Archaea equity awards, including awards held by our non-employee directors and executive officers, that are outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•        Each Vested RSU, Vested PSU, Director RSU, Deemed Vested RSU and Deemed Vested PSU will, at the Effective Time, be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Class A common stock subject to such Vested RSU, Vested PSU, Director RSU, Deemed Vested RSU and Deemed Vested PSU, respectively, as of immediately prior to the Effective Time (with performance vesting conditions for Deemed Vested PSUs being deemed achieved at maximum levels of performance) and (ii) $26.00; and

•        Each Unvested RSU and Unvested PSU will, at the Effective Time, be canceled and converted into a Deferred Cash RSU Award or Deferred Cash PSU Award, respectively. Each Deferred Cash RSU Award or Deferred Cash PSU Award will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable on the earlier of (a) the same time as the Unvested RSU or Unvested PSU for which the Deferred Cash RSU Award or Deferred Cash PSU Award, respectively, was exchanged would have vested and been payable pursuant to its service-based vesting schedule and (b) the first anniversary of the closing date, in each case, subject to full accelerated vesting upon a termination by the Company without “cause” or a resignation for “good reason.”

Procedure for Receiving Merger Consideration

Prior to the closing, Parent will appoint a nationally recognized bank or trust company selected by Parent (reasonably acceptable to the Company) to act as the payment agent for the Merger (the “Payment Agent”). At or prior to the closing of the Merger, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash equal to the aggregate Merger Consideration payable to holders of Archaea common stock and Opco Units.

Promptly following the closing date (and in any event no later than three business days thereafter), the Parent Entities will cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time or Opco Merger Effective Time, as applicable, of one or more certificates that immediately prior to the Effective Time or Opco Merger Effective Time, as applicable, represented issued and outstanding shares of Archaea common stock or Opco Units (other than any Owned Company Shares, Owned Opco Units or Dissenting Company Shares) (the “Certificates”) (i) a letter of transmittal (which will be in customary form and which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Archaea common stock or Opco Units formerly represented by the Certificates. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor the Merger Consideration, and the Certificates so surrendered will be canceled. Holders of book-entry shares of Archaea common stock or holders of book-entry Opco Units (the “Book-Entry Equity Interests”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive with respect of such Book-Entry Equity Interests. Exchange of Book-Entry Equity Interests shall be effected in accordance with the Payment Agent’s customary procedures with respect to securities represented by book-entry.

No interest will be paid or accrue on the cash payable to any holder of a Certificate or Book-Entry Equity Interest. Until so surrendered or exchanged, outstanding Certificates and Book-Entry Equity Interests will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof.

At or prior to the closing, Parent will deposit (or cause to be deposited) with Archaea, by wire transfer of immediately available funds, the aggregate equity award consideration owed in respect of Vested RSUs, Vested PSUs, Directors RSUs, Deemed Vested RSUs and Deemed Vested PSUs (collectively, the “Vested Equity Awards”). As promptly as reasonably practicable, but in any event no later than the end of the first payroll period commencing after the closing date, holders of the Vested Equity Awards will be paid by Archaea or the Surviving Corporation, through its payroll system, payroll provider or accounts payable, as applicable, all amounts required to be paid to such holders in respect of Vested Equity Awards that are canceled and converted into a cash payment, less any required withholding.

The Company will take all actions necessary to effect the cancellation and conversion of RSUs and PSUs and otherwise to give effect to the applicable provisions of the Merger Agreement.

Each of the surviving entities, Opco, Merger Sub, Opco Merger Sub, Parent and the Payment Agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement such amounts as may be required to be deducted or withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate governmental authority will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the Company Entities and the Parent Entities, including representations and warranties relating to, among other things:

•        organization, good standing and similar company matters;

•        due authorization, execution, delivery and enforceability of the Merger Agreement;

•        absence of conflicts with the parties’ governing documents, applicable laws and contracts; and

•        other than BofA Securities (in the case of the Company Entities) and Morgan Stanley & Co. LLC (in the case of the Parent Entities), absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following customary representations and warranties of the Company Entities relating to, among other things:

•        Company Board approval and the required approval of the Company’s stockholders of the adoption of the Merger Agreement;

•        inapplicability of certain takeover laws;

•        governmental approvals;

•        capitalization;

•        ownership of the Company’s subsidiaries;

•        documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

•        preparation of Company financial statements in accordance with GAAP;

•        internal controls;

•        indebtedness;

•        the absence of undisclosed liabilities;

•        the ordinary conduct of business of Archaea since June 30, 2022 and the absence of a Company Material Adverse Effect (as defined below) since December 31, 2021;

•        material contracts;

•        real property and assets;

•        environmental matters;

•        ownership and use of intellectual property;

•        filing of tax returns, payment of taxes and other tax matters;

•        employee benefits matters;

•        labor matters;

•        compliance with laws and possession of governmental authorizations;

•        data privacy matters;

•        the absence of pending or threatened litigation, including litigation pertaining to the Merger and other transactions contemplated by the Merger Agreement, Warrant Agreement Amendment and the Opco LLC Agreement Amendment (the “Transactions”);

•        insurance;

•        anti-corruption and compliance, sanctions matters and compliance with import-export matters;

•        no material misstatements or omissions from this proxy statement;

•        the regulatory status of the Company’s assets and subsidiaries; and

•        the receipt of a fairness opinion from BofA Securities.

The Merger Agreement also contains the following customary representations and warranties of the Parent Entities relating to, among other things:

•        absence of pending or threatened litigation that would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of the Parent Entities to consummate the transactions contemplated by the Merger Agreement;

•        Parent’s lack of ownership of Archaea common stock;

•        governmental approvals;

•        sufficiency of funds;

•        the operations of Merger Sub and Opco Merger Sub;

•        information supplied for inclusion in this proxy statement; and

•        the absence of a Parent vote or approval requirement.

Certain of the Company’s representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect.” The Merger Agreement provides that a “Company Material Adverse Effect” means any condition, change, circumstance, event, effect or development that, (i) individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of the Company

Entities to consummate the Transactions prior to the Termination Date; provided, that, for purposes of clause (i), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

•        general economic conditions, or conditions in the global, international or regional economy generally;

•        general conditions in the financial markets, credit markets, currency markets or capital markets, including (a) changes in interest rates or credit ratings; (b) changes in exchange rates for the currencies of any country or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•        general conditions in the industries in which the Company and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its subsidiaries conduct business, or changes therein;

•        general conditions affecting commodity prices, including general conditions affecting natural gas prices and environmental attribute prices;

•        any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), sabotage, rebellion, insurrection, cyberterrorism (including by means of cyber-attack by or sponsored by a governmental authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof;

•        earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of any of the foregoing;

•        the negotiation, execution or delivery of the Merger Agreement or the announcement of the Merger Agreement or the pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with customers, suppliers, lenders, lessors, business or joint venture partners, employees (including any such resulting employee attrition), regulators, governmental authorities, vendors or any other third person (other than for purposes of the Company’s representations and warranties relating to non-contravention or the condition to closing of the Parent Entities as it relates to such representations and warranties of the Company Entities);

•        any action taken at the express written request of any Parent Entity;

•        the compliance by the Company Entities with the terms of the Merger Agreement ((a) other than for purposes of the representations and warranties with respect to non-contravention or the condition to closing of the Parent Entities as it relates to such representations and warranties of the Company Entities and (b) excluding compliance with the interim operating covenants, but including (1) any actions or omissions pursuant to any approval provided by Parent under the interim operating covenants or (2) a breach by Parent of its obligation not to unreasonably withhold, condition or delay the provision of an approval under the interim operating covenants);

•        changes or proposed changes in GAAP or other accounting standards or in any applicable laws (or the enforcement or interpretation by any governmental authority (or any panel or advisory body empowered or appointed thereby) of any of the foregoing) or in regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

•        any epidemics, pandemics (including COVID-19, any evolutions or mutations thereof and any measures taken in response to COVID-19), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable governmental authority), including any escalation or worsening of any of the foregoing;

•        any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions (including in connection with any dispute involving the Russian Federation and Ukraine);

•        any changes in the price or trading volume of Archaea common stock or the Company’s credit ratings, in each case in and of itself (it being understood that any underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to have occurred to the extent not otherwise excluded by the other exceptions to this definition);

•        any failure, in and of itself, by the Company and its subsidiaries to meet (a) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to have occurred to the extent not otherwise excluded by the other exceptions to this definition);

•        the availability or cost of equity, debt or other financing to any Parent Entity;

•        any litigation relating to the Transactions or any demand or legal proceeding for appraisal of the fair value of any shares of Archaea common stock pursuant to the DGCL in connection herewith (it being understood that any underlying cause of any such litigation relating to the Transactions, demand or legal proceeding may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to have occurred to the extent not otherwise excluded by the other exceptions to this definition);

•        the identity or business of the Parent Entities or the respective affiliates of the foregoing; and

•        any breach by any Parent Entity of the Merger Agreement,

except, in each case of the first six bullets and the tenth, eleventh and twelfth bullets above, to the extent that such conditions, changes, events, effects or developments have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

The representations and warranties of the Company Entities and Parent Entities will terminate at the Effective Time.

Covenants Regarding Conduct of Business by the Company Until the Effective Time

Except for certain matters set forth in the confidential disclosure letter or as otherwise expressly contemplated by the Merger Agreement or required by applicable law or any COVID-19 measures or as approved by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company Entities will and will cause each of their subsidiaries to use reasonable best efforts to (i) conduct its business in all material respects in the ordinary course of business (including developing the Company’s ongoing projects and as required by the Company’s joint venture agreements that are material contracts) and (ii) preserve intact in all material respects its business and preserve its commercial relationships with counterparties, suppliers, distributors and third parties, in each case, with whom the Company or any of its subsidiaries has any material business relationship; provided, that the Company Entities and its subsidiaries may make any reasonably necessary, advisable or prudent changes in their respective business practices in response to COVID-19 and any COVID-19 measures to protect the health and safety of the Company Entities’ and their subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company Entities and their subsidiaries. In addition, nothing in the Merger Agreement prevents the Company Entities from taking actions reasonably required in response to an emergency that imminently threatens life, the environment, or property; provided that the Company Entities are required to provide Parent with notice as to the nature of the emergency and any action taken in response thereto as soon as possible following the occurrence of the emergency; provided, further, that once the imminent threat to life, the environment or property has been eliminated, all restrictions, obligations and covenants set forth with respect to the operation of the Company in the interim operating period shall apply to the Company Entities in all respects.

In addition, without limiting the generality of the foregoing, except for certain matters set forth in the confidential disclosure letter or as otherwise expressly contemplated by the Merger Agreement or required by applicable law, from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company Entities will not, and will not permit any of its subsidiaries to do, any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):

•        amend the organizational documents of any Company Entity or any of their subsidiaries (other than amendments to the organizational documents of any wholly owned subsidiary of Opco that would not or would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or any of the other transactions contemplated by the Voting Agreement or the Warrant Agreement Amendment), the Warrant Agreement, the Warrant Agreement Amendment or the Specified Waiver and Consent (as defined in the Merger Agreement);

•        propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        issue, sell, deliver or agree or commit to issue, sell or deliver any Company securities, except (i) in accordance with the terms of any employment agreements or arrangements or any award agreements under Archaea stock plans, set forth in the confidential disclosure letter, or otherwise with respect to, and upon the vesting, exercise or settlement of, any RSUs or PSUs, in each case as in effect on the date of the Merger Agreement or granted after the date hereof in compliance with the Merger Agreement; (ii) upon the exercise of any Warrants in accordance with their terms; (iii) pursuant to the redemption or exchange of any Opco Units issued and outstanding as of the date hereof in accordance with the terms of the Second Amended and Restated Limited Liability Company Agreement of Opco, dated as of September 15, 2021, as amended by the Opco LLC Agreement Amendment (“the Opco LLC Agreement”), for shares of Class A common stock (together with the corresponding cancellation of an equal number of shares of Class B common stock) or (iv) as contemplated by the confidential disclosure letter;

•        except for transactions solely among the Company, Opco and Opco’s wholly owned subsidiaries or solely among Opco and the wholly owned subsidiaries of Opco, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the withholding of shares of Archaea common stock to satisfy tax obligations incurred in connection with the exercise of Warrants and the vesting and settlement of RSUs or PSUs in accordance with their terms and (ii) the acquisition by the Company of Warrants, RSUs and PSUs in connection with the forfeiture of such warrants or awards, in each case, in accordance with their terms as in effect on the date of the Merger Agreement;

•        declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for (i) cash dividends made by any direct or indirect wholly-owned subsidiary of Opco or Opco to the Company, Opco or one of Opco’s wholly owned subsidiaries, (ii) tax distributions made in accordance with the organizational documents of Opco or any of its subsidiaries or (iii) pledge or encumber any shares of its capital stock or other equity or voting interest;

•        amend the terms of the Warrant Agreement, any Securityholder Rights Agreement (as defined in the Merger Agreement) or any of the joint venture agreements specified on the confidential disclosure letter, or enter into any new material Securityholder Rights Agreement;

•        incur, assume, guarantee or otherwise become liable for certain types of indebtedness, except (i) guarantees or credit support provided by the Company or any of its subsidiaries of the obligations of the Company or any of its subsidiaries (but for the avoidance of doubt, not the obligations of third parties) in the ordinary course of business, (ii) swaps, options, derivatives and other hedging agreements or arrangements entered into in the ordinary course of business and not for speculative purposes, (iii) any indebtedness solely among any of the Company, Opco and Opco’s wholly owned subsidiaries or (iv) issue any letters of credit, bank guarantees, performance bonds and surety bonds, except in case of clause (iv), in the ordinary course of business so long as the aggregate face amount of all issued and outstanding letters of credit, bank guarantees, performance bonds and surety bonds of the Company and its subsidiaries does not exceed $50 million (whether drawn or undrawn) after giving effect to such issuance;

•        (i) establish, adopt, amend or terminate, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any employee plan (or any plan, program, policy, agreement or arrangement that would be an employee plan if in effect as of the date of the Merger Agreement), (ii) grant, or commit to grant, to any Company service provider any increase in cash compensation, bonus or fringe or other benefits, except in the ordinary course of business with respect to Company service providers whose annual base salary does not exceed $150,000, (iii) grant, or commit to grant, to any Company service provider any increase in change in control, retention, severance or termination pay, (iv) enter into, or promise or commit to enter into, any employment, consulting, change in control, retention, severance or termination agreement with any Company service provider, (v) grant, or commit to grant, any equity-related, performance, incentive or similar awards or bonuses to any Company service provider or take any action that would result in the acceleration of vesting of any Company equity awards, (vi) grant any loan to any Company service provider, (vii) hire or promote any employee at the level of director or above other than (x) in the ordinary course of business or (y) with respect to a vacancy for a position in existence as of or following the date of the Merger Agreement following reasonable advance notice to, and consultation with, Parent, or (viii) terminate any employee of the Company or any of its subsidiaries at the level of director or above, other than terminations for cause (as determined by the Company in the ordinary course of business), except, in the case clauses (i) through (viii), (1) to the extent required pursuant to any employee plan as in effect on the date of the Merger Agreement or (2) in conjunction with annual renewal for the employee plans that do not materially increase the employment costs as in effect on the date hereof to the Company (or following the Effective Time, to Parent, the Surviving Corporation or their affiliates);

•        enter into, amend or terminate, or negotiate to take any such action in respect of, any labor agreement;

•        settle or compromise (or propose to settle or compromise) any legal proceeding (i) involving an amount to be paid by the Company and its subsidiaries in excess of $1 million individually or $7.5 million in the aggregate other than any settlement where the amount paid or to be paid by the Company or any of its subsidiaries is covered by insurance coverage maintained by the Company or any of its subsidiaries, (ii) involving any material injunctive or equitable relief against the Company or any of its subsidiaries or imposing any material restrictions on the business of the Company and its subsidiaries (in each case of this clause (ii), excluding, for the avoidance of doubt, releases of claims, confidentiality and other de minimis obligations customarily included in monetary settlements) or (iii) including the admission of fault or wrong doing by the Company or any of its subsidiaries;

•        change the Company’s or its subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), any governmental authority or applicable law;

•        (i) make, change or revoke any material tax election, (ii) change any annual tax accounting period or adopt or change any tax accounting method, (iii) enter into any closing agreement with respect to a material amount of tax or settle any material tax claim, audit, assessment or dispute, (iv) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment or (v) file an amended tax return that would reasonably be expected to materially increase the taxes payable by the Company or its subsidiaries unless required by law;

•        incur or commit to incur any capital expenditures other than amounts not in excess of 10% of the budget for such capital expenditures set forth in the confidential disclosure letter;

•        enter into, renew, modify or amend in any material respect, terminate (other than terminations of any material contract that has expired in accordance with its terms or terminations in the ordinary course of business of any material contract that does not involve payments by or to the Company or any subsidiaries in excess of $10 million over the life of the contract) or waive any material rights under any material contract, except that the Company and its subsidiaries may (subject to the other restrictions on the conduct of business by the Company until the Effective Time), (i) enter into any material contract in the ordinary course of business (provided that this clause (i) shall not apply to renewals, which shall be governed by the following clause (ii)), (ii) renew any material contract in the ordinary course of business (a) on terms that are not materially adverse to, or on terms more favorable to, the Company or its subsidiaries that are party thereto than the contract it is replacing or (b) on terms that are generally consistent with then commercially prevailing terms for similar contracts, so long as such material contract (1) does not involve payments by or to the Company or any subsidiaries in excess of $3 million over the life of the contract and (2) is not a gas rights agreement or other agreement containing rights to purchase, use or acquire landfill or other gas (regardless of whether such gas is renewable), (iii) modify or amend any material contract in the ordinary course of business on terms that are not materially adverse to, or on terms more favorable to, the Company or its subsidiaries that are party thereto than the existing contract or (iv) waive any rights under any material contract in the ordinary course of business to the extent such waiver is not materially adverse to the Company or its subsidiaries that are party thereto (it being understood that the foregoing exceptions will not be construed to permit the Company or any of its subsidiaries to take any action that is specifically restricted by any other clauses of the interim operating covenants, or to restrict any action that is specifically the subject of and permitted by any other of the interim operating covenants or as in the confidential disclosure letter), provided that in no event shall the Company be permitted to enter into or renew certain specified categories of material contracts as set forth in the Merger Agreement, without Parent’s consent;

•        make any new loans, advances, capital commitments or capital contributions to, or investments in, any person, other than (i) to the extent required under or expressly contemplated by any material contract in existence on the date of the Merger Agreement, (ii) any loans, advances or investments in an amount not exceeding $10 million in the aggregate, (iii) in Opco or any wholly-owned subsidiary of Opco (provided that this bullet does not apply to capital expenditures);

•        acquire any interest in any person or any division, assets, properties, businesses or equity securities thereof(including by merger, consolidation or acquisition of stock or assets), other than (i) in or from Opco or any wholly owned subsidiary of Opco or (ii) for consideration that does not exceed $10 million in the aggregate (provided that this bullet does not apply to capital expenditures, except certain capital expenditures set forth in the confidential disclosure letter);

•        sell, assign, license, lease, transfer, or otherwise dispose of, or create any lien on (other than any permitted lien), any of the Company’s or its subsidiaries’ material assets, other than such sales, assignments, licenses, leases, transfers or other dispositions (i) of obsolete equipment in the ordinary course of business or (ii) that do not have a purchase price or fair market value that exceeds $10 million in the aggregate;

•        engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•        enter into any contract for the fixed-price sale or purchase of environmental attributes, electricity, landfill or other forms of gas, in each case for a term of greater than five years or in amounts greater than $5 million in the aggregate; or

•        authorize, agree, resolve or commit to take any of the foregoing actions.

No-Shop; Archaea Board Recommendation Change

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will not, will cause its subsidiaries not to, and will cause the directors, officers and employees of it and its subsidiaries not to, and will not authorize any of their respective representatives to, and will instruct and use its reasonable best efforts to cause its, and its subsidiaries’, directors, officers, employees and other representatives to not, directly or indirectly:

•        solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal;

•        furnish to any person (other than any Parent Entity or any designees of any Parent Entity) any non-public information relating to the Company or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or personnel of the Company or any of its subsidiaries, in each case, with the intent to induce the making, submission or announcement of, or to knowingly encourage or facilitate or assist an Acquisition Proposal or any inquiry, any proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•        participate or engage in discussions or negotiations with any person or its representatives with respect to an Acquisition Proposal by such person (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal by such person), in each case, other than informing such persons of the existence of these restrictions;

•        approve, endorse or recommend an Acquisition Proposal; or

•        enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or contract relating to any acquisition (other than certain acceptable confidentiality agreements) (an “Alternative Acquisition Agreement”).

The Company also agreed to, immediately following the execution of the Merger Agreement, cease and cause its subsidiaries to and use reasonable best efforts to cause its and their respective representatives to, immediately cease and terminate any solicitations, discussions, communications or negotiations with any person (other than the parties to the Merger Agreement and their respective representatives) relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal) by such person and cease and terminate all access granted to any such person to any electronic or physical data room maintained by the Company with respect to a possible Acquisition Proposal. The Company also agreed to, promptly, and in any event within five business days following the execution of the Merger Agreement, deliver written notice to each person (other than the Parent Entities and their representatives) which has received non-public information from the Company or its representatives in connection with its consideration of a possible Acquisition Proposal, instructing such person to promptly return or destroy all such non-public information.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be required to enforce, and will not waive, any provision of any standstill or confidentiality agreement that prohibits a proposal being made to the Archaea Board or any committee thereof unless the Archaea Board or a committee thereof has determined in good faith that the enforcement of, or failure to waive, such provision would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. In the event that any representative of the Company or any of its subsidiaries takes any action at the direction or on behalf of the Company or any of its subsidiaries which, if taken by the Company, would constitute a breach of the Company’s no-shop obligations, then the Company shall be deemed to be in breach of its no-shop obligations as though such action were taken by the Company.

If, prior to the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Archaea stockholder approval, the Archaea Board receives a bona fide unsolicited, written Acquisition Proposal that did not result from a breach, in any material respect, of the Company’s no-shop obligations, that the Archaea Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to take such action would reasonably likely be inconsistent with the Archaea Board’s fiduciary duties under applicable law, the Company is entitled to participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries and afford access to the business, properties, assets, books, records, personnel or joint venture partners of the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement to, the person making such Acquisition Proposal. The Company will provide to Parent any non-public information or data that is provided to such person and was not previously made available to Parent prior to or substantially concurrently with such information being provided to such person.

From and after the date of the Merger Agreement, Archaea agreed to as promptly as reasonably practicable (and in any event, within 36 hours) notify Parent if any Acquisition Proposal or any inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal are received by the Company, any of its subsidiaries or any of its or their directors, officers or members of the deal team with respect to the Transactions or any financial advisor or outside legal counsel to the Company in connection with the Transactions (all of the foregoing collectively, the “Specified Group”), or of which any of them becomes aware. Such notice must include (i) the identity of the person or group making such Acquisition Proposal or inquiries, offers or proposals, (ii) a summary of the material terms and conditions of such Acquisition Proposal or inquiries, offers or proposals, (iii) if applicable, copies of all proposed agreements relating to such Acquisition Proposal or inquiries, offers or proposals (and all other documents proposing any financial terms, form of consideration or material terms relating to conditionality, termination or termination fees, regulatory efforts or financing in connection with such Acquisition Proposal or inquiries, offers or proposals), and (iv) if applicable, copies of all substantive written or electronic communications (and summaries of all substantive oral communications to the extent not already covered by the preceding materials) proposing financial terms, form of consideration, material terms relating to conditionality, termination or termination fees, regulatory efforts or financing in connection with such Acquisition Proposal or inquiries, offers or proposals provided by such person or group or any of their representatives to Archaea or any member of the Specified Group or of which they become aware (or by Archaea or any of its representatives to such person or group or any of their representatives) (clauses (ii)-(iv), the “Specified Materials”). The Company must also (a) keep Parent reasonably informed, as promptly as practicable, and in any event within 36 hours after the receipt from or delivery to such person, of each material change to the status and terms of any such Acquisition Proposal and any related discussions or negotiations and (b) provide Parent copies of all Specified Materials, as promptly as practicable, and in any event within 36 hours following receipt from, or delivery to, such person or group or any of their representatives, or of the awareness thereof, by Archaea, any of its subsidiaries or any member of the Specified Group.

As used in the Merger Agreement, the term “Acquisition Proposal” means any offer, proposal, indication of interest or expression of intent (other than an offer or proposal by any Parent Entity) relating to an Acquisition Transaction. Furthermore, the term “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

•        any direct or indirect purchase or other acquisition of shares of more than 20% of the outstanding Archaea common stock (or any equity securities convertible into, or exchangeable or redeemable for, Archaea common stock) after giving effect to the consummation of such purchase or acquisition, including pursuant to a tender offer or exchange offer that, if consummated, would result in a person beneficially owning shares of Archaea common stock (or any equity securities convertible into, or exchangeable or redeemable for, Archaea common stock) representing more than 20% of the Archaea common stock outstanding after giving effect to the consummation of such tender or exchange offer;

•        any direct or indirect purchase or other acquisition of more than 20% of the consolidated assets, net revenue or net income of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board);

•        any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person would hold, directly or indirectly, more than 20% of the equity interests, or more than 20% of the aggregate voting power of the equity interests, of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction or more than 20% of the consolidated assets, net revenue or net income of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board); or

•        any combination of the foregoing.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.

As used in the Merger Agreement, the term “Superior Proposal” means any unsolicited written offer for an Acquisition Transaction that did not result from a breach, in any material respect, by the Company of its obligations under the no-shop provisions, by any person or group (other than Parent or any of its affiliates) that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) (i) would be more favorable to the Company’s stockholders than the Merger from a financial point of view (taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to the Merger Agreement committed to in writing by Parent prior to the time of such determination) and (ii) is reasonably likely to be completed on the terms proposed (taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board considers relevant). For purposes of the reference to an “Acquisition Transaction” in this definition, (a) all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “70%” calculated excluding any “rollover” of Archaea common stock by existing holders thereof and (b) the reference to “other transaction” in clause (iii) of the definition of “Acquisition Transaction” shall be deemed to exclude joint ventures, recapitalizations, reorganizations, liquidations or dissolutions.

Archaea Board Recommendation Change

The Archaea Board, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Archaea stockholder approval, may not (any of the following actions, a “Company Board Recommendation Change”):

•        withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, its recommendation to Archaea stockholders to adopt the Merger Agreement (the “Company Board Recommendation”) in a manner adverse to Parent;

•        adopt, approve or recommend to the Company’s stockholders an Acquisition Proposal;

•        fail to reaffirm the Company Board Recommendation within 10 business days following the written request of Parent (provided, however, that Parent may make such request no more than two times in the aggregate);

•        fail to recommend against acceptance of any tender or exchange offer for shares of Archaea common stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal within 10 business days after the commencement thereof or fail to maintain such a recommendation against such offer at any time before the expiration or withdrawal thereof; or

•        fail to include the Company Board Recommendation in this proxy statement.

In addition, neither the Company nor any subsidiary of the Company may enter into an Alternative Acquisition Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Archaea stockholder approval, the Archaea Board or any committee of the Archaea Board may make a Company Board Recommendation Change in response to (i) a Superior Proposal, if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law or (ii) any material change, event, effect, development or circumstance occurring after the date of the Merger Agreement that was (a) not known or reasonably foreseeable or the consequences of which were not known or reasonably foreseeable to the Company Board on the date of the Merger Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of the Merger Agreement) and (b) does not relate to any Acquisition Proposal or any matter relating thereto, any change, in and of itself, in the stock price of the Company or any breach by the Company of the Merger Agreement (an “Intervening Event”), if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so is inconsistent with its fiduciary duties under applicable law, subject in each case to compliance with the procedures described below.

In the case of a Superior Proposal, no adverse recommendation change and/or termination of the Merger Agreement may be made:

•        until after the fourth business day following written notice from the Company to Parent advising Parent that the Archaea Board intends to resolve to effect a Company Board Recommendation Change and/or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, including the identity of the third party making such Superior Proposal, the material terms of such Superior Proposal and copies of all agreements (including any related schedules, appendices, exhibits or other attachments) relating to such Superior Proposal, including any financing commitments related thereto (with any amendment to the financial terms, form of consideration or any other material term of such Superior Proposal requiring a new written notice of superior proposal with a new notice period of three business days);

•        unless during such four business day period (or three business day period following an amended proposal), the Company negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination; and

•        unless at the end of the notice period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of the Merger Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (i) such Acquisition Proposal continues to constitute a Superior Proposal and (ii) the failure to take such action would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable law, in each case if such changes proposed by Parent were to be given effect.

In the case of an Intervening Event, no adverse recommendation change may be made:

•        until after the fourth business day following written notice from the Company to Parent advising Parent that the Archaea Board or any committee of the Archaea Board intends to take such action and specifying the basis for such change in the Company Board Recommendation and describing such Intervening Event in reasonable detail (with any change in any material respect to the Intervening Event requiring a new written notice of the Intervening Event with a new notice period of three business days);

•        unless prior to effecting such Company Board Recommendation Change, the Company and its representatives, during such four business day period, negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change; and

•        unless at the end of the notice period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of the Merger Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable law if such changes proposed by Parent were to be given effect.

Reasonable Best Efforts; Antitrust Filings

The Company Entities and the Parent Entities agreed to use their reasonable best efforts to take, or cause to be taken (including by their respective affiliates and subsidiaries), all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, or causing to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective, as promptly as practicable, the Transactions, including by:

•        causing the conditions to the Merger as set forth in the Merger Agreement to be satisfied;

•        obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities;

•        making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement, the Voting Agreement and the Warrant Agreement Amendment.

The foregoing does not apply to any matters relating to any antitrust laws or the FPA, including any matters involving the FTC, the DOJ or FERC, which are exclusively governed by the provisions described below.

Each of Archaea and the Parent Entities agreed to, and to cause their respective affiliates to, use their reasonable best efforts to:

•        within 10 business days after the date of the Merger Agreement, file with the FTC and Antitrust Division of the DOJ a Notification and Report Form as required under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement and agreed to take, and cause their respective affiliates to take, all necessary action to cause the expiration or termination of any applicable waiting periods under the HSR Act;

•        within 15 business days after the date of the Merger Agreement, (i) file an application with FERC pursuant to Section 203 of the FPA and (ii) file an informational filing with FERC pursuant to Schedule 2 of the PJM Tariff (relating to reactive supply and voltage control service) and a request for a waiver of the 90-day prior notice period with respect thereto; and

•        as promptly as practicable provide (or, if applicable, cause to be provided) such additional information as may be required or requested by the relevant governmental authorities.

Each party to the Merger Agreement also agreed to:

•        promptly inform (and to cause its affiliates to inform) the other parties of any communication from any governmental authority regarding the Merger;

•        make (or cause to be made) an appropriate response to any comments or request for additional information or documentary material from any governmental authority as promptly as practicable, after consultation with the other party; and

•        not stay, toll or extend an applicable waiting period under the HSR Act or enter into any agreement or understanding with any governmental authority with respect to the HSR Act without the permission of the other parties, which consent will not be unreasonably withheld, conditioned or delayed.

Each of the Parent Entities or the Company Entities may, with the consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), cause both parties to take all reasonable actions required to withdraw the Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act and to refile on a date agreed upon between outside counsel for Parent and the Company.

Subject to applicable law, each of the Parent Entities or the Company Entities will (and will cause their respective subsidiaries to) (i) promptly notify the other parties to the Merger Agreement of any material communications received by such person from a governmental authority in connection with the Merger (and, if in writing, provide the other parties with copies of such material communications and, in the case of oral communications, advise the other parties of the contents of such material communications), (ii) permit the other parties to review and discuss in advance (and consider in good faith any comments) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a governmental authority, (iii) keep the other parties informed with respect to such submissions and filings and any developments, meetings or substantive discussions with any governmental authority in respect thereof and (iv) not independently participate in any meeting, hearing, proceeding or discussions with or before any governmental authority in respect of the Merger without giving the other party reasonable prior notice and, unless prohibited by the governmental authority, the opportunity to attend or participate.

Notwithstanding anything to the contrary in the Merger Agreement, neither any Parent Entity nor any of their respective affiliates will be required to, and, without the prior written consent of Parent, the Company and its Subsidiaries will not, agree to, offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise:

•        the sale, divestiture, license, transfer, disposition, or hold separate (through the establishment of a trust or otherwise), of any or all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of any of the Parent Entities or their respective affiliates, or of the Company or any of its subsidiaries;

•        the termination, modification or assignment of existing relationships, joint ventures, contracts or obligations of any of the Parent Entities or any of their respective affiliates, or of the Company or any of its subsidiaries;

•        the modification of any course of conduct regarding future operations of any of the Parent Entities or any of their respective affiliates, or of the Company or any of its subsidiaries; or

•        any other restrictions on the activities of any of the Parent Entities or any of their respective affiliates, or of the Company or any of its subsidiaries, including the freedom of action of any of the Parent Entities or any of their respective affiliates or of the Company or any of its subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties or businesses to be acquired pursuant to the Merger Agreement;

provided that Parent will oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental authority that could restrain, prevent or delay any required consents applicable to the Merger, including by defending through litigation, any action asserted by any person in any court or before any governmental authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any governmental authority. Notwithstanding the foregoing, nothing in the Merger Agreement will require the Company or any of its subsidiaries or affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other governmental authority that is not conditioned on the closing.

Until the earlier of the valid termination of the Merger Agreement and the expiration or termination of the waiting period under the HSR Act, the Parent Entities will not, and will cause their affiliates not to, enter into, agree to enter into, or consummate any contracts for an acquisition by stock purchase, merger, consolidation, purchase of assets or otherwise, of (i) the equity interests of any person that has material operations relating to the development or operation of biogas projects in the United States or (ii) assets or rights of any person, which assets or rights are related to the development or operation of biogas projects in the United States, in each case to the extent any such entrance, agreement or consummation would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Parent Entities to obtain the expiration or termination of the waiting period under the HSR Act applicable to the Merger. The foregoing will not be construed in any way to prevent or restrict any agreement for an offtake supply arrangement in the ordinary course of business of the Parent Entities or their affiliates.

Proxy Statement; Archaea Stockholders Meeting

The Company will take all actions necessary to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as practicable following the mailing of this proxy statement, including by conducting a “broker search” in accordance with Rule 14a-13 of the Exchange Act and providing notifications to the NYSE in a timely manner. The Company agreed to hold the Special Meeting no more than 30 days following the initial mailing of this proxy statement to the Company’s stockholders.

The Company will not postpone or adjourn the Special Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), provided that the Company will postpone or adjourn the Special Meeting:

•        to allow additional solicitation of votes in order to obtain the stockholder approval; or

•        for the absence of a quorum;

provided that without the prior written consent of Parent, the Special Meeting will not be cumulatively delayed to a date that is later than the earlier of (i) 45 days following the originally scheduled stockholder meeting and (ii) the date that is three business days prior to the Termination Date.

The Company may also postpone or adjourn the Special Meeting:

•        if the Company is required to postpone or adjourn the stockholder meeting by a specific order or a specific request from the SEC or its staff (provided that, without the prior consent of Parent, each such postponement or adjournment may be for no more than the amount of time specified in the order or request); or

•        if the Company Board has determined in good faith (after consultation with outside legal counsel) that it is required by applicable law to postpone or adjourn the stockholder meeting in order to give the Company’s stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to its stockholders (including in connection with any Company Board Recommendation Change) (provided that, without the prior written consent of Parent, the stockholder meeting will not be so delayed by more than 10 business days and, in any event, may not be delayed to a date that is later than three business days prior to the Termination Date).

Unless there has been a Company Board Recommendation Change, the Company has agreed to use reasonable best efforts to solicit from stockholders of the Company proxies in favor of the adoption of the Merger Agreement; provided that any Company Board Recommendation Change will not relieve the Company from its obligations to establish a record date for, duly call, give notice of, convene and hold the Special Meeting. The Company will use its reasonable best efforts to keep Parent informed on a reasonably current basis and upon Parent’s written request regarding its solicitation efforts and voting results following the mailing of the definitive Proxy Statement.

The Company has agreed to ensure that this proxy statement (including any amendments or supplements hereto) will not, on the date it is filed with the SEC, first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. However, the Company makes no representation or warranty with respect to statements made herein based on information supplied by or on behalf of the Parent Entities for inclusion or incorporation by reference in this proxy statement. The Parent Entities agreed to ensure that such information supplied by them for inclusion in the proxy statement will not, on the date it is first disseminated to stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. However, the Parent makes no representation or warrant with respect to statement made herein that relate expressly to the Company or an of its subsidiaries or to the extent based on information supplied by the Company Entities for inclusion or incorporation by reference herein.

If at any time prior to the Special Meeting, any information relating to any party to the Merger Agreement or any of their respective affiliates should be discovered by the Company, on the one hand, or any Parent Entity, on the other hand, that should be set forth in an amendment or supplement to the proxy statement, any other required Company filing or any other required Parent filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party to the Merger Agreement that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company’s stockholders.

Subject to applicable law, the Company will use its reasonable best efforts to cause the proxy statement in definitive form to be disseminated to Archaea’s stockholders as promptly as reasonably practicable, and in no event more than two business days, following the earlier of (i) confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement or (ii) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act if the SEC has not informed the Company during such period that it intends to review, or is reviewing, the proxy statement.

Indemnification of Directors and Officers and Insurance

As of the Effective Time, the surviving entities and their subsidiaries will, and Parent will cause the surviving entities and their subsidiaries to, subject to applicable law, honor and fulfill, in all respects, the obligations of Archaea and its subsidiaries pursuant to any indemnification agreements existing on the date of the Merger Agreement, true and complete copies of which have been made available to Parent, between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees, on the other hand (each, together with such person’s heirs, executors and administrators, a “Contractually Indemnified Person” and, collectively, the “Contractually Indemnified Persons”) with respect to acts or omissions by a Contractually Indemnified Person occurring at or prior to the Effective Time. In addition, for a period of six years following the Effective Time, the surviving entities or any of their subsidiaries will, and Parent will cause the surviving entities and their subsidiaries to, subject to applicable law, cause all the organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with regard to acts or omissions by Contractually Indemnified Persons occurring at or prior to the Effective Time that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company and its subsidiaries, as the case may be, as of the date of the Merger Agreement, which provisions will not be repealed, amended or otherwise modified in any manner adverse to the Contractually Indemnified Persons for a six-year period after the Effective Time, except as required by applicable law.

For a period of six years following the Effective Time, the surviving entities and their subsidiaries will, and Parent will cause the surviving entities and their subsidiaries to, indemnify and hold harmless, subject to and to the fullest extent permitted by applicable law, each current or former director and officer (and any person who becomes a director or officer of the Company and any of its subsidiaries prior to the Effective Time) (each such person, together with such person’s heirs, executors and administrators, an “Indemnified Person”) from and against any costs, fees and expenses, including reasonable attorneys’ fees and investigation expenses, judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to the fact that an Indemnified Person is or was a director or officer of Archaea or any of its subsidiaries prior to the Effective Time; and any action or omission (including the approval of the Merger Agreement and the Merger), or alleged action or omission, occurring at or prior to the Effective Time, in such Indemnified Person’s capacity as a director or officer of the Company or any of its subsidiaries, or taken at the request of Archaea or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a director or officer, trustee or fiduciary of another person).

If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to the Merger Agreement, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such legal proceeding, the surviving entities will advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such legal proceeding; provided that such person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. None of Parent, the Surviving Corporation nor any of their respective affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any legal proceeding for which indemnification is being sought by an Indemnified Person unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such legal proceeding or such Indemnified Person otherwise consents in writing thereto (such consent not to be unreasonably withheld or delayed).

Parent (or its designated affiliate) will purchase a prepaid “tail” policy with respect to the Company’s current directors’ and officers’ liability insurance, to be effective as of the Effective Time, from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed 300% of the amount paid by the Company for coverage for its last full fiscal year, which amount is referred to as the maximum premium. Parent will cause such policy to be maintained in full force and effect for a period of no less than six years after the Effective Time. Prior to purchasing such “tail” policy, Parent will allow the Company to review the terms of such “tail” policy and will consider in good faith any comments made by the Company. If Parent (or its designated affiliate) is unable to obtain the “tail” policy for an aggregate cost less than or equal to the maximum premium, Parent (or its affiliate) will instead obtain as much comparable insurance as possible for a premium equal to the maximum premium.

Employee Benefits Matters

For a period of 12 months following the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) provide each employee of the Company or its subsidiaries who is employed by the Company or its subsidiaries immediately prior to the Effective Time and who continues employment with Parent or any affiliate of Parent (including the Surviving Corporation) immediately following the Effective Time (a “Continuing Employee”) with (i) a base salary or wage rate, as applicable, that is no less favorable than that applicable to such Continuing Employee immediately before the Effective Time and (ii) cash target incentive opportunities (including bonus and commission opportunities, but excluding any one-time, special or nonrecurring bonuses), allowance or other payments, equity or equity-based target incentive opportunities (excluding any one-time, special or nonrecurring equity or equity-based opportunities), and all other employee benefits that are substantially comparable in the aggregate to those in effect for such Continuing Employee immediately prior to the Effective Time. In addition, during the 12 months following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide agreed upon severance payments to eligible employees.

In addition, Parent has agreed to use reasonable best efforts to take certain actions with respect to benefit and compensation plans made available to Continuing Employees at or within a period of 12 months commencing immediately after the Effective Time, including recognizing prior service with the Company and its subsidiaries for certain purposes and crediting certain previously paid amounts in the same plan year, in each case, subject to certain exceptions.

With respect to each of the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective affiliates through the end of such fiscal year, at the same time or times that Parent, the Surviving Corporation or their applicable affiliate pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the Merger). If a Continuing Employee’s employment is terminated without “cause” or due to the Continuing Employee’s resignation with “good reason” (which includes a reduction in base salary or a forced location of greater than 50 miles) before payment of the Annual Bonus (a “qualifying termination”), the Surviving Corporation and its subsidiaries will (or Parent will cause the Surviving Corporation and its subsidiaries to) pay such Continuing Employee, no later than 10 days following the date of such qualifying termination, a pro-rated portion of the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year if such Continuing Employee had remained employed, with such proration based on the relative portion of the fiscal year during which such Continuing Employee was employed with the Company, Parent, the Surviving Corporation or any of their respective affiliates.

The Merger Agreement provides that the foregoing provisions under this section of this proxy statement titled “Employee Benefits Matters” will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective affiliates to terminate any Continuing Employee; (ii) amend any employee plan (or to prohibit Parent or the Surviving Corporation from amending or terminating any employee plan, subject to and in accordance with their terms or if otherwise required pursuant to applicable law) or (iii) create any third party beneficiary rights in any Continuing Employee or former employee (or beneficiary or dependent thereof) or any other person (other than the parties to the Merger Agreement).

Other Agreements

The Merger Agreement contains additional agreements between Archaea, on the one hand, and Parent, on the other hand, relating to, among other things:

•        prepayment and discharge of certain of the Company’s indebtedness by the Company prior to the closing;

•        Parent’s access to information of Archaea;

•        notification of certain matters;

•        confidentiality;

•        consultations regarding public statements and disclosure; and

•        litigation relating to the transactions contemplated by the Merger Agreement.

Conditions of the Merger

The obligations of Archaea, Opco, Parent, Merger Sub and Opco Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions on or prior to the Effective Time, including the following:

•        the adoption of the Merger Agreement by the Company’s stockholders;

•        the expiration or termination of any applicable waiting periods under the HSR Act and any timing agreement between a party to the Merger Agreement and a governmental authority not to consummate the Merger (the “HSR Closing Condition”) (see the section of this proxy statement titled “The Merger — Regulatory Approvals Required for the Merger”);

•        the receipt of FERC authorization pursuant to Section 203 of the FPA and the lapse or waiver of the prior notice period by FERC with respect to Schedule 2 of the PJM Tariff (the “FERC Closing Condition”); and

•        the absence of any law, injunction or order from any governmental authority having jurisdiction over any party to the Merger Agreement (whether temporary, preliminary or permanent) prohibiting, enjoining or otherwise making illegal the consummation of the Merger (the “Legal Restraint Closing Condition”).

The Parent Entities’ obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

•        the representations and warranties made by the Company Entities relating to the absence of a Company Material Adverse Effect since December 31, 2021 being true and correct in all respects as of the date of the Merger Agreement and as of closing;

•        certain representations and warranties regarding the Company Entities’ capitalization and capital structure and stock reservations and awards being true and correct in all respects as of the date of the Merger Agreement and as of closing, except for de minimis inaccuracies;

•        certain representations and warranties made by the Company Entities relating to organization and good standing, corporate power and enforceability, Company Board approval, anti-takeover laws, Company stockholder approval, Company securities and brokers’ fees being true and correct in all material respects as of the date of the Merger Agreement and as of closing;

•        the other representations and warranties made by the Company in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) has not had and would not reasonably be expected to have, individually or in the aggregate, have a Company Material Adverse Effect;

•        the Company Entities having performed and complied in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied with by the Company Entities at or prior to the closing;

•        no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing; and

•        receipt by the Parent Entities of a certificate of the Company Entities, executed for and on behalf of the Company Entities by duly authorized executive officers of the Company Entities certifying to the satisfaction of the conditions described immediately above.

The Company Entities’ obligations to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

•        the representations and warranties made by the Parent Entities set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing, except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality” or “Parent Material Adverse Effect” qualifications set forth therein) would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of the Parent Entities to perform their obligations under the Merger Agreement or to consummate the Merger;

•        the Parent Entities shall have performed and compiled in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied with by the Parent Entities at or prior to closing; and

•        receipt by the Company of a certificate of the Parent Entities, executed for and on behalf of the Parent Entities by duly authorized executive officers of the Parent Entities certifying to the satisfaction of the conditions described immediately above.

The Merger Agreement does not contain any financing-related closing condition.

Archaea, Opco, Parent, Merger Sub and Opco Merger Sub can provide no assurance that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time in the following circumstances:

•        by mutual written agreement of Parent and the Company;

•        by either Parent or the Company if:

•        any Legal Restraint has become final or non-appealable; provided, however, that the right to terminate the Merger Agreement on this basis is not available to any party to the Merger Agreement if the existence of such Legal Restraint was primarily due to the failure of such party to perform its obligations under the Merger Agreement (a “Legal Restraint Termination”);

•        the Effective Time has not occurred by 11:59 p.m., New York City time, on July 16, 2023; provided, however, that such date will be automatically extended until October 16, 2023 if the HSR Closing Condition, the FERC Closing Condition or Legal Restraint Closing Condition (solely as it is arising under any antitrust law or because FERC has not yet issued an order pursuant to Section 203 of the FPA authorizing the Transactions) have not been satisfied or waived; and provided, further, that the right to terminate the Merger Agreement on this basis is not available to any party whose material breach of any provision of the Merger Agreement has been the primary cause of the failure of the Merger to be consummated prior to the Termination Date (a “Termination Date Termination”); and

•        if the holders of a majority of the outstanding shares of Archaea common stock entitled to vote at the Special Meeting fail to adopt the Merger Agreement at the Special Meeting (a “Stockholder Vote Termination”);

•        by Parent if:

•        any Company Entity breaches or fails to perform any of its respective representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach is not capable of being cured or has not been cured by such Company Entity on or before the earlier of (i) the Termination Date and (ii) the date that is 45 days following Parent’s delivery of written notice to such Company Entity of such breach (provided that Parent is not then in material breach of its representations, warranties, covenants or other agreements under the Merger Agreement) (a “Company Breach Termination”); or

•        the Archaea Board has effected a Company Board Recommendation Change (a “Recommendation Change Termination”); and

•        by the Company if:

•        any Parent Entity breaches or fails to perform any of its respective representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in a condition to the closing of the Merger not being satisfied and such breach is not capable of being cured or has not been cured by such Parent Entity on or before the earlier of (i) the Termination Date and (ii) the date that is 45 days following the Company’s delivery of written notice to such Parent Entity of such breach or failure to perform (provided that any Company Entity is not then in material breach of its representations, warranties, covenants or other agreements under the Merger Agreement) (a “Parent Breach Termination”); or

•        prior to the adoption of the Merger Agreement by Archaea stockholders, in order to concurrently enter into a binding written definitive Alternative Acquisition Agreement with respect to a Superior Proposal, if the Company has not complied in all material respects with its obligations under the no-shop provisions in the Merger Agreement with respect to such Superior Proposal and prior to or concurrently with such termination, Archaea pays Parent the Company Termination Fee (as defined below) (a “Superior Proposal Termination”).

Effect of Termination

Any valid termination of the Merger Agreement will be effective immediately upon the delivery of written notice by the terminating party to the other parties, and the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain provisions of the Merger Agreement, including the provisions regarding the effect of termination and payment of termination fees and related expenses and the general provisions contained in Article IX of the Merger Agreement, will survive termination. Notwithstanding anything in the Merger Agreement to the contrary, no termination of the Merger Agreement (or payment of any Company Termination Fee or Parent Termination Fee (as defined below) will relieve any party from any liability for fraud or willful and material breach of any provision of the Merger Agreement. If Company has received the Parent Termination Fee and is entitled to monetary damages on account of fraud or willful and material breach of the Merger Agreement by Parent in excess of such Parent Termination Fee, then the amount of the Parent Termination Fee will be credited and offset against the amount of such damages. If Parent has received the Company Termination Fee and is entitled to monetary damages on account of fraud or willful and material breach of the Merger Agreement by any of the Company Entities in excess of such Company Termination Fee, then the amount of the Company Termination Fee will be credited and offset against the amount of such damages. For purposes of the Merger Agreement, a “willful and material breach” means a material breach that is a consequence of a deliberate act or deliberate failure to act undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of the Merger Agreement.

Termination Fees and Expenses

The Company will be required to pay Parent a termination fee of $114.5 million (the “Company Termination Fee”) if (i) the Merger Agreement is validly terminated by (a) either Parent or the Company for a Termination Date Termination (provided that, at the Termination Date, the Archaea stockholder approval has not been obtained or the Special Meeting has not been held or Parent has the right to terminate the Merger Agreement due to a Company Breach Termination), (b) either Parent or the Company for a Stockholder Vote Termination or (z) Parent for a Company Breach Termination, (ii) prior to such termination, an Acquisition Proposal is publicly announced or disclosed and, in the case of a Stockholder Vote Termination or a Termination Date Termination or Company Breach Termination at a time when either party has the right to effect a Stockholder Vote Termination, is not withdrawn or otherwise abandoned (without qualification) at least one business day before a vote is taken on the adoption of the Merger Agreement, and (iii) within 12 months following such termination, either an Acquisition Transaction (which need not be the Acquisition Proposal referenced in clause (ii) above), is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction (which consummation may be outside of such 12-month period) (or is subsequently terminated before consummation but a subsequent Acquisition Transaction is entered into in connection with the termination of such Acquisition Transaction and such subsequent Acquisition Transaction is subsequently consummated). For purposes of this paragraph, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

The Company is also required to pay the Company Termination Fee if (i) Parent terminates the Merger Agreement for a Recommendation Change Termination or (ii) the Company terminates the Merger Agreement for a Superior Proposal Termination.

Parent will be required to pay Company a termination fee of $327.2 million if the Merger Agreement is validly terminated by either Parent or the Company for (i) a Legal Restraint Termination (provided that, such Legal Restraint is in respect of any antitrust law or because FERC has not yet issued an order pursuant to Section 203 of the FPA authorizing the Merger) or (ii) a Termination Date Termination and, in either case, at least one of the conditions to closing relating to the expiration or termination of any antitrust waiting periods, FERC authorization or the absence of any Legal Restraint (with respect to the absence of any Legal Restraint, solely to the extent such condition has not been satisfied in respect of, pursuant to or arising under any antitrust law or because FERC has not yet issued an order pursuant to Section 203 of the FPA authorizing the Merger) has not been satisfied or waived and all other conditions to the obligations of the Parent Entities have been satisfied or waived.

The liability of the Company for any monetary damages payable by the Company for breaches under the Merger Agreement is capped at the Company Termination Fee plus any reasonable and documented out-of-pocket costs and expenses of Parent in connection with a legal proceeding brought by Parent against the Company which results in a judgment against the Company to pay the Company Termination Fee or any portion thereof, together with interest on the amount of the payment. The liability of Parent for any monetary damages payable for breaches under the Merger Agreement is capped at the Parent Termination Fee plus any reasonable and documented out-of-pocket costs and expenses of the Company in connection with a legal proceeding brought by the Company against Parent which results in a judgment against Parent to pay the Parent Termination Fee or any portion thereof, together with interest on the amount of the payment. Notwithstanding the foregoing, no termination of the Merger Agreement (or payment of any Company Termination Fee or Parent Termination Fee) will relieve any party to the Merger Agreement from liability for fraud or any willful and material breach of the Merger Agreement by such party prior to termination.

Specific Performance

The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions will not be required to provide any bond or other security in connection with such injunction or enforcement. While each of the Company and Parent may pursue both a grant of specific performance and the payment of the Company Termination Fee or the Parent Termination Fee, as applicable, in no event shall the Company or Parent be entitled to receive both the grant of specific performance that results in the Closing to occur, on the one hand, and the Company Termination Fee or Parent Termination Fee (as applicable) or monetary damages, on the other hand.

Amendments and Waivers

Prior to the Archaea stockholder approval, the Merger Agreement may be amended at any time by execution of an instrument in writing signed on behalf of the parties to the Merger Agreement; however, following the receipt of the Archaea stockholder approval, no amendment to the Merger Agreement that requires the approval of the stockholders of the Company under the DGCL may be made unless the further required approval is obtained.

Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement is valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties to the Merger Agreement (treating each of the Parent Entities and the Company Entities, respectively, as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

VOTING AGREEMENT

In connection with the execution of the Merger Agreement, the Principal Stockholders have entered into the Voting Agreement with Parent. The following is a summary of the material provisions of the Voting Agreement, a copy of which is attached as Annex C to this proxy statement.

As of the close of business on the record date, the Principal Stockholders in the aggregate beneficially owned approximately 27% of the outstanding shares of common stock entitled to vote at the Special Meeting. The shares of Archaea common stock subject to the Voting Agreement are referred to in this section as “covered shares.”

Voting Provisions

Under the Voting Agreement, the Principal Stockholders agreed to vote or cause to be voted all covered shares: (i) in favor of the adoption of the Merger Agreement; (ii) in favor of the approval of any proposal to adjourn or postpone any meeting of the Company’s stockholders to a later date if there are not sufficient votes for the approval of the Merger Agreement on the date on which such meeting is held; (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in any conditions to the Merger as set forth in the Merger Agreement not being satisfied or not being capable of being satisfied or a breach of a material covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement; and (iv) against any action, proposal transaction or agreement that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by the Merger Agreement.

The Principal Stockholders also have agreed to be represented in person or by proxy at every meeting of the Company’s stockholders during the term of the Voting Agreement in order for the covered shares to be counted as present for purposes of establishing a quorum. In the event that any Principal Stockholder fails to vote their shares in accordance with the foregoing, such Principal Stockholder shall be deemed to have irrevocably granted to, and appointed, Parent and any designee thereof as the proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Principal Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) such shares in accordance and consistent with the Voting Agreement, with respect to the matters listed in above.

Restrictions on Transfer

Pursuant to the Voting Agreement, each Principal Stockholder agreed that, during the term of the Voting Agreement, it will not (i) directly or indirectly sell, assign, encumber, pledge, hypothecate, grant a security interest in, gift, distribute, dispose of or otherwise transfer (including by operation of law or otherwise) any of the covered shares or any interest in any covered shares (other than as permitted by the Voting Agreement), or enter into any contract, option, put, call or other agreement, arrangement or understanding providing for such transfer of any covered shares, (ii) deposit any covered shares into a voting trust or enter into a voting agreement or arrangement or understanding or grant any proxy, consent or power of attorney with respect to the covered shares (other than the Voting Agreement) or (iii) contract or commit to take any of the actions referred to in the foregoing clauses.

Non-Solicitation

Additionally, under the Voting Agreement, each Principal Stockholder has agreed not to, and to cause each of its affiliates not to, and to use its reasonable best efforts to cause each of its other representatives not to, directly or indirectly, take any action that the Company would be prohibited from taking under the no-shop provisions of the Merger Agreement. Each Principal Stockholder has also agreed to cease immediately any solicitations, encouragement, discussions and negotiations by such Principal Stockholder, its affiliates and its representatives that commenced prior to the date of the Voting Agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, each Principal Stockholder and its affiliates and representatives are not prohibited from participating in any discussions or negotiations with respect to a possible tender and support, voting or similar agreement in connection with an Acquisition Transaction in the event that the Company is permitted to take such actions under the Merger Agreement with respect to such Acquisition Proposal.

Waiver of Appraisal Rights and Certain Other Claims

Under the Voting Agreement, the Principal Stockholders waived and agreed not to exercise or assert any appraisal rights under Section 262 of the DGCL and agreed not to commence or voluntarily participate in any claim, derivative or otherwise, against Parent, the Company or any of their respective subsidiaries alleging that the negotiation, approval, execution or delivery of the Voting Agreement, the Merger Agreement or the consummation of the transactions contemplated thereby or this proxy statement is a breach of fiduciary duty of the Archaea Board or breaches any federal securities law in connection with any of the foregoing.

Termination

The Voting Agreement will terminate as of the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the delivery of written notice of termination by the Principal Stockholder to Parent following an Adverse Amendment made without the consent of such Principal Stockholder, (iv) a Company Board Recommendation Change made in compliance with Section 5.3 of the Merger Agreement and (v) the mutual written agreement of the Principal Stockholder and Parent to terminate the Voting Agreement. “Adverse Amendment” means an amendment, waiver or modification to the Merger Agreement in the form as it exists as of the time of the execution of the Merger Agreement that (a) decreases the amount or changes the form of consideration to be paid to the holders of Archaea common stock in the Merger or (b) is otherwise materially adverse to Archaea stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the common stock as of October 13, 2022 (except as otherwise indicated) by:

•        each person known by the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities;

•        each named executive officer and current director of the Company; and

•        all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to community property laws and similar laws, the persons named in the table below have sole voting and investment power with respect to their beneficially owned common stock.

	Class A Common Stock		Class B Common Stock		Combined Voting Power
Name of Beneficial Owner	Number of Shares	Ownership Percentage(9)	Number of Shares	Ownership Percentage(9)	Number of Shares	Ownership Percentage(9)
Five Percent Holders:
Shalennial Fund I, L.P.(1)(2)	—	—	12,499,929	32.0	12,499,929	10.4
Named Executive Officers and Directors:
Nicholas Stork(1)(3)	471,259	*	11,113,027	28.5	11,584,286	9.6
Chad Bellah	—	—	—	—	—	—
Eric Javidi(4)	—	—	—	—	—	—
J. Kyle Derham(1)(5)	1,522,776	1.8	1,035,688	2.7	2,558,464	2.1
Kathryn Jackson(1)(6)	85,845	*	136,674	*	222,520	*
Joseph Malchow(1)(6)	85,845	*	136,674	*	222,520	*
Scott Parkes	—	—	—	—	—	—
Daniel J. Rice, IV(1)(7)	1,877	*	12,505,083	32.0	12,506,960	10.4
James Torgerson(1)(6)	85,845	*	136,674	*	222,520	*
Directors and Executive Officers as a Group (11 Individuals)(8)	3,044,006	3.6	32,032,932	82.0	35,076,939	28.4

____________

*        Less than one percent.

(1)      Pursuant to the Opco LLC Agreement, at the request of the holder, each Opco Unit may be redeemed for, at Opco’s election, a newly-issued share of Class A common stock or a cash payment equal to the Cash Election Amount (as defined in the Opco LLC Agreement) (which is generally the volume-weighted average closing price of one share of Class A common stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco Unit, a share of Class B common stock shall be surrendered by the holder and canceled by the Company.

(2)      Consists of 12,499,929 shares of Class B common stock and 12,499,929 Opco Units held of record by Shalennial Fund I, L.P. The address of Shalennial Fund I, L.P. is 102 East Main Street, Second Story, Carnegie, Pennsylvania 15106.

(3)      Consists of (a) 3,472,202 shares of Class B common stock and 3,472,202 Opco Units held of record by Struan & Company, LLC, for which Mr. Stork serves as a manager, (b) 4,919,808 shares of Class B common stock and 4,919,808 Opco Units held of record by Rothwell-Gornt, LLC, for which Mr. Stork serves as the manager, and (c) 50,000 shares of Class A common stock, 2,721,017 shares of Class B common stock and 2,721,017 Opco Units as well as 421,259 shares of Class A common stock issuable upon exercise of Warrants held of record by Stork Partners, LLC, for which Mr. Stork serves as the manager.

(4)      Mr. Javidi resigned as the Company’s Chief Financial Officer, effective as of March 1, 2022, and his holdings reflected do not take into account any transactions that may have occurred after he was no longer subject to the reporting obligations of Section 16(a) of the Exchange Act.

(5)      Consists of 31,877 shares of Class A common stock, 1,035,688 shares of Class B common stock and 1,035,688 Opco Units as well as 1,490,899 shares of Class A common stock issuable upon exercise of Warrants.

(6)      Consists of 1,877 shares of Class A common stock, 136,674 shares of Class B common stock and 136,674 Opco Units as well as 83,968 shares of Class A common stock issuable upon exercise of Warrants.

(7)      Consists of (a) 1,877 shares of Class A common stock, 5,154 shares of Class B common stock and 5,154 shares of Opco Units held of record directly and (b) 12,499,929 shares of Class B common Stock and 12,499,929 Opco Units held of record by Shalennial Fund I, L.P. Mr. Rice is the sole managing member of Rice Investment Group UGP, LLC, which is the general partner of both (i) Shalennial GP I, L.P. (the general partner of Shalennial Fund I, L.P.) and (ii) Rice Investment Group, L.P. (the management company for Shalennial Fund I, L.P.).

(8)      Includes 2,901,621 shares of Class A common stock issuable upon exercise of Warrants.

(9)      Based on 81,589,127 shares of Class A common stock outstanding and 39,052,668 shares of Class B common stock outstanding for a total of 120,641,795 shares of common stock outstanding as of October 13, 2022.

APPRAISAL RIGHTS

General

Under the DGCL, you have the right to demand appraisal and to receive payment in cash for the fair value of your shares of Archaea common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. All references in Section 262 of the DGCL to “stockholder” are to the record holder of the shares of Archaea common stock immediately prior to the Effective Time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not an Archaea stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.

Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of shares of Archaea common stock who: (i) submit a written demand for appraisal of such stockholder’s shares to the Company prior to the vote on the adoption of the Merger Agreement; (ii) do not vote in favor of the adoption of the Merger Agreement; (iii) continuously own such shares through the Effective Time; and (iv) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) as of the completion of the Merger instead of the Merger Consideration. Any such Archaea stockholder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Archaea stockholders will receive pursuant to the Merger Agreement.

Section 262 of the DGCL requires that stockholders as of the record date for notice of the Special Meeting to vote on the adoption of the Merger Agreement for whom appraisal rights are available be notified not less than 20 days before the Special Meeting. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of the applicable statutory provisions is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Stockholders who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the Archaea stockholders seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. An Archaea stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration.

How to Exercise and Perfect Your Appraisal Rights

If you are an Archaea stockholder and wish to exercise the right to seek an appraisal of your shares of Archaea common stock, you must satisfy each of the following conditions:

•        You must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. If you are a beneficial owner of shares of Archaea, your written demand must (i) reasonably identify the holder of record of the shares for which the demand is made; (ii) provide documentary evidence of your beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provide an address at which such consent to receive notices given by the Company and the office of Register in Chancery;

•        A stockholder’s failure to make a written demand for appraisal before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights;

•        You must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy submitted by mail, over the Internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement;

•        You must continuously own your shares of Archaea common stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you transfer the shares before the Effective Time;

•        Any person who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, or the Company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Company is under no obligation to file any petition and has no present intention of doing so; and

•        You must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Archaea common stock. If you exercise your appraisal rights, you will receive no payment of the Merger Consideration unless you withdraw or otherwise lose your demand for appraisal.

In addition, because the Class A common stock is listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of common stock, unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of common stock eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. We refer to conditions (i) and (ii) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for the Company’s stockholders to be entitled to seek appraisal with respect to such shares of common stock.

Voting, via the Internet during the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. However, you must not vote your shares via the Internet during the Special Meeting or by proxy in favor of the adoption of the Merger Agreement in order to exercise your appraisal rights with respect to such shares.

Who May Exercise Appraisal Rights

Only a holder of record of shares of Archaea common stock issued and outstanding immediately prior to the Effective Time may assert appraisal rights for the shares of Archaea common stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock.

Beneficial owners may perfect appraisal rights if such beneficial owner (i) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (ii) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provides an address at which such beneficial owner consents to receive notices given by the Company and the office of Register in Chancery. If you have a beneficial interest in shares held of record in the name of another person, such as in bank or brokerage accounts or in other nominee forms, you may perfect your appraisal rights by following the steps set forth above.

If you hold your shares in bank or brokerage accounts or other nominee forms, and you wish such holder, as the holder of record of your shares, to exercise appraisal rights on your behalf, you are urged to consult with your bank, broker or other nominee to determine the appropriate procedures for the bank, brokerage firm or other nominee to make a demand for appraisal of those shares. A holder of record, such as a bank, broker or other nominee, who holds shares of common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the holder of record.

If you hold your shares in bank or brokerage accounts or other nominee forms, and you wish to exercise appraisal rights, you are urged to consult with your bank, broker or nominee to determine the appropriate procedures for the bank, brokerage firm or other nominee to make a demand for appraisal of those shares. If you hold your shares through a bank or brokerage who in turn holds the shares through a central securities depository nominee, such as The Depository Trust Company, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.

If you own shares of Archaea common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. If you hold shares of common stock through a nominee or intermediary who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Archaea Energy Inc.
4444 Westheimer Road, Suite G450
Houston, Texas 77027
(346) 708-8272
Attention: Corporate Secretary

Surviving Corporation’s Actions After Completion of the Merger

If the Merger is consummated, the Surviving Corporation will give written notice of the Effective Time within 10 days after the Effective Time to Archaea stockholders who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any Company stockholder that made a demand for appraisal but did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Archaea common stock, but after such 60-day period a demand for appraisal may be withdrawn only with the written approval of the Surviving Corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Archaea stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. Within 120 days after the Effective Time, either a record holder or a beneficial owner of Archaea common stock, provided such person has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or the Surviving Corporation must commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of Archaea common stock held by all stockholders who have properly demanded appraisal. The Surviving Corporation is under no obligation to file an appraisal petition and has no present intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Archaea common stock not voted in favor of the adoption of the Merger Agreement and with respect to which Archaea has received demands for appraisal, and the aggregate number of holders of those shares. The Surviving Corporation must mail this statement to you within the later of (i) 10 days after receipt by the Surviving Corporation of the request therefor or (ii) 10 days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of common stock held in a voting trust or by a nominee or intermediary on your behalf, you may, in your own name, file an appraisal petition or request from the Surviving Corporation the statement described in this paragraph.

If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of Archaea common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all holders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. At the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with the provisions of Section 262 of the DGCL and have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. The Delaware Court of Chancery will also dismiss proceedings as to all Archaea stockholders if neither of the ownership thresholds described above is met. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Archaea common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Archaea common stock at the Effective Time held by all Archaea stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder entitled to appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued on the amount of the voluntary cash payment before such payment was made, unless such interest was paid at the time the voluntary cash payment is made. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, less any amounts already paid in a voluntary cash payment, to the stockholders of Archaea entitled to receive the same, upon such terms and conditions that the Delaware Chancery Court may order.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known, or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Archaea common stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Moreover, neither Archaea nor Parent anticipates offering more than the Merger Consideration to any Archaea stockholder exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Archaea common stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

If no party files a petition for appraisal within 120 days after the Effective Time or if neither of the ownership thresholds above has been satisfied in respect of such shares, then all Archaea stockholders will lose the right to an appraisal and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Archaea common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the Effective Time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Archaea common stock as of a record date prior to the Effective Time.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the Merger Consideration to the Surviving Corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Archaea stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the Merger Consideration offered in the Merger within 60 days after the Effective Time. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Archaea common stock will be converted into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Archaea common stock in accordance with the Merger Agreement without interest. In view of the complexity of the provisions of Section 262 of the DGCL, if you are an Archaea stockholder and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.

The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and for separate copies in the future should be sent by oral request to Broadridge Corporate Issuer Solutions, Inc. at (866) 540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may send a written request to the address above to request that only a single copy of a proxy statement be mailed in the future.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we do not expect to hold a 2023 annual meeting of stockholders, as Archaea will cease to be an independent public company and will become a subsidiary of Parent. If the Merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and we will hold a 2023 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting will be held. If the 2023 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.

As described in our proxy statement for our 2022 annual meeting of stockholders, to be considered for inclusion in the proxy statement and proxy card for the 2023 annual meeting of stockholders, proposals of stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary of Archaea, at the address of our principal offices (4444 Westheimer Road, Suite G450, Houston, Texas 77027), and must be received no later than December 5, 2022. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement and any submitted stockholder proposal must comply with the requirements of Rule 14a-8.

Our bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders meeting or to bring proposals before an annual stockholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Corporate Secretary of Archaea regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in our bylaws.

To be timely, a stockholder who intends to present nominations or a proposal at the 2023 annual meeting of stockholders other than pursuant to Rule 14a-8 must provide the information set forth in our bylaws to the Corporate Secretary of Archaea no earlier than January 18, 2023 and no later than February 17, 2023. However, if we hold the 2023 annual meeting of stockholders more than 30 days before, or more than 60 days after, the anniversary of the date of the 2022 annual meeting of stockholders, then the information must be received no earlier than the 120th day prior to the date of the 2023 annual meeting of stockholders, and not later than (i) the 90th day prior to the date of the 2023 annual meeting of stockholders or (ii) the 10th day after public disclosure of the date of the 2023 annual meeting of stockholders, whichever is later. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information we file electronically at www.sec.gov.

You may obtain copies of any of our filings with the SEC, without charge, by requesting them in writing from us at the following address:

Archaea Energy Inc.

4444 Westheimer Road, Suite G450

Houston, Texas 77027

Attention: Corporate Secretary

You may also obtain any of the documents we file with the SEC, without charge, by requesting them by telephone from Broadridge Corporate Issuer Solutions, Inc. at (866) 540-7095.

We also maintain an Internet website at ir.archaeaenergy.com. Through our website, we make available, free of charge, the following documents of the Company as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

BP PRODUCTS NORTH AMERICA INC.,

CONDOR RTM INC.,

CONDOR RTM LLC,

LFG ACQUISITION HOLDINGS LLC,

and

ARCHAEA ENERGY INC.

Dated as of October 16, 2022

Annex A Page
Article I DEFINITIONS & INTERPRETATIONS		A-2
1.1	Certain Definitions	A-2
1.2	Index of Defined Terms	A-14
1.3	Certain Interpretations	A-16

Article II THE MERGER		A-17
2.1	The Mergers	A-17
2.2	The Effective Times	A-17
2.3	The Closing	A-18
2.4	Effect of the Mergers	A-18
2.5	Organizational Documents	A-18
2.6	Directors and Officers	A-19
2.7	Effects on Company Capital Stock and Opco Units	A-19
2.8	Company Equity Awards	A-20
2.9	Payment of Merger Consideration	A-21
2.10	No Further Ownership Rights in Company Common Stock	A-23
2.11	No Further Ownership Rights in Opco Units	A-23
2.12	Lost, Stolen or Destroyed Certificates	A-23
2.13	Required Withholding	A-23
2.14	Treatment of Company Warrants	A-24

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ENTITIES		A-24
3.1	Organization; Good Standing	A-24
3.2	Power; Enforceability	A-24
3.3	Company Board Approval; Fairness Opinion; Anti-Takeover Laws	A-25
3.4	Non-Contravention	A-26
3.5	Requisite Governmental Approvals	A-26
3.6	Company Capitalization	A-27
3.7	Subsidiaries	A-28
3.8	Company SEC Documents	A-29
3.9	Company Financial Statements; Internal Controls; Disclosure Controls and Procedures	A-29
3.10	No Undisclosed Liabilities; Indebtedness	A-30
3.11	Absence of Certain Changes	A-30
3.12	Material Contracts	A-31
3.13	Real Property; Assets	A-31
3.14	Environmental Matters	A-32
3.15	Intellectual Property	A-32
3.16	Tax Matters	A-33
3.17	Employee Benefits	A-34
3.18	Labor Matters	A-35
3.19	Compliance with Laws	A-36
3.20	Data Privacy	A-36
3.21	Legal Proceedings; Orders	A-36
3.22	Insurance	A-37
3.23	Trade & Anti-Corruption Compliance	A-37
3.24	Brokers	A-37
3.25	Company Information	A-37
3.26	Regulatory Status	A-38
3.27	No Other Representations or Warranties	A-38

Annex A-i

Annex A Page
Article IV REPRESENTATIONS AND WARRANTIES OF PARENT ENTITIES		A-38
4.1	Organization; Good Standing	A-38
4.2	Power; Enforceability	A-39
4.3	Non-Contravention	A-39
4.4	Requisite Governmental Approvals	A-39
4.5	Legal Proceedings; Orders	A-39
4.6	Ownership of Company Common Stock	A-39
4.7	Brokers	A-39
4.8	Operations of Merger Sub and Opco Merger Sub	A-39
4.9	No Parent Vote or Approval Required	A-40
4.10	Available Funds	A-40
4.11	Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans	A-40
4.12	Parent Entities Information	A-40
4.13	No Other Representations or Warranties	A-40

Article V INTERIM OPERATIONS OF THE COMPANY		A-41
5.1	Affirmative Obligations	A-41
5.2	Forbearance Covenants	A-41
5.3	No Solicitation	A-44
5.4	No Control of the Other Party’s Business	A-47

Article VI ADDITIONAL COVENANTS		A-47
6.1	Required Action and Forbearance; Efforts	A-47
6.2	Antitrust and Regulatory Matters	A-48
6.3	Proxy Statement and Other Required SEC Filings	A-49
6.4	Company Stockholder Meeting	A-50
6.5	Anti-Takeover Laws	A-51
6.6	Access	A-51
6.7	Section 16(b) Exemption	A-52
6.8	Company Indebtedness	A-52
6.9	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-53
6.10	Employee Matters	A-54
6.11	Obligations of Merger Sub and Opco Merger Sub	A-56
6.12	Public Statements and Disclosure	A-56
6.13	Transaction Litigation	A-56
6.14	Stock Exchange Delisting; Deregistration	A-57
6.15	Parent Vote	A-57
6.16	Notification of Certain Matters	A-57
6.17	Tax Matters	A-57

Article VII CONDITIONS TO THE MERGERS		A-59
7.1	Conditions to Each Party’s Obligations to Effect the Mergers	A-59
7.2	Conditions to the Obligations of Parent Entities	A-59
7.3	Conditions to the Company Entities’ Obligations to Effect the Mergers	A-60

Article VIII TERMINATION, AMENDMENT AND WAIVER		A-60
8.1	Termination	A-60
8.2	Manner and Notice of Termination; Effect of Termination	A-61
8.3	Fees and Expenses	A-62
8.4	Amendment	A-63
8.5	Extension; Waiver	A-63

Annex A-ii

Annex A Page
Article IX GENERAL PROVISIONS		A-64
9.1	Survival of Representations, Warranties and Covenants	A-64
9.2	Notices	A-64
9.3	Assignment	A-65
9.4	Confidentiality	A-65
9.5	Entire Agreement	A-65
9.6	Third Party Beneficiaries	A-65
9.7	Severability	A-65
9.8	Remedies	A-65
9.9	Governing Law	A-66
9.10	Consent to Jurisdiction	A-66
9.11	WAIVER OF JURY TRIAL	A-67
9.12	No Recourse	A-67
9.13	Company Disclosure Letter References	A-67
9.14	Counterparts	A-67

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Principal Stockholders

Annex A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 16, 2022, by and among BP Products North America Inc., a Maryland corporation (“Parent”), Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Opco Merger Sub” and, together with Parent and Merger Sub, the “Parent Entities”), LFG Acquisition Holdings LLC, a Delaware limited liability company (“Opco”), and Archaea Energy Inc., a Delaware corporation (the “Company” and, together with Opco, the “Company Entities”). Each of Parent, Merger Sub, Opco Merger Sub, Opco and the Company are sometimes referred to herein as a “Party”, and collectively as the “Parties.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Company Merger”), with the Company being the surviving corporation in the Company Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and the merger of Opco Merger Sub with and into Opco (the “Opco Merger” and, together with the Company Merger, the “Mergers”), with Opco being the surviving entity in the Opco Merger, in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), in each case, upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Mergers upon the terms and subject to the conditions set forth herein; (iii) approved and declared advisable the Voting Agreements and the Warrant Agreement Amendment and the transactions contemplated thereby; (iv) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (v) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders.

B. The Company, as the managing member of Opco and holder of a majority of Class A Units of Opco (“Opco Units”), has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of Opco’s covenants and other obligations hereunder, and the consummation of the Opco Merger upon the terms and subject to the conditions set forth herein.

C. Each of the board of directors of Parent, the board of directors of Merger Sub and Parent, as the sole member of Opco Merger Sub, has (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Mergers upon the terms and subject to the conditions set forth herein.

D. Concurrently with the execution and delivery of this Agreement, (i) the Principal Stockholders have executed and delivered to the Parent Entities voting and support agreements (the “Voting Agreements”), pursuant to which each Principal Stockholder has agreed, upon the terms and subject to the conditions set forth therein, to vote all of their respective Company Common Stock in favor of, and to otherwise support, the Transactions, and (ii) certain holders of the Company Warrants and certain parties to the Company Warrant Agreement have executed and delivered, for the benefit of the Parent Entities, the Warrant Agreement Amendment, and the Company Board has, in advance of the execution and delivery of such agreements, unanimously approved the execution and delivery of the Voting Agreements and the Warrant Agreement Amendment and the consummation of the transactions contemplated thereby.

E. The Parties desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Mergers; and (ii) prescribe certain conditions with respect to the consummation of the Mergers.

Annex A-1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties agree as follows:

Article I
DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement containing terms that are not materially less restrictive on the Company’s counterparty (and its Affiliates and Representatives), in the aggregate, than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal.

(b) “Acquisition Proposal” means any offer, proposal, indication of interest or expression of intent (other than an offer or proposal by any Parent Entity) relating to an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Mergers) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock (or any equity securities convertible into, or exchangeable or redeemable for, Company Common Stock) representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning shares of Company Common Stock (or any equity securities convertible into, or exchangeable or redeemable for, Company Common Stock) representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board);

(iii) any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, more than 20% of the equity interests, or more than 20% of the aggregate voting power of the equity interests, of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction or more than 20% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board); or

(iv) any combination of the foregoing.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, none of the Principal Stockholders or any trust, investment funds or investment vehicles affiliated with or under common management with the Principal Stockholders, any affiliated company or investment of the Principal Stockholders or any other Person that would otherwise be an Affiliate of the Principal Stockholders pursuant to this definition shall be an “Affiliate” of the Company or any of its Subsidiaries. For the avoidance of doubt, none of the Parent Entities or their respective Affiliates shall be deemed, as a result of this Agreement, the Voting Agreements, the

Annex A-2

Warrant Agreement Amendment or the Mavrix Joint Venture, to be an Affiliate of any Company Entity or any of its Subsidiaries, of any of the Principal Stockholders that are counterparties to the Voting Agreements or of any of the holders of Company Warrants that are counterparties to the Warrant Agreement Amendment.

(e) “Anti-Corruption Laws” means all applicable U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, the Canada Corruption of Foreign Public Officials Act of 1999, the UK Bribery Act of 2010 and the legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

(f) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Mergers.

(g) “Assai” means Assai Energy, LLC, a wholly owned Subsidiary of the Company.

(h) “Assai Notes” means (i) the 3.75% Senior Secured Notes due September 30, 2031, issued by Assai pursuant to the 2031 Note Purchase Agreement, and (ii) the 4.47% Senior Secured Notes due September 30, 2041, issued by Assai pursuant to the 2041 Note Purchase Agreement.

(i) “Assai Note Purchase Agreements” means (i) that certain Note Purchase Agreement, dated January 15, 2021, as amended from time to time, among Assai as issuer and each of the purchasers party thereto and (ii) that certain Note Purchase Agreement, dated April 5, 2021, as amended from time to time, among Assai, as issuer, and each of the purchasers party thereto, and in each case all pledge, security, guaranty, swap, hedge and other agreements and documents related thereto.

(j) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021 set forth in the Company’s Form 10-K filed by the Company with the SEC on March 18, 2022.

(k) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.

(l) “Bylaws” means the Amended and Restated Bylaws of the Company.

(m) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

(n) “Charter” means the Amended and Restated Certificate of Incorporation of the Company dated September 15, 2021.

(o) “Code” means the Internal Revenue Code of 1986.

(p) “Company Board” means the Board of Directors of the Company.

(q) “Company Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

(r) “Company Class B Common Stock” means the Class B common stock of the Company, par value $0.0001 per share.

(s) “Company Common Stock” means Company Class A Common Stock and Company Class B Common Stock.

(t) “Company Credit Agreement” means the Credit Agreement, dated as of September 15, 2021, as amended from time to time, among the Company, the Subsidiaries identified therein, Comerica Bank, as administrative agent, and the lending institutions from time to time party thereto and the lending institutions named therein as letters of credit issuers, and all pledge, security, guaranty, swap, hedge and other agreements and documents related thereto.

Annex A-3

(u) “Company Data” means all data maintained by or on behalf of the Company or any of its Subsidiaries, whether or not in electronic form, including Personal Information.

(v) “Company Equity Awards” means, collectively, the Company RSUs and the Company PSUs.

(w) “Company Indebtedness” means, collectively, all Indebtedness outstanding under the Company Credit Agreement and/or the Assai Notes.

(x) “Company Intellectual Property” means all of the Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

(y) “Company Material Adverse Effect” means any condition, change, circumstance, event, effect or development that, (A) individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of the Company Entities to consummate the Transactions prior to the Termination Date; provided, that, for purposes of clause (A), none of the following, and no conditions, circumstances, changes, events, effects or developments to the extent arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) general economic conditions, or conditions in the global, international or regional economy generally;

(ii) general conditions in the financial markets, credit markets, currency markets or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) general conditions in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its Subsidiaries conduct business, or changes therein;

(iv) general conditions affecting commodity prices, including general conditions affecting natural gas prices and Environmental Attribute prices;

(v) any political or geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), sabotage, rebellion, insurrection, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof;

(vi) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs and other force majeure events, including any escalation or worsening of any of the foregoing;

(vii) the negotiation, execution or delivery of this Agreement or the announcement of this Agreement or the pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business or joint venture partners, employees (including any such resulting employee attrition), regulators, Governmental Authorities, vendors or any other third Person (other than for purposes of the representations and warranties contained in Section 3.4 or the condition to Closing in Section 7.2(a) as it relates to such representations and warranties);

(viii) any action taken at the express written request of any Parent Entity;

(ix) the compliance by the Company Entities with the terms of this Agreement ((A) other than for purposes of the representations and warranties contained in Section 3.4 or the condition to Closing in Section 7.2(a) as it relates to such representations and warranties; and (B) excluding compliance with Section 5.1 or Section 5.2,

Annex A-4

but including (1) any actions or omissions pursuant to any approval provided by Parent under Section 5.1 or Section 5.2 or (2) a breach by Parent of its obligation not to unreasonably withhold, condition or delay the provision of an approval under Section 5.1 or Section 5.2);

(x) changes or proposed changes in GAAP or other accounting standards or in any applicable Laws (or the enforcement or interpretation by any Governmental Authority (or any panel or advisory body empowered or appointed thereby) of any of the foregoing) or in regulatory or legislative conditions, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any Law, regulation or policy (or the enforcement thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(xi) any epidemics, pandemics (including COVID-19, any evolutions or mutations thereof and any COVID-19 Measures), plagues, other outbreaks of illness or public health events (including quarantine restrictions mandated or recommended by an applicable Governmental Authority), including any escalation or worsening of any of the foregoing;

(xii) any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions (including in connection with any dispute involving the Russian Federation and Ukraine);

(xiii) any changes in the price or trading volume of the Company Common Stock or to the Company’s credit ratings, in each case in and of itself (it being understood that any underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to have occurred to the extent not otherwise excluded by the other exceptions to this definition);

(xiv) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to have occurred to the extent not otherwise excluded by the other exceptions to this definition);

(xv) the availability or cost of equity, debt or other financing to any Parent Entity;

(xvi) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith (it being understood that any underlying cause of any such Transaction Litigation, demand or Legal Proceeding may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to have occurred to the extent not otherwise excluded by the other exceptions to this definition);

(xvii) the identity or business of the Parent Entities or the respective Affiliates of the foregoing; and

(xviii) any breach by any Parent Entity of this Agreement;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi), (x), (xi) and (xii) to the extent that such conditions, changes, events, effects or developments have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

(z) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(aa) “Company PSUs” means awards of performance-based restricted stock units with respect to Company Class A Common Stock, granted pursuant to any of the Company Stock Plans.

(bb) “Company Related Parties” means, collectively, (i) the Company, its Subsidiaries and Affiliates and (ii) the former, current and future equityholders, stockholders, controlling persons, directors, officers, employees, agents, attorneys, members, managers, general or limited partners and assignees of each of the Company, its Subsidiaries and Affiliates.

Annex A-5

(cc) “Company RSUs” means awards of restricted stock units with respect to Company Class A Common Stock, granted pursuant to any of the Company Stock Plans.

(dd) “Company Service Provider” means any current or former employee, officer, individual consultant, individual independent contractor or member of the board of directors of the Company or any of its Subsidiaries.

(ee) “Company Stock Plans” means the Archaea 2021 Omnibus Incentive Plan and each other Employee Plan that provides for or has provided for the award of rights of any kind to receive shares of Company Common Stock or benefits measured in whole or in part by reference to shares of Company Common Stock as set forth on Section 1.1(ee) of the Company Disclosure Letter.

(ff) “Company Stockholders” means the holders of shares of Company Common Stock.

(gg) “Company Termination Fee” means an amount equal to $114,500,000.

(hh) “Company Warrant Agreement” means that certain Warrant Agreement, dated October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Holdings, LLC and Continental Stock Transfer & Trust Company, as warrant agent.

(ii) “Company Warrants” means the warrants to purchase shares of Company Class A Common Stock issued by the Company in a private placement under the Company Warrant Agreement, as amended by the Warrant Agreement Amendment.

(jj) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Affiliates (including the Surviving Corporation or its Subsidiaries) immediately following the Effective Time.

(kk) “Contract” means any binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement, written or oral.

(ll) “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

(mm) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, protocols or guidelines promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act.

(nn) “Deemed Vested Company PSU” means, with respect to each holder of Company PSUs, such number of Company PSUs equal to 50% of all Company PSUs other than Vested Company PSUs held by such holder as of immediately prior to the Effective Time, as determined on an award-by-award basis in accordance with Section 2.8(c).

(oo) “Deemed Vested Company RSU” means, with respect to each holder of Company RSUs, such number of Company RSUs equal to 50% of all Company RSUs other than Vested Company RSUs held by such holder as of immediately prior to the Effective Time, as determined on an award-by-award basis in accordance with Section 2.8(c).

(pp) “DOJ” means the United States Department of Justice or any successor thereto.

(qq) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, separation, termination, retention, employment, individual consulting, change of control, stay bonus, and other similar plan, program, agreement, policy or arrangement that is sponsored, maintained or contributed to or required to be sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any Company Service Provider, other than any plan, program, policy, agreement or arrangement that is required by Law or that is maintained by a Governmental Authority.

Annex A-6

(rr) “Environmental Attributes” means any and all existing and future legal and beneficial environmental rights or entitlements that are capable of being measured, verified, calculated or commoditized, including environmental credits, benefits, reductions, tax credits, certificates, offsets, or allowances attributable to or arising out of the operations of the Company or any of its Subsidiaries, whether generated, created, or issued under a private program or under a legislative, regulatory, governmental or quasi-governmental program or scheme of any kind. “Environmental Attributes” include: (i) any Governmental Authority or private cash payment, tradable instrument or similar right, grant or license relating to the production of renewable fuel or electric energy, avoidance of emission of any gas, chemical or other substance to the air, soil, or water, or sequestration of carbon dioxide; (ii) renewable energy credits or renewable energy certificates; (iii) carbon reduction credits, offsets, or allowances; (iv) credits under the California Low Carbon Fuel Standard, Oregon Clean Fuels Program, Washington Clean Fuels Program, or similar low carbon fuel program of any jurisdiction or voluntary crediting organization; and (v) renewable identification numbers issued pursuant to the federal Renewable Fuels Standard.

(ss) “Environmental Law” means any applicable Law relating to pollution, the protection of public health (to the extent related to exposure to Hazardous Substances), natural resources, wildlife or the environment or, to the extent related to exposure to Hazardous Substances, workplace health or safety, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq. (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq., the Emergency Planning and Community Right-to-know Act, as amended, 42 U.S.C. §§ 11001 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq., and any state or local counterparts.

(tt) “Environmental Permits” means Governmental Authorizations under Environmental Laws.

(uu) “ERISA” means the Employee Retirement Income Security Act of 1974.

(vv) “Exchange Act” means the Securities Exchange Act of 1934.

(ww) “Ex-Im Laws” means any export, import, deemed export, reexport, transfer and retransfer controls, including those contained in the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, the customs, import and export Laws administered by U.S. Customs and Border Protection and the EU Dual-Use Regulation.

(xx) “FERC” means the Federal Energy Regulatory Commission or any successor thereto.

(yy) “FPA” means the Federal Power Act of 1935.

(zz) “FTC” means the United States Federal Trade Commission or any successor thereto.

(aaa) “GAAP” means generally accepted accounting principles in the United States, consistently applied.

(bbb) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(ccc) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(ddd) “Group” has the meaning as used in Section 13 of the Exchange Act.

(eee) “Hazardous Substance” means any toxic or hazardous material, substance or waste defined or regulated under Environmental Laws due to its dangerous or hazardous properties or characteristics.

(fff) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(ggg) “Indebtedness” means, with respect to any Person, without duplication, (i) (A) all obligations of such Person for borrowed money or (B) all obligations of such Person with respect to deposits or advances of any kind held by such Person from a third party (excluding ordinary course pre-payments by any joint ventures of such Person

Annex A-7

for equipment); (ii) all obligations of such Person evidenced by bonds, notes or similar instruments; (iii) all capitalized lease obligations of such Person; (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all obligations of such Person owing as the deferred purchase price of any assets or property or earnout or similar payments; (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated as of such time); (vii) reimbursement obligations with respect to letters of credit, bank guarantees, and other similar contractual obligations, to the extent drawn; (viii) all guarantees and arrangements having the economic effect of a guarantee or other forms of credit support (including all “keepwell” arrangements) of such Person of any Indebtedness of any other Person of a type described in clauses (i) through (vii); (ix) all obligations of the type described in clauses (i) through (viii) secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, including, in each of the foregoing cases, any accrued and unpaid interest, accrued and unpaid commitment or other fees and expenses, prepayment premium or penalties (including “make whole” payments), “breakage” costs and any other amounts owing thereunder or payable in connection with the repayment, redemption or other satisfaction and discharge thereof.

(hhh) “INGENCO” means Interests of NextGen Power Holdings LLC, a Delaware limited liability company.

(iii) “Intellectual Property” means any and all intellectual property and proprietary rights arising under the Laws of the United States or any other jurisdiction (whether statutory, common law or otherwise), including any of the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all works of authorship, copyrights, copyright registrations and unregistered copyrights, and applications therefor (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein, domain names, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); and (iv) rights in trade secrets and confidential information, know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, algorithms, software, data bases and other proprietary or confidential information, including customer lists.

(jjj) “Intervening Event” means any material change, event, effect, development or circumstance (including any change in probability or magnitude of circumstances) occurring after the date of this Agreement that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal or any matter relating thereto, (B) any change, in and of itself, in the stock price of the Company and (C) any breach by the Company of this Agreement.

(kkk) “IRS” means the United States Internal Revenue Service.

(lll) “Knowledge” of (i) the Company, with respect to any matter in question, means the actual knowledge the individuals set forth on Section 1.1(lll)(i) of the Company Disclosure Letter, in each case after reasonable inquiry of the individual’s direct reports who are primarily responsible for such matter, and (ii) the Parent, with respect to any matter in question, means the actual knowledge of the individuals set forth on Section 1.1(lll)(ii), in each case after reasonable inquiry of the individual’s direct reports who are primarily responsible for such matter.

(mmm) “Labor Agreement” means any collective bargaining, labor union, trade union agreement or similar agreement or Contract.

(nnn) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, law, act, statute, constitution, common law, Order, Governmental Authorization, ordinance, code, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(ooo) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator or other tribunal.

(ppp) “Mavrix Joint Venture” means the joint venture between Parent and Aria Energy Operating LLC, a Delaware limited liability company formed pursuant to that certain Amended and Restated Limited Liability Company Agreement of Mavrix, LLC, a Delaware limited liability company, dated as of September 30, 2017, as amended from time to time, by and between Parent and Aria Energy Operating LLC for the operation and management of Mavrix, LLC.

Annex A-8

(qqq) “Material Contract” means any of the following Contracts (other than Employee Plans) to which the Company or any of its Subsidiaries is or purports to be a party or by which any of them or their respective properties or assets are bound or purport to be bound:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K);

(ii) any Contract, that may not be cancelled without any material penalty, liability or obligation (including any material ongoing liability or obligation) to the Company or its Subsidiaries that are party thereto upon notice of 90 days or less, containing any covenant limiting the right of the Company or any of its Affiliates (or that, on its face, would limit the right of any Parent Entities, in their capacities as Affiliates or direct or indirect equity holders of the Company or any of its Subsidiaries, from and after the Effective Time) to (A) compete or engage in any line of business or geographic area or (B) acquire any product or asset or receive services from any Person or sell any product or asset or perform services for any Person;

(iii) any Contract, that may not be cancelled without any material penalty, liability or obligation (including any material ongoing liability or obligation) to the Company or its Subsidiaries that are party thereto upon notice of 90 days or less, containing any (A) “most favored nation” or similar provisions, (B) exclusivity provisions or (C) rights of first refusal or first offer;

(iv) any Contract relating to the pending or future disposition or acquisition by the Company or any of its Subsidiaries of (A) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) any material assets or properties, except for any Contracts for the purchase or sale of inventory or equipment entered into in the ordinary course of business;

(v) any Contract relating to any completed disposition or acquisition by the Company or any of its Subsidiaries of (A) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) any material assets or properties, in each case (x) entered into or consummated after December 31, 2020 or (y) under which the Company or any of its Subsidiaries has any continuing “earn-out”, “milestone” or other deferred or contingent payment obligations, any potential purchase price adjustment obligations or any potential material indemnification obligations, except for, in all cases, any Contracts for the sale of inventory or equipment entered into in the ordinary course of business;

(vi) any Contract that relates to the creation, governance or control of any joint venture, partnership or similar arrangement;

(vii) any Contract of the Company or any of its Subsidiaries with a counterparty that in the year ended December 31, 2021 was (or in the year ending December 31, 2022 is reasonably expected to be) one of the ten (10) largest sources of revenues for the Company and its Subsidiaries for the applicable year based on amounts paid or payable;

(viii) any Contract of the Company or any of its Subsidiaries with a counterparty that in the year ended December 31, 2021 was (or in the year ending December 31, 2022 is reasonably expected to be) one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable;

(ix) any Contract that involves a (A) revenue or profit sharing or similar agreement under which the Company or any of its Subsidiaries has outstanding commitments or (B) “minimum purchase” requirement, “take or pay,” “ship or pay” or similar obligations, in each case with outstanding commitments in an amount in excess of $5 million, in any calendar year;

(x) any Contract relating to or evidencing (A) any Indebtedness of the Company or any of its Subsidiaries of the type referred to in clauses (i) and (ii) thereof (and clauses (vii) and (viii) thereof to the extent relating to the foregoing), (B) any letters or credit, bank guarantees and other similar instruments (regardless whether drawn or undrawn) issued for the account of the Company or any of its Subsidiaries, (C) any interest rate, currency, swap, derivative or other hedging Contracts; (D) any Liens (other than Permitted Liens) on material assets or properties of the Company or any of its Subsidiaries, (E) any guarantees (or arrangements having the economic effect of a guarantee) or other forms of credit support (including all “keepwell” arrangements) in favor of any Person other the Company or any of its Subsidiaries (or by any Person in favor of the Company or any of its Subsidiaries)

Annex A-9

relating to obligations in excess of $5 million and (F) any other Indebtedness of the Company and its Subsidiaries in excess of $5 million (excluding intercompany loans solely between the Company and any of its Subsidiaries or between any Subsidiaries of the Company);

(xi) any Contract providing for the Company or any of its Subsidiaries to make any capital contribution in or to any Person (other than a Subsidiary of the Company), or that provides for future expenditures by the Company or any of its Subsidiaries, in each case, of more than $15 million in the aggregate and cannot be terminated on less than (90) days’ notice without any material penalty, liability or obligation (including any ongoing liability or obligation) to the Company or any of its Subsidiaries that are party thereto;

(xii) any Contract involving the settlement, conciliation or similar agreement of any Legal Proceeding or threatened Legal Proceeding (A) with any Governmental Authority or (B) pursuant to which the Company or any of its Subsidiaries that are party thereto has any material outstanding obligation;

(xiii) (A) any Contract relating to the use or licensing of any material Intellectual Property (including any grants of exclusive rights, covenants not to sue, releases and co-existence provisions), except non-exclusive end user license of commercially-available software, or (B) any Contract for the settlement or avoidance of any dispute regarding the ownership, use, validity or enforceability of any material Intellectual Property (including consent-to-use and similar Contracts) with material ongoing obligations of the Company or its Subsidiaries that are party thereto;

(xiv) any Contract under which the Company or any of its Subsidiaries is the lessor of or permits any third party to hold or operate, in each case any tangible property (other than real property), owned or controlled by the Company or its Subsidiaries, except for any Contract under which the aggregate annual rental payments do not exceed $500,000;

(xv) any Contract with any Governmental Authority, other than Contracts entered into in the ordinary course of business;

(xvi) any Contract that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(xvii) any Contract that is material to the Company or its Subsidiaries that are party thereto pursuant to which the Company or any of its Subsidiaries has granted any marketing, sales representative relationship, franchising, consignment, distribution, or other similar right to any third party (including in any geographic area or with respect to any product), that in any case cannot be terminated on less than ninety (90) days’ notice without any penalty, liability or obligation (including any ongoing liability or obligation) to the Company or any of its Subsidiaries;

(xviii) any Labor Agreement;

(xix) any Contract, that is material to the Company or its Subsidiaries that are party thereto, that provides for the sale, purchase, trade or exchange of any Environmental Attributes;

(xx) any Lease, that is material to the Company or its Subsidiaries that are party thereto, with respect to any Leased Real Property;

(xxi) any Contract, that is material to the Company or its Subsidiaries that are party thereto providing for (A) the offtake of gas or electrical power, (B) rights to purchase, use or acquire landfill or other gas (regardless of whether such gas is renewable), (C) the continuing obligation to provide engineering, procurement and construction or similar services to any Person, (D) the offsite transportation, storage or disposal of any Hazardous Substance or LFG by-products (excluding, for the avoidance of doubt, processed LFG) or (E) the continuing obligation to provide operation, maintenance, management or similar services to any Person; and

(xxii) any Contract providing for (A) third party consulting services or (B) professional services, in either case to the Company or its Subsidiaries involving payments in excess of $1,000,000 over the life of the Contract and that cannot be terminated on less than ninety (90) days’ notice without any material penalty, liability or obligation (including any ongoing liability or obligation) to the Company or any of its Subsidiaries that are party thereto.

Annex A-10

(rrr) “MBR Authority” means (i) authorization by FERC pursuant to Section 205 of the FPA to sell electric energy, capacity and/or ancillary services at market-based rates, (ii) acceptance by FERC of a tariff providing for such sales, and (iii) conferral by FERC of such regulatory waivers and blanket authorizations as are customarily granted by FERC to holders of market-based rate authority, including blanket authorization under Section 204 of the FPA to issue securities and assume liabilities.

(sss) “NGA” means the Natural Gas Act of 1938.

(ttt) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

(uuu) “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

(vvv) “Opco LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of LFG Acquisition Holdings LLC, dated as of September 15, 2021, as amended by the Opco LLC Agreement Amendment.

(www) “Opco LLC Agreement Amendment” means the First Amendment to the Opco LLC Agreement, executed on the date hereof, by and between the Company, as the managing member of Opco, and the holders of Opco Units parties thereto, including the Unitholder Representative Engagement Letter.

(xxx) “Open Source Software” means any software that is licensed, distributed or conveyed as “open source software,” “free software,” “copyleft”, “freeware”, “shareware” or public domain software, or under a similar licensing or distribution model (including software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License v3, Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org).

(yyy) “Order” means any judgment, injunction, order, writ or decree of any Governmental Authority of competent jurisdiction or any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and the applicable matter.

(zzz) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.

(aaaa) “Parent Related Parties” means, collectively, (i) the Parent Entities, their Subsidiaries and Affiliates and (ii) the former, current and future equityholders, stockholders, controlling persons, directors, officers, employees, agents, attorneys, members, managers, general or limited partners, and assignees of each of the Parent Entities, its Subsidiaries and Affiliates.

(bbbb) “Parent Termination Fee” means an amount equal to $327,200,000.

(cccc) “Payoff Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than the Company Indebtedness), if any, of the types set forth in clauses (i)(A) or (ii) of the definition of Indebtedness.

(dddd) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests for amounts that are not yet due or that are being contested in good faith and by appropriate proceedings, arising in the ordinary course of business; (iii) pledges or deposits made in the ordinary course of business to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (v) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current or planned use of the applicable property; (vi) Liens pursuant to any Company Indebtedness; (vii) statutory, common Law or contractual liens (or other encumbrances of any type) incurred in the ordinary course of business securing payments not yet due, including liens of landlords

Annex A-11

pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (viii) matters disclosed by a survey or inspection of the Real Property to the extent such copies of such survey or inspection has been made available to Parent; or (ix) liens (or other encumbrances of any type) that do not materially and adversely affect the use, value or operation of the property or other assets subject thereto.

(eeee) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization, entity or vessel.

(ffff) “Personal Information” means any Company Data that relates to an identified or identifiable individual or household, including name, address, telephone number, email address, username, photograph, government-issued identifier, unique device identifier, or any other data used or intended to be used to identify, contact, or precisely locate an individual.

(gggg) “PJM Tariff” means the Open Access Transmission Tariff of PJM Interconnection, L.L.C. on file with FERC from time to time.

(hhhh) “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date.

(iiii) “Principal Stockholders” means the holders of Company Common Stock set forth on Exhibit B.

(jjjj) “PUHCA” means the Public Utility Holding Company Act of 2005.

(kkkk) “Qualifying Facility” means a “qualifying small power production facility” as defined in Section 3(17)(C) of the FPA, 16 U.S.C. § 796(17)(C), and FERC’s implementing regulations at 18 C.F.R. §§ 292.203(a) and 292.204.

(llll) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration; and (iv) domain names.

(mmmm) “Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under any Sanctions (which are, at present, Cuba, Iran, North Korea, Syria, and the Crimea and so-called Donetsk People’s Republic, and Luhansk People’s Republic in Ukraine).

(nnnn) “Sanctioned Person” means any Person that is (i) listed on any U.S. or non-U.S. Sanctions-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; the EU Consolidated List of Persons, Groups and Entities; HM Treasury’s Consolidated List of Financial Sanctions Targets; or on any other list of targeted Persons issued by the United States, Canada, the United Kingdom, the United Nations or the European Union (or any E.U. member state); (ii) part of a Governmental Authority of a Sanctioned Country; (iii) in the aggregate, 50% or greater owned, directly or indirectly, otherwise controlled by, or acting on behalf of a Person or Persons described in, any of the foregoing; (iv) organized, resident or located in a Sanctioned Country; or (v) otherwise targeted by Sanctions.

(oooo) “Sanctions” means all Laws relating to economic, financial, or other trade-related sanctions, restrictions or embargoes administered or enforced by the United States (including by OFAC, the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations or its Security Council, the European Union, and any European Union member state, or any other Governmental Authority having jurisdiction over the business of the Company or any of its Subsidiaries.

(pppp) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(qqqq) “Securities Act” means the Securities Act of 1933.

(rrrr) “Specified JV Agreements” has the meaning set forth on Section 1.1(rrrr) of the Company Disclosure Letter.

Annex A-12

(ssss) “Specified Waiver and Consent” means that certain written waiver and consent dated as of October 16, 2022 provided in connection with the Mergers under the Specified JV Agreements.

(tttt) “State Commission” has the meaning set forth in 18 C.F.R. § 1.101(k).

(uuuu) “Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

(vvvv) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing 50% or more of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

(wwww) “Superior Proposal” means any unsolicited written offer for an Acquisition Transaction that did not result from a breach, in any material respect, by the Company of its obligations under Section 5.3, by any Person or Group (other than Parent or any of its Affiliates) that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) (i) would be more favorable to the Company Stockholders than the Mergers from a financial point of view (taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement committed to in writing by Parent prior to the time of such determination) and (ii) is reasonably likely to be completed on the terms proposed (taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant). For purposes of the reference to an “Acquisition Transaction” in this definition, (x) all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “70%” calculated excluding any “rollover” of Company Common Stock by existing holders thereof and (y) the reference to “other transaction” in clause (iii) of the definition of “Acquisition Transaction” shall be deemed to exclude joint ventures, recapitalizations, reorganizations, liquidations or dissolutions.

(xxxx) “Tax” means any U.S. federal, state and local and non-U.S. taxes, imports, customs, duties, fees, assessments and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, corporations, windfall, capital, capital gains, capital unit, capital stock, premium, production, sales, use, goods and services, privilege, lease service, service use, recapture, license, social security (or similar wage withholding), disability, severance, alternative or add-on minimum, occupation, and value added, ad valorem, transfer, stamp, documentary, registration, utility, communications, environmental, franchise, withholding, payroll, employment, unemployment, worker’s compensation, employee contribution, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon.

(yyyy) “Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(zzzz) “Transaction Litigation” means any Legal Proceeding or investigation by any Governmental Authority commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective current or former directors and/or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates (and/or their respective current or former directors and/or executive officers), in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings solely among the Parties related to this Agreement.

(aaaaa) “Transaction Tax Deductions” means, without duplication, the aggregate amount of income Tax deductions permitted under applicable Tax Law with respect to, in each case to the extent incurred or paid by Opco or any of its Subsidiaries (i) all fees, expenses and interest (including amounts treated as interest for income Tax purposes), original issue discount, breakage fees, tender premiums, consent fees, redemption, retirement or make-whole payments, defeasance in excess of par or similar payments incurred in respect of the liabilities under the Company Credit Agreements and (ii) all fees and expenses (including any amounts payable in respect of Vested Company RSUs, Deemed Vested Company RSUs, Vested Company PSUs and Deemed Vested Company PSUs) in connection with the transactions contemplated by this Agreement. With respect to amounts that constitute success-based fees, Parent shall cause the Company, Opco and its Subsidiaries to make an election under Revenue Procedure 2011-29 to treat seventy percent (70%) of such fees as deductible for all purposes hereunder.

(bbbbb) “Transactions” means the Mergers and the other transactions contemplated by this Agreement, the Warrant Agreement Amendment and the Opco LLC Agreement Amendment.

Annex A-13

(ccccc) “Treasury Regulations” means the regulations promulgated under the Code.

(ddddd) “Unitholder Representative Engagement Letter” means the Unitholder Representative Engagement Letter dated as of October 16, 2022 and effective as of the Closing, attached as an exhibit to the Opco LLC Agreement Amendment and providing for the appointment of a “Unitholder Representative” for purposes of Section 6.17 of this Agreement.

(eeeee) “Unvested Company PSU” means each Company PSU other than a Vested Company PSU and a Deemed Vested Company PSU.

(fffff) “Unvested Company RSU” means each Company RSU other than a Vested Company RSU and a Deemed Vested Company RSU.

(ggggg) “Vested Company PSU” means each Company PSU that is vested as of immediately prior to the Effective Time.

(hhhhh) “Vested Company RSU” means (i) each Company RSU that is vested as of immediately prior to the Effective Time and (ii) each Company RSU that is held by a non-employee director of the Company immediately prior to the Effective Time.

(iiiii) “Warrant Agreement Amendment” means the amendment of the Company Warrant Agreement, entered into on or prior to the date of this Agreement, among certain holders of the Company Warrants and certain parties to the Company Warrant Agreement providing, among other things, for the redemption of all the Company Warrants immediately following the Opco Merger Effective Time.

(jjjjj) “Willful and Material Breach” means a material breach that is a consequence of a deliberate act or deliberate failure to act undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a material breach of this Agreement.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acquisition Proposal Notice Period	Section 5.3(d)(ii)(2)
Agreement	Preamble
Allocation Statement	Section 6.17(f)
Alternative Acquisition Agreement	Section 5.3(a)
Annual Bonus	Section 6.10(e)
Book-Entry Equity Interests	Section 2.9(c)
Capex and Opex Budget	Section 5.2(m)
Capitalization Date	Section 3.6(a)
Certificates	Section 2.9(c)
Certificates of Merger	Section 2.2(b)
Chosen Courts	Section 9.10(a)
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board Recommendation	Section 3.3(a)
Company Board Recommendation Change	Section 5.3(c)(i)
Company Certificate of Merger	Section 2.2(a)
Company Disclosure Letter	Article III
Company Entities	Preamble
Company Incentive Plan	Section 6.10(e)
Company Merger	Recitals
Company SEC Documents	Article III
Company Securities	Section 3.6(d)

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Term	Section Reference
Company Stockholder Meeting	Section 6.4(a)
Confidentiality Agreement	Section 9.4
Continuation Period	Section 6.10(c)
Contractually Indemnified Person	Section 6.9(a)
Contractually Indemnified Persons	Section 6.9(a)
Deferred Cash PSU Award	Section 2.8(b)(ii)
Deferred Cash RSU Award	Section 2.8(a)(ii)
DGCL	Recitals
Dissenting Company Shares	Section 2.7(d)
DLLCA	Recitals
Effective Time	Section 2.2(a)
Electronic Delivery	Section 9.14
Enforceability Exceptions	Section 3.2(d)
Equity Award Consideration	Section 2.8(b)(i)
Financial Statements	Section 3.9(a)
Indemnified Person	Section 6.9(b)
INGENCO Financial Statements	Section 3.9(b)
Intervening Event Notice Period	Section 5.3(d)(i)(1)
Lease	Section 3.13(a)
Leased Real Property	Section 3.13(a)
Legal Restraint	Section 7.1(d)
Liens	Section 3.7(b)
Maximum Premium	Section 6.9(c)
Merger Sub	Preamble
Mergers	Recitals
New Plan	Section 6.10(d)
Old Plan	Section 6.10(d)
Opco	Preamble
Opco Certificate of Merger	Section 2.2(b)
Opco Merger	Recitals
Opco Merger Effective Time	Section 2.2(b)
Opco Merger Sub	Preamble
Opco Units	Recitals
Other Indemnified Persons	Section 6.9(e)
Other Required Company Filing	Section 6.3(b)
Owned Company Shares	Section 2.7(a)(iii)
Owned Opco Units	Section 2.7(b)(ii)
Owned Real Property	Section 3.13(a)
Parent	Preamble
Parent Entities	Preamble
Parent Material Adverse Effect	Section 7.3(a)
Party	Preamble
Pass-Through Income Tax Return	Section 6.17(b)
Payment	Section 8.3(f)
Payment Agent	Section 2.9(a)
Payment Fund	Section 2.9(b)
payor	Section 8.3(f)
Per Share Price	Section 2.7(a)(ii)
Proxy Statement	Section 6.3(a)
Qualifying Termination	Section 6.10(e)

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Term	Section Reference
Real Property	Section 3.13(a)
recipient	Section 8.3(f)
Representatives	Section 5.3(a)
Requisite Stockholder Approval	Section 3.3(d)
RSU Consideration	Section 2.8(a)(i)
Sarbanes-Oxley Act	Section 3.8
SEC Reports	Section 3.8
Securityholder Rights Agreements	Section 3.6(e)
Specified Group	Section 5.3(e)
Specified Materials	Section 5.3(e)
Specified Opco Holders	Section 2.7(b)(i)
Surviving Corporation	Section 2.1(a)
Surviving Entities	Section 2.1(b)
Surviving Opco	Section 2.1(b)
Tax Audit	Section 6.18(d)
Termination Date	Section 8.1(c)
Trade Controls	Section 3.23(b)
Unitholder Representative	Section 6.17(a)
Voting Agreements	Recitals
WARN Act	Section 3.18(d)
Welfare Plan	Section 3.17(e)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein,” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “or” is not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws, and references to the rules and regulations promulgated thereunder or pursuant thereto.

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(j) Unless the context otherwise requires, references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

(k) All accounting terms used herein will be interpreted in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date in the following month or year exists, then the end date of such period being measured will be the immediately next date in the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(n) References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(o) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(p) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at www.intralinks.com or delivered via email to Parent (and receipt of which has been specifically acknowledged in writing by Parent or its Representatives), in each case, at least one Business Day prior to the execution and delivery of this Agreement.

(q) All references to time shall refer to New York City time unless otherwise specified.

(r) Any requirement for written consent under this Agreement will be deemed to require that such written consent be provided in advance of taking the applicable action in respect of which consent is required.

Article II
THE MERGER

2.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (i) Merger Sub will be merged with and into the Company; (ii) the separate corporate existence of Merger Sub will thereupon cease; and (iii) the Company will continue as the surviving corporation of the Company Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Company Merger, is sometimes referred to herein as the “Surviving Corporation.”

(b) Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DLLCA, on the Closing Date, (i) Opco Merger Sub will be merged with and into Opco, (ii) the separate existence of Opco Merger Sub will thereupon cease; and (iii) Opco will continue as the surviving entity of the Opco Merger and as a wholly owned Subsidiary of Parent. Opco, as the surviving entity of the Opco Merger, is sometimes referred to herein as the “Surviving Opco” and, together with the Surviving Corporation, the “Surviving Entities.”

2.2 The Effective Times. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

(a) Parent, Merger Sub and the Company shall cause the Company Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Company Certificate of Merger, being referred to herein as the “Effective Time”); and

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(b) Parent, Opco Merger Sub, the Company and Opco shall cause the Opco Merger to be consummated pursuant to the DLLCA by filing a certificate of merger in customary form and substance (the “Opco Certificate of Merger” and, together with the Company Certificate of Merger, the “Certificates of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by the Parties and specified in the Opco Certificate of Merger, being referred to herein as the “Opco Merger Effective Time”). The Parties shall cause the Opco Merger Effective Time to occur immediately following the Effective Time.

2.3 The Closing. The consummation of the Mergers shall take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Mergers.

(a) At the Effective Time, the effect of the Company Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (i) of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation; and (ii) debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) At the Opco Merger Effective Time, the effect of the Opco Merger shall be as provided in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Opco Merger Effective Time all (i) of the property, rights, privileges, powers and franchises of Opco and Opco Merger Sub shall vest in the Surviving Opco; and (ii) debts, liabilities and duties of Opco and Opco Merger Sub shall become the debts, liabilities and duties of the Surviving Opco.

2.5 Organizational Documents.

(a) Company Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.9(a)).

(b) Company Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.9(a)).

(c) Opco Certificate of Formation. At the Opco Merger Effective Time, the certificate of formation of Opco Merger Sub as in effect immediately prior to the Opco Merger Effective Time shall become the certificate of formation of the Surviving Opco, except that all references to Opco Merger Sub shall be automatically amended and shall become references to the Surviving Opco, until thereafter amended as provided by the DLLCA, such certificate of formation and the limited liability company agreement (subject to Section 6.9(a)).

(d) Opco Limited Liability Company Agreement. At the Opco Merger Effective Time, the limited liability company agreement of Opco Merger Sub as in effect immediately prior to the Opco Merger Effective Time shall become the limited liability company agreement of the Surviving Opco, with such changes thereto (in all cases subject to Section 6.9(a)) as Parent determines to be necessary to provide that (i) all references to Opco Merger Sub shall become references to the Surviving Opco, (ii) the limited liability company interests in Surviving Opco shall be held as provided in Section 2.7(b), and any related changes that Parent desires to implement, until thereafter amended as provided by the DLLCA, the certificate of formation and such limited liability company agreement (subject to Section 6.9(a)).

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2.6 Directors and Officers. The Company Entities shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law. Without limiting the foregoing, prior to the Closing Date, the Company shall use reasonable best efforts to obtain and deliver to Parent customary resignation letters (in a form and substance reasonably satisfactory to Parent) of each director of the Company as of immediately prior to the Effective Time (in each case to be conditioned upon and effective as of the Closing).

2.7 Effects on Company Capital Stock and Opco Units.

(a) Company Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Company Merger and without any action on the part of the Parties or the holders of any of the securities described in this Section 2.7(a), the following will occur:

(i) each share of common stock, par value $1.00 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(ii) each share of Company Class A Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $26.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12);

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or (B) owned by Parent or any of its Subsidiaries (including Merger Sub and Opco Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor; and

(iv) each share of Company Class B Common Stock will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Opco Units. Upon the terms and subject to the conditions set forth in this Agreement, at the Opco Merger Effective Time, by virtue of the Opco Merger and without any action on the part of the Parties or the holders of any of the securities described in this Section 2.7(b), the following will occur:

(i) each Opco Unit held by a holder other than the Company or any of its Subsidiaries (such holders, the “Specified Opco Holders”) issued and outstanding as of immediately prior to the Opco Merger Effective Time will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to the Per Share Price, in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12);

(ii) each Opco Unit held by the Company or any of its Subsidiaries immediately prior to the Opco Merger Effective Time (“Owned Opco Units”) shall become an equivalent number of limited liability company interests of the Surviving Opco held by the Surviving Entity; and

(iii) all of the limited liability company interests of Opco Merger Sub will automatically be cancelled, extinguished and converted into limited liability company interests of Surviving Opco, such that the aggregate number of limited liability company interests of Surviving Opco to be held by Parent immediately following the Opco Merger Effective Time shall represent the same percentage of the outstanding limited liability company interests of Surviving Opco immediately following the Opco Merger Effective Time as the percentage of Opco Units held by the Specified Opco Holders immediately prior to the Opco Merger Effective Time.

(c) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange

Annex A-19

of shares or other similar change with respect to the Company Common Stock, or any analogous change to the Opco Units, occurring on or after the date of this Agreement and prior to the Effective Time. Nothing in this Section 2.7(c) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(d) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held by holders of such Company Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Company Common Stock held by any such holder (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Company Common Stock, any withdrawals of any such demands and any other notices or documents served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to participate in, control and direct all negotiations and Legal Proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands or agree to do any of the foregoing.

2.8 Company Equity Awards. Except as otherwise agreed by Parent and an individual holder of a Company RSU or Company PSU, as applicable:

(a) Company RSUs.

(i) At the Effective Time, each Vested Company RSU and each Deemed Vested Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of the Parties or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Class A Common Stock subject to such Company RSU as of immediately prior to the Effective Time (the “Vested RSU Consideration”).

(ii) At the Effective Time, each Unvested Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of the Parties or the holder thereof, be cancelled and converted into an award representing a right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Class A Common Stock subject to such Company RSU as of immediately prior to the Effective Time (the “Deferred Cash RSU Award”). From and after the Effective Time, the Deferred Cash RSU Award will be subject to the same service-based vesting schedule and substantially the same other terms and conditions as applicable to the Unvested Company RSU to which it relates as of immediately prior to the Effective Time; provided that the Deferred Cash RSU Award will (x) continue to vest based solely on continued service with Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries), (y) to the extent not yet fully vested by the first anniversary of the Closing Date in accordance with its service-based vesting schedule, will become fully vested on such date, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries) through such date (except as set forth in Section 2.8 of the Company Disclosure Letter) and (z) be settled in cash.

(b) Company PSUs.

(i) At the Effective Time, each Vested Company PSU and Deemed Vested Company PSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of the Parties or the holder thereof, be cancelled and converted into and will become the right to receive an amount

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in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Class A Common Stock subject to such Company PSU as of immediately prior to the Effective Time (together with the Vested RSU Consideration, the “Equity Award Consideration”); provided, that to the extent any Deemed Vested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics applicable to such Deemed Vested Company PSU will be deemed achieved at maximum performance effective as of the Effective Time, without any pro-ration.

(ii) At the Effective Time, each Unvested Company PSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of the Parties or the holder thereof, be cancelled and converted into an award representing a right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Company Class A Common Stock subject to such Company PSU as of immediately prior to the Effective Time (the “Deferred Cash PSU Award”); provided, that to the extent any Unvested Company PSU remains outstanding and subject to performance vesting conditions as of immediately prior to the Effective Time, the performance metrics applicable to such Unvested Company PSU will be deemed achieved at maximum performance effective as of the Effective Time, without any proration. From and after the Effective Time, the Deferred Cash PSU Award will be subject to the same service-based vesting schedule and substantially the same other terms and conditions applicable to the Unvested Company PSU to which it relates as of immediately prior to the Effective Time; provided that each Deferred Cash PSU Award will (x) continue to vest based solely on continued service with Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries), (y) to the extent not yet fully vested by the first anniversary of the Closing Date in accordance with its service-based vesting schedule, will become fully vested on such date, subject to the holder’s continued service with Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries) through such date (except as set forth in Section 2.8 of the Company Disclosure Letter) and (z) be settled in cash.

(c) Order of Acceleration. The determination of which Company RSUs and Company PSUs held by an individual holder (each, an “Equity Award Holder” and collectively, the “Equity Award Holders”) that will be converted into Deemed Vested Company RSUs and Deemed Vested Company PSUs, respectively, shall be based on the relative vesting dates of such Company RSUs and Company PSUs held by such Equity Award Holder, such that Company RSUs and Company PSUs that would have vested closest in time following the Effective Time based on the vesting schedules as of immediately prior to the Effective Time will convert to Deemed Vested Company RSUs and Deemed Vested Company PSUs first until the requisite percentage is achieved. For the avoidance of doubt, the Deferred Cash RSU Award or Deferred Cash PSU Award, as applicable, that an Equity Award Holder receives upon conversion of such Equity Award Holder’s Company RSUs and Company PSUs shall represent those Company RSUs and Company PSUs with the longest remaining vesting periods as of immediately prior to the Effective Time.

(d) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to all Equity Award Holders. As promptly as reasonably practicable, but in any event no later than the end of the first regular payroll period commencing after the Closing Date, the Equity Award Holders will be paid by the Company or the Surviving Corporation, through its payroll system, payroll provider or accounts payable, as applicable, all amounts required to be paid to such holders in respect of Vested Company RSUs, Deemed Vested Company RSUs, Vested Company PSUs and Deemed Vested Company PSUs, in each case, that are cancelled and converted into the Equity Award Consideration pursuant to Section 2.8(a)(i) or Section 2.8(b)(i), less any required withholding pursuant to Section 2.13.

(e) Further Actions. Prior to the Effective Time, the Company or the Company Board (or the appropriate committee thereof), as applicable, shall take all action necessary to effect the cancellation and conversion of Company RSUs and Company PSUs and otherwise to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The provisions of any Employee Plan or Contract providing for the issuance or grant of any other interest in respect of Company Common Stock or any other capital stock of the Company or its Subsidiaries shall be cancelled as of the Effective Time.

2.9 Payment of Merger Consideration.

(a) Payment Agent. Prior to the Closing, Parent shall (i) appoint a nationally recognized bank or trust company selected by Parent (reasonably acceptable to the Company) to act as the payment agent for the Mergers (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

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(b) Payment Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock and Opco Units pursuant to Section 2.7, an amount of cash sufficient to pay the aggregate consideration to which such holders of Company Common Stock or Opco Units become entitled pursuant to Section 2.7(a) and Section 2.7(b). Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of, or fully guaranteed by, the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7(a) and Section 2.7(b); or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7(a) and Section 2.7(b) for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7(a) and Section 2.7(b). Any income from investment of the Payment Fund shall be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock and Opco Units as contemplated by Section 2.7(a) or Section 2.7(b).

(c) Payment Procedures. Promptly following the Closing Date (and in any event within three Business Days after the Closing Date), the Parent Entities shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time or Opco Merger Effective Time, as applicable (other than Dissenting Company Shares, Owned Company Shares or Owned Opco Units), of one or more certificates that immediately prior to the Effective Time or Opco Merger Effective Time, as applicable, represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares) or Opco Units (other than Owned Opco Units) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock or Opco Units formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor the consideration payable pursuant to Section 2.7, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no holder of book-entry shares of Company Common Stock or holder of book-entry Opco Units (the “Book-Entry Equity Interests”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Book-Entry Equity Interests and the Payment Agent shall not be required to mail such holders a letter of transmittal. Exchange of Book-Entry Equity Interests shall be effected in accordance with the Payment Agent’s customary procedures with respect to securities represented by book-entry. No interest shall be paid or accrued for the benefit of holders of the Certificates and Book-Entry Equity Interests on the Per Share Price payable upon the surrender of such Certificates and exchange of Book-Entry Equity Interests pursuant to this Section 2.9(c). Until so surrendered or exchanged, outstanding Certificates and Book-Entry Equity Interests shall be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(d) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Book-Entry Equity Interests in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Book-Entry Equity Interest surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

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(e) No Liability. Subject to applicable Law, none of the Payment Agent, Parent, the Surviving Entities or any other Party shall be liable to a holder of shares of Company Common Stock or Opco Units for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Book-Entry Equity Interests on the date that is one year after the Effective Time shall be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock or Opco Units that were issued and outstanding immediately prior to the Mergers who have not theretofore surrendered or transferred their Certificates or Book-Entry Equity Interests representing such shares of Company Common Stock or Opco Units for exchange pursuant to this Section 2.9 shall thereafter look for payment of the consideration payable in respect of the shares of Company Common Stock or Opco Units represented by such Certificates or Book-Entry Equity Interests solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the consideration to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Book-Entry Equity Interests five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

(g) Preparation of Funds Flow. In advance of the Closing, the Parties will cooperate in preparing a funds flow memorandum that documents the payments to be made in connection with the Closing (including in respect of any shares of Company Common Stock, Opco Units, Company Warrants or Company Indebtedness, and payments of expenses to made in connection with the Closing).

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Equity Interests are presented to the Surviving Corporation for any reason, they shall (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 No Further Ownership Rights in Opco Units. From and after the Opco Merger Effective Time, there shall be no further registration of transfers on the records of the Surviving Opco of Opco Units that were issued and outstanding immediately prior to the Opco Merger Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, transfers effected prior to the Opco Merger Effective Time in accordance with the Organizational Documents of Opco. If, after the Effective Time, Certificates or Book-Entry Equity Interests are presented to the Surviving Opco for any reason, they shall (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.12 Lost, Stolen or Destroyed Certificates. If any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the consideration payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.13 Required Withholding. Each of the Payment Agent, the Parties, and the Surviving Entities (without duplication) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of applicable Taxes. The Parent Entities shall, upon becoming aware of any required deduction or withholding (other than (a) withholding because of the compensatory nature of the applicable payment, (b) U.S. backup withholding or (c) withholding under Section 1445(a) or Section 1446(f) of the Code), use reasonable best efforts to provide notice to the Company of any such deduction or withholding and use reasonable best efforts to cooperate with the Company to minimize or eliminate such deduction or withholding to the extent permitted by Law; provided that for purposes of such deduction or withholding, the Parties acknowledge that (i) the Payment Agent is generally intended to act as withholding agent with respect to non-compensatory payments hereunder, (ii) with respect to any payments to be made by the Payment

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Agent, the Parent Entities shall have no obligation of independent inquiry with respect to whether any withholding or deduction is required and (iii) with respect to any payments to be made by the Payment Agent, the Parent Entities shall only be required to provide notice with respect to any anticipated withholding or deduction to the extent they receive notice of the same from the Payment Agent. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.14 Treatment of Company Warrants. The Company Warrants shall be redeemed for cash immediately following the Opco Merger Effective Time in accordance with the terms of Section 4.4 of the Company Warrant Agreement and the Warrant Agreement Amendment. Holders of such Company Warrants shall be entitled to receive, following the Opco Merger Effective Time, the net cash consideration described in the Warrant Agreement Amendment. The issuer of the Company Warrants shall pay such cash consideration to the holders of the Company Warrants through the Payment Agent and the Payment Fund shall have sufficient cash to cover such payments in addition to the payments required by Sections 2.7(a) and 2.7(b).

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY ENTITIES

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules and other documents filed or furnished by the Company with the SEC and publicly available at least one Business Day prior to the date of this Agreement (the “Company SEC Documents”) (other than any disclosures contained in such Company SEC Documents (i) in the “Risk Factors” sections, (ii) in the “Forward-Looking Statements” sections or (iii) that are predictive or forward looking in nature, in each case except to the extent such disclosures were statements of historical fact at the time made); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to the Parent Entities on the date of this Agreement (the “Company Disclosure Letter”), the Company Entities hereby represent and warrant to the Parent Entities as follows:

3.1 Organization; Good Standing. Each Company Entity is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Company Entity has the requisite corporate or other power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Entity is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True, complete and correct copies of the Organizational Documents of the Company Entities and the Company Warrant Agreement as in effect on the date hereof and the Opco LLC Agreement Amendment (including the Unitholder Representative Engagement Letter) have been made available by the Company to Parent or are included in the Company SEC Documents. The Organizational Documents of the Company Entities and the Company Warrant Agreement are in full force and effect and the Company Entities are not in violation thereof. Each Company Warrant, if certificated, is or would be represented by a warrant certificate in the form attached as exhibit to the Company Warrant Agreement.

3.2 Power; Enforceability.

(a) Each Company Entity has the requisite corporate or limited liability company power and authority to (a) execute and deliver this Agreement and the Warrant Agreement Amendment; (b) perform its obligations hereunder and thereunder; and (c) (i) subject (in the case of the Company and the Company Merger) to receiving the Requisite Stockholder Approval, consummate the Mergers and (ii) consummate the transactions contemplated by the Warrant Agreement Amendment. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Company Merger and Transactions have been duly authorized and approved by the Company Board, and except for obtaining the Requisite Stockholder Approval and filing of the Company Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company (including any governing body or stockholder of the Company) is necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations, the consummation of the Company Merger and the Transactions.

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(b) The execution and delivery of this Agreement by Opco, the performance by Opco of its covenants and obligations hereunder, and the consummation of the Opco Merger and the Transactions, have been duly authorized and approved by the Company as its managing member and holder of majority of the Opco Units, and except for the filing of the Opco Certificate of Merger with the Secretary of State of the State of Delaware, no other limited liability company action on the part of Opco (including any member or securityholder of Opco) is necessary to authorize the execution and delivery by Opco of this Agreement, the performance by Opco of its covenants and obligations and the consummation of the Opco Merger and the Transactions.

(c) The execution and delivery of the Warrant Agreement Amendment by each Company Entity, the performance by each Company Entity of its covenants and obligations thereunder, and the consummation of the transactions contemplated by the Warrant Agreement Amendment have been duly authorized and approved by the Company Board and no other corporate action on the part of any Company Entity (including any governing body or stockholder of any Company Entity) and, except for the written consent of the holders of the Company Warrants required pursuant to the terms of the Company Warrant Agreement for the execution of the Warrant Agreement Amendment, which written consent has been obtained prior to the execution of this Agreement, no other consent or approval of any holder of the Company Warrants is necessary to authorize the execution and delivery of the Warrant Agreement Amendment by the parties thereto, the performance by the Company Entities of their covenants and obligations thereunder and the consummation of the transactions contemplated thereby.

(d) Each of this Agreement and the Warrant Agreement Amendment has been duly executed and delivered by each Company Entity and, assuming the due authorization, execution and delivery by the Parent Entities, constitutes a legal, valid and binding obligation of the Company Entities, enforceable against the Company Entities in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).

(e) Each Company Entity has the requisite corporate or limited liability company power and authority to (a) execute and deliver the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter, as applicable; (b) perform its obligations thereunder; and (c) consummate the transactions contemplated by the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter, as applicable. The execution and delivery of the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter by the Company, as the managing member of Opco, and the amendments to the Opco LLC Agreement and the appointment of the Unitholder Representative set forth therein, have been duly authorized and approved by the Company Board and no other corporate action on the part of any Company Entity (including any governing body or equityholder of any Company Entity) and, except for the written consent of the holders of the Opco Units required pursuant to the terms of the Opco LLC Agreement for the execution of the Opco LLC Agreement Amendment, which written consent has been obtained prior to the execution of this Agreement, no other consent or approval of any holder of Opco Units is necessary to authorize (i) the execution and delivery of the Opco LLC Agreement Amendment or the Unitholder Representative Engagement Letter or (ii) effectiveness of the amendments to the Opco LLC Agreement set forth therein (which will become effective five (5) Business Days after written notice is provided to the holders of Opco Units that the requisite consent for such amendments has been obtained, which written notice will be provided by the Company within two (2) Business Days following the date hereof) and the Unitholder Representative Engagement Letter (which will become effective without any further action by any Person on the Closing Date).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. At a meeting duly called and held prior to the execution of this Agreement, the Voting Agreements, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter, the Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Transactions upon the terms and subject to the conditions set forth herein and the Voting Agreements, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (ii) approved the execution and delivery of this Agreement by the Company Entities, the performance by the Company Entities of their covenants and other obligations hereunder, and the

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consummation of the Transactions upon the terms and conditions set forth herein and in the Voting Agreements, the Warrant Agreement Amendment, the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (iii) determined that the Voting Agreements and the Warrant Agreement Amendment are advisable and in the best interests of the Company and its stockholders and approved the Voting Agreements and Warrant Agreement Amendment so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Laws are not applicable to this Agreement; (iv) approved the Opco LLC Agreement Amendment and the Unitholder Representative Engagement Letter; (v) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (vi) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”) and approved the inclusion of the Company Board Recommendation in the Proxy Statement, which Company Board Recommendation, except in accordance with Section 5.3, has not been withdrawn, rescinded or modified in any way as of the date hereof.

(b) Fairness Opinion. The Company Board has received from BofA Securities, Inc., an opinion in writing or orally, in which case, such opinion has been or will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions and limitations set forth therein, the Per Share Price to be received in the Company Merger by the holders of Company Class A Common Stock (other than Owned Company Shares) is fair, from a financial point of view, to such holders. The Company shall provide to Parent, solely for informational purposes, a copy of such written opinion following the execution and delivery of this Agreement.

(c) Anti-Takeover Laws. Assuming the accuracy of the representations of the Parent Entities set forth in Section 4.6 (disregarding the word “to the Knowledge of Parent” appearing therein), the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to any of the Mergers, the Warrant Agreement Amendment, the Voting Agreements or any of the transactions contemplated by this Agreement, the Warrant Agreement Amendment or the Voting Agreements.

(d) Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, voting together as a single class, at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary to adopt this Agreement and consummate the Transactions. The adoption and approval of this Agreement by the Company, as the managing member of Opco and holder of a majority of Opco Units, has occurred as of the date hereof and is the only vote or approval of any holders of any securities, or of any governing body, of Opco that is necessary to adopt this Agreement and consummate the Transactions.

3.4 Non-Contravention. The execution and delivery of this Agreement by the Company Entities, the performance by the Company Entities of their respective obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Charter, Bylaws or Opco LLC Agreement, as applicable; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination, modification or acceleration pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which any of the properties or assets of the Company or any of its Subsidiaries is bound; (c) do not, assuming the Governmental Authorizations referred to in clauses (i) through (v) of Section 3.5 are obtained and, in the case of the consummation of the Company Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, modifications, accelerations or Liens that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.5 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company Entities in connection with: (a) the execution and delivery of this Agreement by the Company Entities; (b) the performance by the Company Entities of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company Entities, except for (i) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable

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requirements of the NYSE; (iv) compliance with any applicable requirements of the HSR Act; (v) receipt of authorization from FERC pursuant to Section 203 of the FPA; and (vi) such other Governmental Authorizations the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.6 Company Capitalization.

(a) Equity Interests. The authorized capital stock of the Company consists of (i) 900,000,000 shares of Company Class A Common Stock; (ii) 190,000,000 shares of Company Class B Common Stock; and (iii) 10,000,000 shares of Company Preferred Stock. As of 6:00 p.m., New York City time, on October 13, 2022 (such time and date, the “Capitalization Date”), (A) 81,589,127 shares of Company Class A Common Stock were issued and outstanding; (B) 39,052,668 shares of Company Class B Common Stock were issued and outstanding; (C) no shares of Company Preferred Stock were issued and outstanding; (D) no shares of Company Common Stock were held by the Company as treasury shares; (E) 81,589,127 Opco Units held by the Company were issued and outstanding; (F) 39,052,668 Opco Units held by holders other than the Company and exchangeable for, together with shares of Company Class B Common Stock, a corresponding number of shares of Company Class A Common Stock pursuant to the Opco LLC Agreement were issued and outstanding; and (G) 5,135,064 Company Warrants were issued and outstanding (which, as of the Capitalization Date, were exercisable for 5,135,064 shares of Company Class A Common Stock at an exercise price of $11.50 per share). All issued and outstanding shares of Company Common Stock and Opco Units are, and all such shares of Company Common Stock or Opco Units that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive or similar rights. All issued and outstanding Company Warrants are duly authorized and validly and legally binding obligations of the Company enforceable against the Company in accordance with its terms. No Subsidiary of the Company owns any shares of capital stock or other securities of the Company, and no Subsidiary of Opco owns any Opco Units.

(b) Stock Reservation and Awards. As of the Capitalization Date, the Company has reserved 17,273,016 shares of Company Class A Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) 978,648 shares of Company Class A Common Stock subject to outstanding Company RSUs; and (ii) 705,540 shares of Company Class A Common Stock subject to outstanding Company PSUs (assuming achievement of maximum levels of performance). From the Capitalization Date to the date of this Agreement, (1) the Company has not issued or granted any shares of Company Preferred Stock or Company Common Stock, any Company Warrants or any Company RSUs or Company PSUs, other than Company Common Stock (A) pursuant to the vesting and settlement of Company RSUs or Company PSUs, in each case, which were granted prior to the date of this Agreement and disclosed in the prior sentence, (B) in exchange for Opco Units outstanding as of the Capitalization Date and disclosed in Section 3.06(a) pursuant to the terms of the Opco LLC Agreement or (C) pursuant to the exercise of Company Warrants outstanding as of the Capitalization Date and disclosed in Section 3.06(a) in accordance with their terms and (2) OpCo has not issued or granted any Opco Units.

(c) Company Equity Awards. Section 3.6(c) of the Company Disclosure Letter sets forth a true, correct and complete list, of each Company Equity Award outstanding as of the Capitalization Date, including for each Company Equity Award: (i) the Company Stock Plan pursuant to which such Company Equity Award was granted; (ii) the name of the holder of such Company Equity Award; (iii) the number of shares of Company Class A Common Stock subject to such Company Equity Award (including, for Company PSUs, both the target and the maximum number of shares of Company Class A Common Stock); (iv) the date on which such Company Equity Award was granted; (v) the applicable vesting schedule (including the terms of any acceleration rights thereof); (vi) whether such Company RSU or Company PSU is subject to Section 409A of the Code and the Treasury Regulations and guidance thereunder; and (vii) the dates on which shares of Company Class A Common Stock are scheduled to be delivered, if different from the applicable vesting schedule.

(d) Company Securities. Except as set forth in (x) Sections 3.6(a) and (b) and (y) Section 3.6(c) of the Company Disclosure Letter, (i) as of the date of this Agreement, there are no issued and outstanding shares of capital stock or units, as applicable, of, or other equity or voting interest in, any Company Entity other than those which have become outstanding after the Capitalization Date and which (A) were reserved for issuance as of the Capitalization Date as set forth in Section 3.6(b), (B) were issued in exchange for Opco Units outstanding as of the Capitalization Date pursuant to the terms of the Opco LLC Agreement or (C) were issued upon the exercise of any Company Warrant outstanding as of the Capitalization Date; and (ii) except as set forth in Sections 3.6(a) and (b),

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there are no outstanding (A) options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company or any of its Subsidiaries to (1) issue, transfer or sell any shares of capital stock or other equity interests or voting interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests (in each case other than to the Company or a wholly owned Subsidiary thereof) or (2) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries or (B) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the securities referred to in any of clauses (i) and (ii), collectively, the “Company Securities”).

(e) Other Rights. There are no (i) stockholders’ agreements, voting trusts, proxies or similar Contracts, arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to any Company Securities or any other Contracts, arrangements or understandings relating to the disposition, voting of, or dividends with respect to any Company Securities; or (ii) Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any Company Securities, (B) granting any preemptive rights, anti-dilutive rights, registration rights or rights of first refusal or other similar rights with respect to any Company Securities, (C) requiring the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or (D) obligating the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities ((i) and (ii), collectively, “Securityholder Rights Agreements”). There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock or Opco Units. The Company does not have a shareholder rights plan in effect or outstanding bonds, debentures, notes or similar obligations which provide the holder thereof the right to vote with the holders of Company Common Stock on any matter.

3.7 Subsidiaries.

(a) Section 3.7(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Subsidiaries of the Company, together with the jurisdiction of organization of each Subsidiary of the Company and the percentage of the outstanding share capital or other equity interests of each Subsidiary of the Company owned by the Company and each other Subsidiary of the Company, in each case, as of the date of this Agreement. Each of the Subsidiaries of Opco (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of Opco is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of, and were not issued in violation of, any preemptive or similar rights, and all such shares of capital stock or other equity interests are owned beneficially and of record by the Company, Opco or a wholly owned Subsidiary of Opco, free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges, mortgages or other encumbrances of any nature whatsoever (“Liens”), other than (i) restrictions on transfer arising under applicable federal securities and blue sky Laws, (ii) Liens pursuant to any Company Indebtedness as of the date of this Agreement or (iii) Liens pursuant to any Indebtedness incurred after the date of this Agreement to the extent expressly permitted by Section 5.2. The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. The Company has made available to Parent true, correct and complete copies of the Organizational Documents, in all material respects, for each of the Subsidiaries of the Company as in effect on the date of this Agreement. None of the Subsidiaries of the Company is in violation of its Organizational Documents, except for any violation that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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3.8 Company SEC Documents. The Company has timely filed or furnished, as applicable, all forms, reports, statements, certificates and documents (including all exhibits, amendments and supplements thereto) with the SEC that have been required to be filed or furnished by it since January 1, 2020, pursuant to applicable Laws (including the Exchange Act and Securities Act) (collectively, the “SEC Reports”). The SEC Reports (i) as of their respective filing or effective dates, as applicable, (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), complied as to form, in each case, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as the case may be, each as in effect on the date that such SEC Report was filed or became effective and (ii) except to the extent amended or superseded by a subsequent filing made prior to the date hereof, did not, at the time they were filed or became effective, as applicable, or, if amended, as of the date of such amendment (or with respect to the SEC Reports filed after the date of this Agreement, will not), contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports. To the Knowledge of the Company, as of the date hereof, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC investigations.

3.9 Company Financial Statements; Internal Controls; Disclosure Controls and Procedures.

(a) Company Financial Statements. The consolidated financial statements (including any notes and schedules thereto) of the Company filed with or included in the SEC Reports (the “Financial Statements”) were prepared (or in the case of SEC Reports filed after the date of this Agreement, will be prepared) in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC). Each of the Financial Statements fairly presents (or in the case of consolidated financial statements (including any notes and schedules thereto) of the Company that are filed with or included in SEC Reports filed after the date of this Agreement will fairly present), in each case, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods referred to in such statements (subject, in the case of the unaudited financial statements, to normal and year-end adjustments as permitted by the applicable rules and regulations of the SEC, the effect of which would not reasonably be expected to be, individually or in the aggregate, material). The books and records of the Company have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Except as described in the Company SEC Documents, there are no unconsolidated Subsidiaries or any “off-balance sheet” arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) INGENCO Financial Statements. The unaudited consolidated balance sheet of INGENCO as of the year ended December 31, 2021, and the related consolidated statement of operations and statement of cash flows for the year then-ended (the “INGENCO Financial Statements”), were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein. The INGENCO Financial Statements present fairly, in all material respects, the consolidated financial position, statements of operations, stockholders’ equity and cash flows of INGENCO and its consolidated Subsidiaries at the respective dates set forth therein and for the respective periods covered thereby (subject to normal and year-end adjustments that are not in amount or form, individually or in the aggregate, material). The Company has made available to Parent true, correct and complete copies of the INGENCO financial statements.

(c) Disclosure Controls and Procedures, Internal Controls. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general

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or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements.

(e) The Company has (i) designed and maintained disclosure controls and procedures (as defined in to Rule 13a-15(e) under the Exchange Act), to ensure that material information required to be disclosed by the Company, in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting, (iii) identified for the Company’s auditors any material weaknesses in internal controls over financial reporting and (iv) remediated the deficiencies that contributed to any material weaknesses in the Company’s internal controls over financial reporting reported in the Company SEC Documents. The Company has provided to Parent true and correct copies of any of the foregoing disclosures to the auditors or audit committee of the Company Board that have been made in writing from January 1, 2020 through the date of this Agreement, and will promptly provide to Parent true and correct copies of any such disclosure that is made after the date of this Agreement.

(f) The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2021, and there were no material weaknesses or significant deficiencies, identified in the Company’s management’s assessment of internal controls as of and for the year ended December 31, 2021 (nor has any such material weakness or significant deficiency been identified since such date).

3.10 No Undisclosed Liabilities; Indebtedness.

(a) Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (i) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents; (ii) arising pursuant to this Agreement or incurred in connection with the Transactions or in connection with obligations under existing Contracts (other than a breach or default of any such Contracts); (iii) incurred since June 30, 2022 in the ordinary course of business; (iv) incurred following the date of this Agreement in compliance with (and to the extent specifically addressed by) Section 5.2 or (v) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.10(b) of the Company Disclosure Letter sets forth the outstanding principal amount of each category of Company Indebtedness for borrowed money as of the date of this Agreement.

3.11 Absence of Certain Changes.

(a) Since June 30, 2022 through the date of this Agreement (i) except for the negotiation, execution, delivery and performance of this Agreement and discussions relating thereto or relating to any transaction of a type contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business (other than in connection with modifications, suspensions and/or alterations of operations resulting from, or determined by the Company to be advisable and reasonably necessary in response to, COVID-19 or any COVID-19 Measures), (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of, or require consent of Parent under clauses (b), (e), (k), (l), (o) or (r) of Section 5.2) and (iii) the Company and its Subsidiaries have not taken any action referred to in Section 3.11(a)(iii) of the Company Disclosure Letter.

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(b) Since December 31, 2021 through the date of this Agreement, there has not been any effect, change, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12 Material Contracts.

(a) List of Material Contracts. Section 3.12(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement. The Company has made available to Parent, or publicly filed with the SEC, a true, correct and complete copy of each Material Contract in effect as of the date of this Agreement, including all amendments or waivers thereto.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no breach of or default under any Material Contract by the Company or any of its Subsidiaries that is a party thereto or, to the Knowledge of the Company, any other party thereto, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no counterparty to any Material Contract has canceled, terminated or materially and adversely altered its relationship with the Company or any of its Subsidiaries (or threatened to do so) and there have been no material disputes between the Company or any of its Subsidiaries, on the one hand, and any such counterparty, on the other hand.

3.13 Real Property; Assets.

(a) The Company and its Subsidiaries have good, marketable and valid fee simple title to all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of Liens (except Permitted Liens), and the Company and its Subsidiaries have a good and valid leasehold interest in all of its material Leased Real Property, free and clear of all Liens (except for Permitted Liens). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, license, sublease and occupancy agreement (each, a “Lease”) with respect to material real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property,” together with the Owned Real Property, the “Real Property”), is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; (ii) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods. Section 3.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Owned Real Property and material Leased Real Property.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no leases, subleases, licenses, or other occupancy agreements affecting any portion of the Owned Real Property that restrict or preclude, in any material respect, the ability to use the site for the purposes for which it is currently being used or for its intended use and (ii) there are no existing condemnation or other proceedings in eminent domain, or any proceeding pending or threatened in writing, affecting any portion of the Owned Real Property or Leased Real Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the buildings, material building components, structural elements of the improvements, roofs, foundations, parking and loading areas, mechanical systems included in the Owned Real Property or the Leased Real Property are in good working condition and repair and are sufficient for the operation of the business by the Company and each of its Subsidiaries as currently conducted and (ii) neither the Company nor any of its Subsidiaries has Knowledge of or has received verbal or written notice of any material violations of any building codes, zoning ordinances, governmental regulations or covenants or restrictions affecting any Leased Real Property or Owned Real Property.

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(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have sole and exclusive, good, marketable and valid title to or, in the case of leased or subleased assets, a valid and enforceable leasehold interest in, or, in the case of licensed assets, a valid license in, all of its assets, properties, rights and interests (whether real, personal, tangible or intangible) free and clear of all Liens (other than Permitted Liens).

3.14 Environmental Matters. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries are, and at all times since January 1, 2020 have been, in compliance with all applicable Environmental Laws and Environmental Permits, (b) since January 1, 2020, no written notice (i) of violation of, or liability arising under, any Environmental Law or (ii) requiring any material remediation of any Leased Real Property or Owned Real Property in order to comply with any Environmental Law, has, in either case, been received by the Company or any of its Subsidiaries, the substance of which has not been resolved, (c) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law, (d) there has been no release of Hazardous Substances in violation of Environmental Laws so as to give rise to any liabilities of the Company or its Subsidiaries pursuant to any Environmental Laws, (e) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries are subject to any unresolved liability or obligation pursuant to any Environmental Law relating to the treatment, storage or disposal, or arrangement for the treatment, storage or disposal, of any Hazardous Substances generated or used by the Company or any of its Subsidiaries, and (f) the Company and its Subsidiaries have complied with all Environmental Laws with respect to the creation, approval, registration, validation, and receipt of Environmental Attributes.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter sets forth a true, complete and correct list of all Registered Intellectual Property as of the date hereof, listing for each item: (i) the owner(s) of such item, (ii) the jurisdictions in which such item has been issued, registered or filed, and (iii) the issuance, registration or application date, as applicable. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries (A) has maintained all Registered Intellectual Property in the ordinary course consistent with reasonable business practices, (B) has implemented measures reasonably designed to maintain and protect the Company Intellectual Property, including the secrecy and confidentiality of any trade secrets (including software source code) and (C) is not under any obligation to develop any Intellectual Property to be owned by or exclusively licensed to any third party.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or any of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, all Intellectual Property used in their respective businesses as currently conducted and all such Intellectual Property shall be available for use and enjoyment of the Company or such Subsidiaries after Closing on identical terms to which the Company or such Subsidiaries used and enjoyed such Intellectual Property immediately prior to the Closing and without any additional restriction, license or payment of any kind to any Person; provided, however, that the representation and warranty in this Section 3.15(b) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property, which is addressed in Section 3.15(d) below.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property.

(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries has not and currently does not, infringe, misappropriate or violate any Intellectual Property of any Person and (ii) to the Knowledge of the Company, no Person has, or currently is, infringing, misappropriating or violating any Company Intellectual Property.

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(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no government funding, facilities of a university, college, other educational institution or research center was used in the creation or development of the Company Intellectual Property and neither the Company nor any of its Subsidiaries is a party to any Contracts with any Governmental Authority that grants to, or otherwise could allow, a Governmental Authority or other party any right or license with respect to the Company Intellectual Property.

(f) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have not embedded, used or distributed any open source, copyleft or community source code (including any libraries or code, software, technologies or other materials that are licensed or distributed under any general public license, or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org) or other Open Source Software, in any manner that would reasonably be expected to restrict the ability of the Company or its Subsidiaries to protect its proprietary interests.

3.16 Tax Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) Each of the Company and its Subsidiaries (i) have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all respects; (ii) have paid all Taxes that are required to be paid (whether or not shown on any Tax Returns) except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and (iii) have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes).

(b) Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired (other than extensions of time in which to file Tax Returns obtained in the ordinary course of business).

(c) No audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress.

(d) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (ii) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); or (iii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract or otherwise.

(e) There are no Liens for Taxes (except Permitted Liens) on any of the assets of the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries has either been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement.

(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date pursuant to Section 481 of the Code (or any corresponding or similar provision of applicable Law), in each case prior to Closing; (ii) installment sale or open transaction disposition made or prepaid amount received prior to the Closing, in each case, other than amounts received in the ordinary course of business; or (iii) intercompany transaction entered into prior to the Closing or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of applicable Law) relating to transactions occurring prior to the Closing.

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(h) Opco is, and has been since September 1, 2020, classified as a partnership for U.S. federal income tax purposes and has in effect a valid election under Section 754 of the Code.

(i) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(2) or under a corresponding or similar provision of state, local or non-U.S. Law.

(j) Each of the Company and its Subsidiaries has (i) to the extent it has elected such deferral, properly complied in all respects with all applicable Law relating to the deferred payment of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act and (ii) to the extent applicable, eligible and claimed, or intended to be claimed, properly complied in all respects with all applicable Law and duly accounted for any available Tax credits under Sections 7001 through 7004 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act.

3.17 Employee Benefits

(a) Employee Plans. Section 3.17(a) of the Company Disclosure Letter sets forth a true, complete and correct list, as of the date of this Agreement, of all material Employee Plans. With respect to each material Employee Plan, the Company has made available to Parent accurate and complete copies of, as applicable, (i) the current plan document or agreement (including a written summary of the material terms of any such material Employee Plan not in writing), and all amendments thereto, (ii) the most recent summary plan description (with all summaries of material modifications thereto), (iii) the most recent determination, advisory or opinion letter received from the IRS, (iv) the most recently filed Form 5500 annual report with all schedules and attachments as filed, (v) the most recent actuarial valuation report, (vi) all related insurance Contracts, trust agreements or other funding arrangements, and (vii) all material notices to or from the IRS or Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan since January 1, 2020. No persons other than Company Service Providers and their dependents participate in any Employee Plan.

(b) Absence of Certain Plans. Neither the Company nor any of its Subsidiaries maintains, sponsors, or contributes to, and in the past six years neither the Company nor any of its Subsidiaries has maintained, sponsored or contributed to or was required to maintain, sponsor or contribute to, or is required to maintain, sponsor or contribute to (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), or (iii) a plan that is subject to Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan (and any related trust or other funding vehicle) has been maintained, funded, operated and administered in accordance with its terms and with all applicable Laws, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, issued by the IRS, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan. No Employee Plan or, to the Knowledge of the Company any fiduciary, or administrator of such Employee Plan, has taken any action, or failed to take any action, which action or failure could subject Parent, its Subsidiaries (including following the Closing, the Surviving Corporation and its Subsidiaries), or any Company Service Provider to any material liability for breach of any fiduciary duty, or for any prohibited transaction (as defined in Section 4975 of the Code), with respect to or in connection with such Employee Plan.

(d) Employee Plan Legal Proceedings. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) there are no Legal Proceedings or other investigations by any Governmental Authority pending or, to the Knowledge of the Company, threatened against any Employee Plan, and there are no facts or circumstances that would be reasonably likely to result in any Legal Proceedings or other investigations by any Governmental Authority, other than routine claims for benefits and (ii) no Employee Plan is under audit or is the subject of an audit or investigation by the IRS, Department of Labor, the SEC or any other Governmental Authority nor, to the Knowledge of the Company, is any such audit or investigation threatened or anticipated with respect to any Employee Plan, and there are no facts or circumstances that would be reasonably likely to result in any audits or investigations by the IRS, Department of Labor, the SEC or any other Governmental Authority.

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(e) No Welfare Benefit Plan. No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) (each such Employee Plan, a “Welfare Plan”) provides post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law, the full cost of which is borne by the relevant Company Service Provider (or his or her beneficiary). No Welfare Plan is unfunded, self-insured or funded through a “welfare benefits fund” (as defined in Section 419(e) of the Code) or is a “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA.

(f) Section 409A of the Code. Each Employee Plan is in all material respects in compliance (both operationally and documentarily) with or exempt from Section 409A of the Code.

(g) No Acceleration or Payment; Section 280G. Except as provided otherwise under this Agreement, none of the execution and delivery of this Agreement or the consummation of the Transactions, alone or in connection with any other event, including any termination of service on or following the Closing, shall (i) entitle any Company Service Provider to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit for any Company Service Provider or trigger any other material obligation under any Employee Plan, (iii) limit Parent’s or the Company’s right to amend, modify or terminate any Employee Plan or (iv) result in any payment or benefit under any Employee Plan to any “disqualified individual” within the meaning of Section 280G of the Code to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code. No Employee Plan provides for, and none of the Company nor any of its Subsidiaries is party to a Contract that provides for, or is otherwise obligated to provide, any gross-up, additional payment or reimbursement of Taxes under Section 409A or 4999 of the Code.

3.18 Labor Matters.

(a) Labor Relations. The Company and its Subsidiaries are not and, since January 1, 2020, have not been, party to any Labor Agreement. To the Knowledge of the Company, there are no proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries. There is no material strike, lockout, slowdown, or work stoppage pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no grievances or unfair labor practice complaints or any other Legal Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Authority. The only entities that currently employ any Company Service Providers are Archaea Energy Services, LLC and Conifer Systems, LLC.

(b) Compliance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment or labor.

(c) Labor Legal Proceedings. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, brought by or on behalf of any Company Service Provider or any Governmental Authority, and, to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to result in any Legal Proceedings by any Governmental Authority. To the Knowledge of Company, since January 1, 2020, (i) no allegations of sexual or other unlawful harassment or discrimination have been made or threatened against any officer or director of the Company, and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual or other unlawful harassment or discrimination against any Company Service Provider.

(d) Mass Layoffs. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries are in compliance with the United States Worker Adjustment Retraining and Notification Act (“WARN Act”). In the six months prior to the date hereof, (i) neither the Company nor any of its Subsidiaries has effectuated a “plant closing” or a “mass layoff” (each as defined in the WARN Act or any similar term under any analogous applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of the WARN Act. To the Knowledge of the Company, neither the Company nor its Subsidiaries has caused any of their respective employees to suffer an “employment loss” (as defined in the WARN Act) during the ninety-day period prior to the date hereof.

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3.19 Compliance with Laws.

(a) The Company and each of its Subsidiaries is, and since January 1, 2020 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect and will not be terminated, suspended or revoked as a result of the Transactions; (iii) the Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; (iv) since January 1, 2020, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved and (v) no condition exists that, with the giving of notice or lapse of time or both, would reasonably be expected to constitute a breach or default of such Governmental Authorization. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened to suspend, revoke, withdraw, modify or limit any such Governmental Authorization.

3.20 Data Privacy. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries (i) have taken all reasonable technical, physical, organizational, and administrative measures and policies necessary to protect Personal Information and Company Data against unauthorized access, use, modification, disclosure or loss, including reasonable backup, security and disaster recovery technology and procedures, and have timely and reasonably remediated any audit findings relating to their security safeguards and (ii) have complied with applicable Law regarding the collection, use and disclosure of Personal Information stored or processed by the Company or any of its Subsidiaries and (b) there has been no unauthorized access, use, disclosure, or other breach of security of Personal Information or other Company Data, and neither the Company nor its Subsidiaries have provided or been required under applicable Law to provide notification of any breach of privacy or data security. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against the Company or any of its Subsidiaries with respect to alleged violations of applicable Law regarding privacy, data protection, or data security.

3.21 Legal Proceedings; Orders.

(a) No Transaction Related Proceedings or Orders. As of the date hereof, there is no pending, or, to the Knowledge of the Company, threatened Transaction Litigation against or involving the Company or any of its Subsidiaries or any of their respective current or former directors or officers in such individual’s capacity as such. As of the date hereof, there are no Orders applicable to the Company or any of its Subsidiaries or any of their current or former directors or officers that would reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of the Company Entities to consummate the Transactions.

(b) Non-Transaction Related Proceedings and Orders. Except for Transaction Litigation, the Orders of the type referenced in Section 3.21(a) and Legal Proceedings, Orders and investigations that have not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against, there are no Orders applicable to and, to the Knowledge of the Company, there are no investigations by any Governmental Authority directed, in each case, the Company or any of its Subsidiaries or any of their respective current or former directors or officers (in their capacities as such).

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3.22 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all such insurance policies are in full force and effect, (b) all premiums due thereon have been paid in full, (c) there is no claim pending under such insurance policies as to which coverage has been questioned, denied or disputed (other than reservation of rights) and no notice of cancellation has been received and (d) and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder.

3.23 Trade & Anti-Corruption Compliance.

(a) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, managers or employees or any agent or third party representative acting on behalf of the Company or any of its Subsidiaries, is a Sanctioned Person.

(b) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, managers or employees or any agent or third party representative acting on behalf of the Company of any of its Subsidiaries, is or has been in the last five years: (i) operating in, conducting business with, or otherwise engaging in dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country in either case in material violation of applicable Sanctions in connection with the business of the Company or its Subsidiaries; (ii) engaging in any export, import, deemed export, reexport, transfer, retransfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations in material violation of applicable Ex-Im Laws; or (iii) otherwise in material violation of any applicable Sanctions, applicable Ex-Im Laws or U.S. anti-boycott requirements (together “Trade Controls”), in connection with the business of the Company or its Subsidiaries.

(c) In the last five years, in connection with or relating to the business of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of the directors, officers, managers or employees of the Company or its Subsidiaries or any agent or third party representative acting on behalf of the Company or any of its Subsidiaries: (i) has made, authorized, solicited or received any bribe or any unlawful rebate, payoff, influence payment or kickback, (ii) has established or maintained, or is maintaining, any unlawful fund of corporate monies or properties, (iii) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel or other unlawful expenses, or (iv) has, directly or indirectly, made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Governmental Authority or any other Person, in each case in material violation of applicable Anti-Corruption Laws.

(d) To the Company’s Knowledge, there are no, and since January 1, 2020, there have been no allegations, whistleblower complaints, internal investigations, voluntary or other disclosures, Legal Proceedings or Orders alleging any material violation of any Trade Controls or Anti-Corruption Laws by or on behalf of the Company or any of its Subsidiaries, and the Company does not have Knowledge of any circumstances likely to give rise to any such Legal Proceedings or Orders.

3.24 Brokers. Except for BofA Securities, Inc., there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions. The Company has made available to Parent a true, correct and complete copy of any engagement letter or other Contract between the Company and BofA Securities, Inc. relating to the Transactions.

3.25 Company Information. The Proxy Statement (including any amendments or supplements thereto) will not, at the time the Proxy Statement is filed with the SEC, is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by the Parent Entities for inclusion or incorporation by reference therein.

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3.26 Regulatory Status.

(a) Each Qualifying Facility owned by a Subsidiary of the Company (i) has filed a Form 556 with FERC, which is in full force and effect; and (ii) qualifies for the exemptions from regulation that are set forth in 18 C.F.R. §§ 292.601(c), 292.602(b), and 292.602(c).

(b) None of the Company or its Subsidiaries is currently subject to, or not exempt from, regulation under PUHCA, except to the extent provided for under 18 C.F.R. § 366.3(a). To the extent any of the Company or its Subsidiaries qualifies as a “holding company” pursuant to PUHCA or FERC’s implementing regulations thereunder, it is a “holding company” solely with respect to one or more Qualifying Facilities or “exempt wholesale generators.”

(c) For each Subsidiary that has MBR Authority, the Subsidiary’s MBR Authority is in full force and effect.

(d) None of the Company or its Subsidiaries is subject to regulation as a “natural gas company” as defined in the NGA with respect to rates, terms and conditions of service, or accounting and recordkeeping.

(e) None of the Company or its Subsidiaries is subject to, or not exempt from, financial, organizational or rate regulation by any State Commission.

(f) Except for prior authorization from FERC pursuant to Section 203 of the FPA, which is required for the Transactions, no pre-Closing consent, approval or authorization, registration or filing is required by FERC or any State Commission in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or by the Voting Agreements or the Warrant Agreement Amendment.

3.27 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company Entities in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company Entities nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company, any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Parent Entities or any of their Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except to the extent expressly included in the representations and warranties made by the Company Entities in this Article III, neither the Company Entities nor any other Person makes or has made any express or implied representation or warranty to the Parent Entities or any of their respective representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Parent Entities or any of their respective representatives in the course of their due diligence investigation of the Parent Entities, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties expressly set forth in Article IV, the Company Entities hereby acknowledge that neither Parent nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to Parent or any of its Affiliates or their respective business or operations, including with respect to any information provided or made available to any Company Entity or any of their respective Representatives or any information developed by any Company Entity or any of their respective Representatives.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT ENTITIES

The Parent Entities hereby represent and warrant to the Company Entities as follows:

4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Each of Merger Sub and Opco Merger Sub (i) is a corporation or limited liability company duly organized, as applicable, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate or limited liability company power and authority, as applicable, to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. No Parent Entity is in violation of its Organizational Documents.

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4.2 Power; Enforceability. Each Parent Entity has the requisite corporate or limited liability power and authority, as applicable, to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions. This Agreement has been duly executed and delivered by each Parent Entity and, assuming the due authorization, execution and delivery by each Company Entity, constitutes a legal, valid and binding obligation of each Parent Entity, enforceable against each Parent Entity in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Non-Contravention. The execution and delivery of this Agreement and the Voting Agreements by each Parent Entity, the performance by each of Parent Entity of their respective obligations hereunder and thereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the Organizational Documents of any Parent Entity; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract to which any Parent Entity is a party or by which any Parent Entity or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in clauses (b)(i) through (vi) of Section 4.4 are obtained, violate or conflict with any Law applicable to any Parent Entity; and (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Parent Entities, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that have not had, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of any Parent Entity or any of their Affiliates in connection with (a) the execution and delivery of this Agreement or the Voting Agreements by each Parent Entity; (b) the performance by each Parent Entity of their respective covenants and obligations pursuant to this Agreement or the Voting Agreements; or (c) the consummation of the Transactions, except (i) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; (iv) compliance with applicable stock exchange rules; (v) authorization from FERC pursuant to Section 203 of the FPA; (vi) the matters set forth on Section 3.5 of the Company Disclosure Letter and (vii) such other Governmental Authorizations the failure of which to obtain have not had, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders. As of the date hereof, there is no pending, or, to the Knowledge of Parent, threatened Transaction Litigation against or involving any Parent Entity or any of its current or former directors or officers in such individual’s capacity as such. As of the date hereof, there are no Orders applicable to any Parent Entity or any of their current or former directors or officers that would reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of the Parent Entities to consummate the Transactions.

4.6 Ownership of Company Common Stock. To the Knowledge of Parent, except in connection with the Voting Agreement, as of the date hereof, the Parent Entities do not own and for the three years ending on the date hereof, the Parent Entities have not owned 5% or more of the outstanding shares of Company Common Stock.

4.7 Brokers. Except for Morgan Stanley & Co. LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any Parent Entity or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.

4.8 Operations of Merger Sub and Opco Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $1.00 per share, all of which are validly issued and outstanding. All limited liability company interests in Opco Merger Sub have been validly issued. Each of Merger Sub and Opco Merger Sub has been formed solely for the purpose of engaging in the Mergers, and, prior to the Effective Time, Merger Sub and Opco Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in each of Merger Sub and Opco Merger Sub free and clear of all liens.

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4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Mergers. The approval or adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, each of Merger Sub and Opco Merger Sub necessary under applicable Law or their respective Organizational Documents.

4.10 Available Funds. The Parent Entities have available and, as of the Closing, will have available funds sufficient to consummate the Mergers and the other Transactions on the terms contemplated by this Agreement and to perform their respective obligations under this Agreement, including payment of the aggregate Per Share Price in respect of all shares of Company Class A Common Stock and Opco Units, the amounts required under Section 2.9 and any other amounts required to be paid by the Parent Entities and the Surviving Entities in connection with or as a result of the consummation of the Mergers or any of the other Transactions and all related fees and expenses.

4.11 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Parent Entities, the Parent Entities have received and may continue to receive from the Company Entities certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Parent Entities hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which the Parent Entities are familiar, that Parent Entities are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, the Parent Entities have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company. Without limiting the generality of the foregoing, each Parent Entity acknowledges and agrees that neither the Company, nor Opco nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to the Parent Entities or any of their respective representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions), except for the representations and warranties expressly set forth in Article III.

4.12 Parent Entities Information. The information supplied or to be supplied by the Parent Entities for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made therein that relate expressly to the Company or any of its Subsidiaries or to the extent based on information supplied by the Company Entities for inclusion or incorporation by reference therein.

4.13 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Parent Entities in this Article IV or in any certificate delivered pursuant to this Agreement, no Parent Entity nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to any Parent Entity or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company Entities or any of their Affiliates or representatives. Except for the representations and warranties expressly set forth in Article III, the Parent Entities hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to any Parent Entity or any of their respective representatives or any information developed by any Parent Entity or any of their respective representatives.

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Article V
INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement, (b) as set forth in Section 5.1 of the Company Disclosure Letter, (c) as required by applicable Law or any COVID-19 Measures or (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and Parent shall use its reasonable best efforts to provide a written response within five (5) Business Days after a written request by the Company for such consent), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Entities shall, and shall cause each of their Subsidiaries to, use its reasonable best efforts to (i) conduct its business in all material respects in the ordinary course of business (including, for the avoidance of doubt, developing the Company’s ongoing projects and as required by the joint venture agreements that are Material Contracts); and (ii) preserve intact in all material respects its business and preserve its commercial relationships with counterparties, suppliers, distributors and third parties, in each case, with whom the Company or any of its Subsidiaries has any material business relationship; provided, that no action by the Company Entities or their Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 5.2; provided, further, that, in each case, the Company Entities and their Subsidiaries may make any reasonably necessary, advisable or prudent changes in their respective business practices in response to COVID-19 and any COVID-19 Measures to protect the health and safety of the Company Entities’ and their Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company Entities and their Subsidiaries. Notwithstanding the foregoing or Section 5.2, nothing in Sections 5.1 or 5.2 shall prevent the Company Entities from taking actions reasonably required in response to an emergency that imminently threatens life, the environment, or property; provided that the Company Entities shall provide Parent with notice as to the nature of the emergency and any action taken in response thereto as soon as possible following the occurrence of the emergency; provided, further, that once the imminent threat to life, the environment or property has been eliminated, all restrictions, obligations and covenants set forth in Sections 5.1 and 5.2 shall apply to the Company Entities in all respects.

5.2 Forbearance Covenants. Except (a) as expressly contemplated by this Agreement, (b) as set forth in Section 5.2 of the Company Disclosure Letter, (c) as required by applicable Law, or (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and Parent shall use its reasonable best efforts to provide a written response within five (5) Business Days after a written request by the Company for such consent), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Entities shall not, and shall cause each of their Subsidiaries not to:

(a) amend the Organizational Documents of any Company Entity or any of their Subsidiaries (other than amendments to the Organizational Documents of any wholly owned Subsidiary of Opco that would not or would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Mergers or any of the other transactions contemplated by the Voting Agreements or the Warrant Agreement Amendment), the Company Warrant Agreement, the Warrant Agreement Amendment or the Specified Waiver and Consent;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except (i) in accordance with the terms of any employment agreements or arrangements or any award agreements under the Company Stock Plans, in each case, that are set forth in Section 5.2(c)(i) of the Company Disclosure Letter or upon the vesting, exercise or settlement of any Company RSUs or Company PSUs, in each case, as in effect on the date of this Agreement or granted after the date hereof in compliance with this Agreement; (ii) upon the exercise of any Company Warrants in accordance with their terms; (iii) pursuant to the redemption or exchange of any Opco Units issued and outstanding as of the date hereof in accordance with the terms of the Opco LLC Agreement for shares of Company Class A Common Stock (together with the corresponding cancellation of an equal number of shares of Company Class B Common Stock) or (iv) as contemplated by Section 5.2(h) of the Company Disclosure Letter;

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(d) except for transactions solely among the Company, Opco and Opco’s wholly owned Subsidiaries or solely among Opco and the wholly owned Subsidiaries of Opco, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Warrants and the vesting and settlement of Company RSUs or Company PSUs in accordance with their terms and (ii) the acquisition by the Company of Company Warrants, Company RSUs and Company PSUs in connection with the forfeiture of such warrants or awards, in each case, in accordance with their terms as in effect on the date hereof;

(e) (i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, except for (A) cash dividends made by any direct or indirect wholly owned Subsidiary of Opco or Opco to the Company, Opco or one of Opco’s wholly owned Subsidiaries or (B) Tax distributions made in accordance with the Organizational Documents of Opco or any of its Subsidiaries or (ii) pledge or encumber any shares of its capital stock or other equity or voting interest;

(f) amend the terms of the Company Warrant Agreement, any Securityholder Rights Agreement or any of the Specified JV Agreements, or enter into any new material Securityholder Rights Agreement;

(g) (i) incur, assume, guarantee, or otherwise become liable for any Indebtedness of the type referred to in clause (i)(A), (ii), (iii), (iv) or (vi) of the definition thereof (or of the type referred to in clauses (viii) or (ix) to the extent relating to the foregoing), except (A) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries (but for the avoidance of doubt, not the obligations of third parties) in the ordinary course of business, (B) swaps, options, derivatives and other hedging agreements or arrangements entered into in the ordinary course of business and not for speculative purposes or (C) any Indebtedness solely among any of the Company, Opco and Opco’s wholly owned Subsidiaries or (ii) issue any letters of credit, bank guarantees, performance bonds and surety bonds, except in case of this clause (ii), in the ordinary course of business so long as the aggregate face amount of all issued and outstanding letters of credit, bank guarantees, performance bonds and surety bonds of the Company and its Subsidiaries does not exceed $50 million (whether drawn or undrawn) after giving effect to such issuance;

(h) (i) establish, adopt, amend or terminate, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any Employee Plan (or any plan, program, policy, agreement or arrangement that would be an Employee Plan if in effect as of the date hereof), (ii) grant, or commit to grant, to any Company Service Provider any increase in cash compensation, bonus or fringe or other benefits, except in the ordinary course of business with respect to Company Service Providers whose annual base salary does not exceed $150,000, (iii) grant, or commit to grant, to any Company Service Provider any increase in change in control, retention, severance or termination pay, (iv) enter into, or promise or commit to enter into, any employment, consulting, change in control, retention, severance or termination agreement with any Company Service Provider, (v) grant, or commit to grant, any equity-related, performance, incentive or similar awards or bonuses to any Company Service Provider or take any action that would result in the acceleration of vesting of any Company Equity Awards, (vi) grant any loan to any Company Service Provider, (vii) hire or promote any employee at the level of Director or above other than (x) in the ordinary course of business or (y) with respect to a vacancy for a position in existence as of or following the date of this Agreement following reasonable advance notice to, and consultation with, Parent, or (viii) terminate any employee of the Company or any of its Subsidiaries at the level of Director or above, other than terminations for cause (as determined by the Company in the ordinary course of business), except, in the case clauses (i) through (viii), (1) to the extent required pursuant to any Employee Plan as in effect on the date of this Agreement; or (2) in conjunction with annual renewal for the Employee Plans that do not materially increase the employment costs as in effect on the date hereof to the Company (or following the Effective Time, to Parent, the Surviving Corporation or their Affiliates);

(i) enter into, amend or terminate, or negotiate to take any such action in respect of, any Labor Agreement;

(j) settle or compromise (or propose to settle or compromise) any Legal Proceeding (i) involving an amount to be paid by the Company and its Subsidiaries in excess of $1 million individually or $7.5 million in the aggregate other than any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries is covered by insurance coverage maintained by the Company or any of its Subsidiaries, (ii) involving any material

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injunctive or equitable relief against the Company or any of its Subsidiaries or imposing any material restrictions on the business of the Company and its Subsidiaries (in each case of this clause (ii), excluding, for the avoidance of doubt, releases of claims, confidentiality and other de minimis obligations customarily included in monetary settlements) or (iii) including the admission of fault or wrong doing by the Company or any of its Subsidiaries; provided that actions by the Company Entities and their Subsidiaries relating to Transaction Litigation shall be governed by Section 6.13 (or, in the case of Transaction Litigation with a Governmental Authority arising under Antitrust Laws or the FPA, Section 6.2) and not by this Section 5.2;

(k) change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;

(l) (i) make, change or revoke any material Tax election, (ii) change any annual Tax accounting period or adopt or change any Tax accounting method, (iii) enter into any closing agreement with respect to a material amount of Tax or settle any material Tax claim, audit, assessment or dispute, (iv) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment or (v) file an amended Tax Return that would reasonably be expected to materially increase the Taxes payable by the Company or its Subsidiaries unless required by Law;

(m) incur or commit to incur any capital expenditures other than amounts not in excess of 10% of the budget for such capital expenditures set forth in Section 5.2(m) of the Company Disclosure Letter (the “Capex Budget”);

(n) enter into, renew, modify or amend in any material respect, terminate (other than terminations of any Material Contract that has expired in accordance with its terms or terminations in the ordinary course of business of any Material Contract that does not involve payments by or to the Company or any Subsidiaries in excess of $10 million over the life of the Contract) or waive any material rights under any Material Contract, except that the Company and its Subsidiaries may (subject to any applicable restrictions in any other clauses of this Section 5.2), (i) enter into any Material Contract in the ordinary course of business (provided that this clause (i) shall not apply to renewals, which shall be governed by the following clause (ii)), (ii) renew any Material Contract in the ordinary course of business (A) on terms that are not materially adverse to, or on terms more favorable to, the Company or its Subsidiaries that are party thereto than the Contract it is replacing or (B) on terms that are generally consistent with then commercially prevailing terms for similar Contracts, so long as such Material Contract (1) does not involve payments by or to the Company or any Subsidiaries in excess of $3 million over the life of the Contract and (2) is not a gas rights agreement or other agreement containing rights to purchase, use or acquire landfill or other gas (regardless of whether such gas is renewable), (iii) modify or amend any Material Contract in the ordinary course of business on terms that are not materially adverse to, or on terms more favorable to, the Company or its Subsidiaries that are party thereto than the existing Contract or (iv) waive any rights under any Material Contract in the ordinary course of business to the extent such waiver is not materially adverse to the Company or its Subsidiaries that are party thereto (it being understood, for the avoidance of doubt, that nothing in this Section 5.2(n) shall be construed to permit the Company or any of its Subsidiaries to take any action that is specifically restricted by any other clauses of this Section 5.2, or to restrict any action that is specifically the subject of and permitted by any other clause of this Section 5.2 or Sections 5.1 or 5.2 of the Company Disclosure Letter), provided that in no event shall the Company be permitted to enter into or renew any Material Contract of the type set forth in clauses (ii), (iii) or (xiii) of the definition of such term, without Parent’s consent;

(o) make any new loans, advances, capital commitments or capital contributions to, or investments in, any Person, other than (i) to the extent required under or expressly contemplated by any Material Contract in existence on the date hereof, (ii) any loans, advances or investments in an amount not exceeding $10 million in the aggregate, (iii) in Opco or any wholly-owned Subsidiary of Opco, provided that this clause (o) shall not apply to capital expenditures, which are governed by Section 5.2(m) (except with respect to the Fort Wayne capital contribution, arising under the Specified JV Agreements, which shall be governed by both this Section 5.2(o) and Section 5.2(m));

(p) acquire any interest in any Person or any division, assets, properties, businesses or equity securities thereof (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from Opco or any wholly owned Subsidiary of Opco or (ii) for consideration that does not exceed $10 million in the aggregate, provided that this clause (p) shall not apply to capital expenditures, which are governed by Section 5.2(m);

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(q) sell, assign, license, lease, transfer, or otherwise dispose of, or create any Lien on (other than any Permitted Lien), any of the Company’s or its Subsidiaries’ material assets, other than such sales, assignments, licenses, leases, transfers or other dispositions (i) of obsolete equipment in the ordinary course of business or (ii) do not have a purchase price or fair market value that exceeds $10 million in the aggregate;

(r) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(s) enter into any Contract for the fixed-price sale or purchase of Environmental Attributes, electricity, landfill or other forms of gas, in each case for a term of greater than five years or in amounts greater than $5 million in the aggregate; or

(t) authorize, agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, and shall cause the directors, officers and employees of it and its Subsidiaries not to, and shall not authorize, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys and other advisors, agents and representatives (together with its and its Subsidiaries’ directors, officers and employees, its “Representatives”) not to, directly or indirectly, (A) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (B) furnish to any Person (other than any Parent Entity or any designees of any Parent Entity) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal; (C) participate or engage in discussions or negotiations with any Person or its Representatives with respect to an Acquisition Proposal by such Person (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal by such Person), in each case other than informing such Persons of the existence of the provisions contained in this Section 5.3; (D) approve, endorse or recommend an Acquisition Proposal; or (E) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following sentence of this Section 5.3(a), and subject to the terms of Section 5.3(b), the Company shall, immediately following the execution of this Agreement, cease and shall, immediately following the execution of this Agreement, cause each of its Subsidiaries to, and shall instruct and use its reasonable best efforts to cause its and their respective Representatives to, cease and terminate, (x) any solicitations, discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal) by such Person, in each case that exists as of the date of this Agreement, and (y) all access of any Person (other than the Parties and their respective Representatives) to any electronic or physical data room maintained by the Company with respect to a possible Acquisition Proposal. The Company shall promptly (and, in any event, within five Business Days after the date hereof) deliver written notice to each Person (other than the Parent Entities and their Representatives), which has received non-public information from the Company or its Representatives in connection with its consideration of a possible Acquisition Proposal, that such Person promptly return or destroy all non-public information regarding the Company and its Subsidiaries furnished to any such Person to the extent contemplated by the applicable confidentiality agreement between the Company and such Person. The Company shall enforce, and shall not waive, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board (or a committee thereof) determines in good faith that the enforcement of, or failure to waive, such provision would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. In the event that any Representative of the Company or

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any of its Subsidiaries takes any action at the direction or on behalf of the Company or any of its Subsidiaries which, if taken by the Company, would constitute a breach of this Section 5.3, then the Company shall be deemed to be in breach of this Section 5.3 as though such action were taken by the Company.

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records, personnel or joint venture partners, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has delivered to the Company a bona fide unsolicited, written Acquisition Proposal after the date of this Agreement that is not the result of a breach, in any material respect, of this Section 5.3 and that the Company Board (or a committee thereof) has determined in good faith, after consultation with its financial advisor and outside legal counsel, either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to take such action would reasonably likely be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, that, with respect to any such Person that is a competitor to the Company, competitively sensitive information will only be provided subject to customary “clean team” or similar arrangements; provided further, that, subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to the Parent any non-public information or data that is provided to any Person given such access that was not previously made available to Parent prior to or substantially concurrently with such information being provided to such Person.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d), the Company Board shall not:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend to the Company Stockholders an Acquisition Proposal; (C) fail to reaffirm the Company Board Recommendation within ten (10) Business Days following the written request of Parent (provided, however, that Parent may make such request no more than two (2) times in the aggregate); (D) fail to recommend against acceptance of any tender or exchange offer for shares of Company Common Stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal within ten (10) Business Days after the commencement thereof or fail to maintain such a recommendation against such offer at any time before the expiration or withdrawal thereof; or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; (2) the public disclosure by the Company of such determination; or (3) the delivery by the Company of any notice contemplated by Section 5.3(d), in each case, in and of itself and to the extent made in compliance with this Section 5.3, shall constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and obtaining the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that, the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least four Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(d)(i), the “Intervening Event Notice Period”) to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change and describe such Intervening Event in reasonable detail;

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(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives shall, during such the Intervening Event Notice Period, negotiate with Parent in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change; provided, that in the event the Intervening Event to which this provision applies thereafter changes in any material respect, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(i) with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice will extend for the longer of three Business Days after the delivery of such new written notice and until the end of the original Intervening Event Notice Period; and

(3) at the end of the Intervening Event Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to effect a Company Board Recommendation Change would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law if such changes proposed by Parent were to be given effect; or

(ii) if the Company has received an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter concurrently into a binding written definitive Alternative Acquisition Agreement with respect to such Superior Proposal; provided, that, the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law;

(2) the Company has provided prior written notice to Parent four Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(d)(ii), the “Acquisition Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.3(d)(ii), including the identity of the Person or Group making such Superior Proposal, the material terms thereof and full copies of all agreements (including any related schedules, appendices, exhibits or other attachments) relating to such Superior Proposal, including any financing commitments relating thereto;

(3) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Acquisition Proposal Notice Period, have negotiated with Parent in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(h); provided, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms or form of consideration (or material terms relating to conditionality, termination and termination fees, regulatory efforts or financing) of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii) with respect to such new written notice, it being understood that the “Acquisition Proposal Notice Period” in respect of such new written notice will extend for the longer of three Business Days after the delivery of such new written notice and until the end of the original Acquisition Proposal Notice Period; and

(4) at the end of the Acquisition Proposal Notice Period and prior to taking any such action, the Company Board has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement, and has determined in good faith (after consultation with its financial advisors and outside legal counsel), that (x) such Acquisition Proposal continues to constitute a Superior Proposal and (y) the failure to take such action would continue to be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, in each case if such changes proposed by Parent were to be given effect.

(e) Notice. The Company shall as promptly as reasonably practicable (and, in any event, within 36 hours) notify Parent if any Acquisition Proposal or any inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal are received by the Company, any of its Subsidiaries or any of its or their directors,

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officers or members of the deal team with respect to the Transactions or any financial advisor or outside legal counsel to the Company in connection with the Transactions (all of the foregoing collectively, the “Specified Group”) or of which any of them becomes aware. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or inquiries, offers or proposals, (ii) a summary of the material terms and conditions of any such Acquisition Proposal or inquiries, offers or proposals, (iii) if applicable, copies of all proposed agreements relating to such Acquisition Proposal or inquiries, offers or proposals (and all other documents proposing any financial terms, form of consideration or material terms relating to conditionality, termination or termination fees, regulatory efforts or financing in connection with such Acquisition Proposal or inquiries, offers or proposals); (iv) if applicable, copies of all substantive written or electronic communications (and summaries of all substantive oral communications to the extent not already covered by the preceding materials) proposing financial terms, form of consideration, material terms relating to conditionality, termination or termination fees, regulatory efforts or financing in connection with such Acquisition Proposal or inquiries, offers or proposals, in each case provided by such Person or Group (or any of their Representatives) to the Company or any member of the Specified Group or of which they become aware (or by the Company or any of its Representatives to such Person or Group or any of their Representatives) (clauses (ii) through (iv), collectively, the “Specified Materials”). Thereafter, the Company shall (A) keep Parent reasonably informed, as promptly as practicable (and in any event within 36 hours), of each material change to the status of any such Acquisition Proposal or inquiries, offers or proposals and (B) provide Parent copies of all Specified Materials as promptly as practicable, and in any event within 36 hours, after their receipt from, or delivery to, such Person or Group or any of their Representatives, or of the awareness thereof, by the Company, any of its Subsidiaries or any member of the Specified Group. A breach by any member of the Specified Group of this Section 5.3(e) shall be deemed to be a breach by the Company of this Section 5.3(e) as though such action were taken by the Company. After the date of this Agreement, the Company and its Subsidiaries shall not enter into any Contract with any Person that prohibits or otherwise limits the Company from complying with its obligations in this Section 5.3(e) or Section 5.3(d).

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act or from making disclosures to the Company Stockholders pursuant to applicable securities Laws with regard to the Transactions or an Acquisition Proposal, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to make a Company Board Recommendation Change other than in accordance with Section 5.3(d) or eliminate or modify the effect that such disclosure would otherwise have under this Agreement.

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give any Parent Entity, on the one hand, or any Company Entity, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each Party shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

Article VI
ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation, the Parent Entities shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company Entities shall (and shall cause their respective Subsidiaries to, if applicable), on the other hand, use their respective reasonable best efforts (A) to take (or cause to be taken) all actions, (B) do (or cause to be done) all things, and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement, the Voting Agreements and the Warrant Agreement Amendment, including by (i) causing the conditions to the Mergers set forth in Article VII to be satisfied and (ii) (A) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities and (B) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the transactions contemplated by this Agreement, the Voting Agreements and the Warrant Agreement Amendment.

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(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries shall be required to or shall without the prior written consent of Parent and neither Parent nor any of its Subsidiaries will be required to, agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), (ii) the provision of additional security (including a guaranty), or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Mergers, including in connection with obtaining any consent pursuant to any Material Contract.

(c) Limitations. Section 6.1(a) and (b) shall not apply to any matters relating to any Antitrust Laws or the FPA (including, for the avoidance of doubt, any matters involving the FTC, the DOJ or FERC), which shall be governed exclusively by the obligations set forth in Section 6.2 below.

6.2 Antitrust and Regulatory Matters.

(a) Filings Under Antitrust and Regulatory Laws. Each Parent Entity shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, use their reasonable best efforts to (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Mergers as required by the HSR Act within ten Business Days following the date of this Agreement; and (ii) within fifteen Business Days following the date of this Agreement (A) file an application with FERC pursuant to Section 203 of the FPA and (B) file an informational filing with FERC pursuant to Schedule 2 of the PJM Tariff (relating to reactive supply and voltage control service) and a request for a waiver of the 90-day prior notice period with respect thereto. Each of Parent and the Company shall (1) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (2) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (3) supply (or cause to be supplied) any additional information that may be required or requested by the relevant Governmental Authorities; and (4) for the HSR Act and subject to the limitations set forth in Section 6.2(b), take (and cause their Affiliates to take) all action necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, in each case as promptly as practicable and in any event prior to the Termination Date. Each Parent Entity shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding the Mergers in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Mergers pursuant to the FPA or the HSR Act, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided, that (x) no Party may stay, toll or extend any applicable waiting period under the HSR Act or enter into any agreement or understanding with any Governmental Authority with respect to the HSR Act without the permission of the other Parties, which shall not be unreasonably withheld, conditioned or delayed and (y) either Party may, with the consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), cause both Parties to take all reasonable actions required to withdraw the Notification and Report Form relating to this Agreement and the Mergers as required by the HSR Act and to refile on a date agreed upon between outside counsel for Parent and the Company.

(b) Avoidance of Impediments. Notwithstanding anything to the contrary contained in Section 6.2(a) (whether in relation to any Antitrust Law, the FPA, FERC or otherwise) or elsewhere in this Agreement, neither any Parent Entity nor any of their respective Affiliates shall be required to, and, without the prior written consent of Parent, the Company and its Subsidiaries shall not, agree to, offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any or all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of any of the Parent Entities or their respective Affiliates, or of the Company or any of its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of any of the Parent Entities or any of their respective Affiliates or of the Company or any of its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of any of the Parent Entities or any of their respective Affiliates, or of the Company or any of its Subsidiaries; or (iv) any other restrictions on the activities of any of the Parent Entities or any of their respective Affiliates or of the Company or any of its Subsidiaries, including the freedom of action of any of the Parent Entities or any of their respective Affiliates or of the Company or any of its Subsidiaries with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers,

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assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement. Without limiting the immediately preceding sentence, Parent shall oppose any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Authority that could restrain, prevent or delay any required consents applicable to the Merger, including by defending through litigation any action asserted by any Person in any court or before any Governmental Authority and by exhausting all avenues of appeal, including appealing properly any adverse decision or order by any Governmental Authority. Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or Affiliates to enter into any agreement or consent decree with the DOJ, FTC or any other Governmental Authority that is not conditioned on the Closing.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Parties shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Mergers and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Mergers to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Mergers and any developments, meetings or substantive discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Mergers without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each Party may designate any non-public or competitively sensitive information (including trade secrets) provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public or competitively sensitive information; provided that each Party may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis, and that the Parties shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel” only basis, where this would cause such information to cease to benefit from legal privilege, or otherwise not be permitted under applicable Law or Contract.

(d) Other Actions. Until the earlier to occur of (i) the termination of this Agreement pursuant to Article VIII and (ii) the satisfaction of the condition set forth in Section 7.1(b), the Parent Entities shall not, and shall cause each of their Affiliates not to, enter into, agree to enter into, or consummate any Contracts for an acquisition by stock purchase, merger, consolidation, purchase of assets or otherwise, of (A) the equity interests of any Person that has material operations relating to the development or operation of biogas projects in the United States or (B) assets or rights of any Person, which assets or rights are related to the development or operation of biogas projects in the United States, in each case to the extent any such entrance, agreement, or consummation would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Parent Entities to obtain the satisfaction of the condition set forth in Section 7.1(b); provided, that this Section 6.2(d) shall not be construed in any way to prevent or restrict any agreement for an offtake supply arrangement in the ordinary course of business of the Parent Entities or their Affiliates.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as practical following the date of this Agreement, the Company (with the assistance and cooperation of the Parent Entities as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting (it being agreed that the Company shall use its reasonable best efforts to do so within fourteen (14) calendar days after the date hereof). Subject to Section 5.3(d), the Company shall include the Company Board Recommendation in the Proxy Statement.

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(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Mergers pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of the Parent Entities as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. Except for filings relating to matters referred to in Section 5.3 and that would not constitute a breach of Section 5.3, the Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment on such document, and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its respective counsel.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent Entities, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to any Party or any of their respective Affiliates should be discovered by the Company, on the one hand, or any Parent Entity, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and the Parent Entities and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(e) Notices. The Company, on the one hand, and Parent Entities, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company shall use its reasonable best efforts to respond to any comments received from the SEC or its staff on the Proxy Statement or any Other Required Company Filing as promptly as practicable after its receipt thereof, provided that the Company shall provide Parent and its counsel a reasonable opportunity to review and comment on such response, and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel.

(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement in definitive form to be disseminated to the Company Stockholders as promptly as reasonably practicable, and in no event more than two (2) Business Days, following the earlier of (i) confirmation from the SEC, orally or in writing, that it will not review, or that it has completed its review of, the Proxy Statement or (ii) expiration of the ten-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act if the SEC has not informed the Company during such period that it intends to review, or is reviewing, the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company shall take all actions necessary to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval (the “Company Stockholder Meeting”) as promptly as practicable following the mailing of the Proxy Statement, including by conducting “broker searches” and providing notifications to the stock exchange in a timely manner that does not delay the Company Stockholder Meeting. Without limiting the

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foregoing, the date of the Company Stockholder Meeting shall not be scheduled for a date that is more than thirty (30) calendar days following the initial mailing of the definitive Proxy Statement to the Company Stockholders. Without the prior consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure, including adjournment or postponement thereof, and matters required by Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement, including a “Say-on-Golden-Parachute” vote) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting. Subject to Section 5.3(d) and unless there has been a Company Board Recommendation Change in compliance with Section 5.3(d), the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval; provided that any Company Board Recommendation Change shall not relieve the Company from its obligations to establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting in accordance with this Section 6.4. The Company shall use its reasonable best efforts to keep Parent informed on a reasonably current basis and upon Parent’s written request regarding its solicitation efforts and voting results following the mailing of the definitive Proxy Statement.

(b) Adjournment of Company Stockholder Meeting. The Company shall not adjourn or postpone the Company Stockholder Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), provided that the Company shall postpone or adjourn the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (provided that, without the prior written consent of Parent, all such postponements and adjournments under clause (i) or this clause (ii) may not be cumulatively to a date that is later than the earlier of (A) 45 days following the originally scheduled date of the Company Stockholder Meeting and (B) the date that is three Business Days prior to the Termination Date); (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by a specific Order or a specific request from the SEC or its staff (provided that, without the prior consent of Parent, each such postponement or adjournment under this clause (iii) may be for no more than the amount of time specified in such Order or request); or (iv) if the Company Board has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including, if in compliance with Section 5.3(d), in connection with any Company Board Recommendation Change), provided that, without the prior written consent of Parent, no individual postponement and adjournment under this clause (iv) may be for more than ten Business Days and, in any event, may not be to a date that is later than three Business Days prior to the Termination Date. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

6.5 Anti-Takeover Laws. The Company and the Company Board shall (a) take reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation (including Section 203 of the DGCL) is or becomes applicable to any of the Mergers or other transactions contemplated by this Agreement, the Voting Agreements or the Warrant Agreement Amendment; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to any of the Mergers or the other transactions contemplated by this Agreement, the Voting Agreements or the Warrant Agreement Amendment, take reasonable actions within their power to ensure that the Mergers and the other transactions contemplated by this Agreement, the Voting Agreements and the Warrant Agreement Amendment may be consummated as promptly as reasonably practicable on the terms contemplated hereby and thereby and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement, the Voting Agreements and the Warrant Agreement Amendment.

6.6 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, subject to restrictions or limitations as a result of COVID-19 or any COVID-19 Measures, afford Parent reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which

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the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise bound would cause a breach or a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to such Contract; or (d) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons, provided that, in each case, the Company shall (A) give notice to Parent of the fact that it is withholding such information or documents and (B) use its reasonable best efforts to (1) obtain the required consent of any third party to provide such access, document or information and (2) design and implement alternative disclosure arrangements to enable Parent and its Representatives to evaluate any such information (or as much of it as possible) without triggering any of the foregoing clauses (a) through (d). Nothing in this Section 6.6 shall be construed to require the Company, any of its Subsidiaries or any of their respective representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable safety and security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor or ambient air, or other environmental media. All requests for access pursuant to this Section 6.6 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

6.7 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company RSUs or Company PSUs) in connection with the Mergers by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.8 Company Indebtedness. Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, deliver notices of prepayment and notices of termination of commitments (including any certifications or calculations to be provided therewith), in each case, only to the extent such notices of prepayment and notices of termination of commitments are not prohibited under the relevant documents from being conditioned on the occurrence of the Closing, with respect to the Company Credit Agreement and the Assai Notes, in each case relating to the prepayment in full of outstanding Indebtedness under the Company Credit Agreement and the Assai Notes and any other Payoff Indebtedness at the Closing, and the Company shall, and shall cause its Subsidiaries to, deliver all notices relating to the unwinding and settlement by the Company and its Subsidiaries as of the Effective Time of all interest rate swaps relating to the outstanding Indebtedness under the Company Credit Agreement and the Assai Notes and any other Payoff Indebtedness; provided that, the Company and its Subsidiaries shall have no obligation to deliver any notice that is not expressly conditioned upon the occurrence of the Closing. The Company and its Subsidiaries shall use their reasonable best efforts to (a) obtain and deliver to Parent prior to the Closing payoff letters in customary form from the lenders (or their applicable representative) with respect to the Company Credit Agreement (or any similar Payoff Indebtedness) stating the amounts required to pay in full all Indebtedness thereunder at the Closing, (b) obtain and deliver to Parent documents in customary form acknowledging the termination of obligations and release of Liens related to the Assai Notes (or any similar Payoff Indebtedness) from the collateral agent with respect thereto upon the payoff of the Assai Notes (or such Payoff Indebtedness, as applicable) and (c) obtain and deliver to Parent prior to the Closing such documentation from the counterparties to such interest rate swaps acknowledging the unwinding and settlement of such swaps without further liability on the part of the Company and its Subsidiaries subject to their payment on the Closing Date of the amounts specified therein. The Company shall use reasonable best efforts to assist Parent in the payoff or prepayment in full, as applicable, of all Company Indebtedness and Payoff Indebtedness as of the Effective Time, the termination of the Company Credit Agreement, the Assai Notes and all other Payoff Indebtedness as of the Effective Time and the release any related Liens, guaranties and other credit support upon the occurrence of such payoff or prepayment and the unwinding and settlement in full of such interest rate swaps as of the Effective Time (provided that no such notice of prepayment, payoff or prepayment shall be required that is not contingent on the occurrence of the Closing). Without limiting the generality of the foregoing, the Company and its Subsidiaries shall use reasonable best efforts to deliver to Parent at least three Business Days prior to the Closing Date draft payoff letters, termination acknowledgments, release documentation and unwind and settlement documentation, and the Company shall give due consideration to all reasonable comments thereto by Parent or its counsel.

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6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Entities and their Subsidiaries shall (and Parent shall cause the Surviving Entities and their Subsidiaries to), subject to applicable Law, honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements, existing on the date hereof and true and complete copies of which have been made available to Parent, between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees, on the other hand (each, together with such Person’s heirs, executors and administrators, a “Contractually Indemnified Person” and, collectively, the “Contractually Indemnified Persons”) with respect to acts or omissions by a Contractually Indemnified Person occurring at or prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Entities and their Subsidiaries shall (and Parent shall cause the Surviving Entities and their Subsidiaries to), subject to applicable Law, cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with regard to acts or omissions by Indemnified Persons occurring at or prior to the Effective Time that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and the Subsidiaries of the Company, as the case may be, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Entities and their Subsidiaries shall (and Parent shall cause the Surviving Entities and their Subsidiaries to) indemnify and hold harmless, subject to and to the fullest extent permitted by applicable Law, each current or former director and officer (and any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time) (each such Person, together with such Person’s heirs, executors and administrators, a “Indemnified Person”) from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director or officer of the Company or such Subsidiary prior to the Effective Time; and (ii) any action or omission (including the approval of this Agreement and the Transactions) and alleged action or omission, occurring at or prior to the Effective Time, in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries, or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director or officer, trustee or fiduciary of another Person), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Entities shall advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding; provided that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise, or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification is being sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such Legal Proceeding or such Indemnified Person otherwise consents in writing thereto (such consent not to be unreasonably withheld or delayed).

(c) D&O Insurance. Parent (or its designated Affiliate) shall purchase a prepaid “tail” policy with respect to the Company’s current directors’ and officers’ liability insurance, to be effective as of the Effective Date, from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Premium”), and Parent shall cause such policy to be maintained in full force and effect for a period of no less than six years after the Effective Time. Prior to purchasing such “tail policy”, Parent shall allow the Company to review the terms of such “tail” policy

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and shall consider in good faith any comments made by the Company. If Parent (or its designated Affiliate) are unable to obtain the “tail” policy for an aggregate cost less than or equal to the Maximum Premium, Parent (or its Affiliate) shall instead obtain as much comparable insurance as possible for a premium equal to the Maximum Premium.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions shall be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9.

(e) No Impairment. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Contractually Indemnified Person or any Indemnified Person (or any other Person who is a beneficiary pursuant to the “tail” policy referred to in Section 6.9(c) (and their respective successors, heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Person. Each of the Contractually Indemnified Persons, the Indemnified Persons or Other Indemnified Persons are intended to be third-party beneficiaries of this Section 6.9, with full rights of enforcement of this Section 6.9 as if a Party. The Parties and the Surviving Entities agree that the rights of the Contractually Indemnified Persons, the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such Persons may have, subject to applicable Law, pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or shall be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.10 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change in control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time and Parent will interpret the provisions of each of the Employee Plans in good faith and, in any event, substantially consistent with the manner in which the applicable Employee Plan has been interpreted in the past (unless otherwise required pursuant to applicable Law).

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume and honor all of the Employee Plans, including Contracts with Company Service Providers (including Contracts entered into after the date hereof) in accordance with their terms as in effect immediately prior to the Effective Time.

(c) Employment; Benefits. For a period of twelve months following the Effective Time (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee, for so long as such Continuing Employee remains employed by Parent or its Subsidiaries (including the Surviving Corporation or its Subsidiaries) (i) a base salary or wage rate, as applicable, that is no less favorable than that applicable to such Continuing Employee immediately before the Effective Time and (ii) cash target incentive opportunities (including bonus and commission opportunities, but excluding any one-time, special or non-recurring bonuses and the ability to receive bonuses in the form of Company Common Stock (except for annual bonuses in respect of fiscal year 2022)), allowances or other payments and equity or equity-based target incentive opportunities (excluding any one-time, special or non-recurring equity or equity-based opportunities) and all other employee benefits that are substantially comparable in the aggregate to those in effect for such Continuing Employee immediately before the Effective Time. Without limiting the generality of the foregoing, during the Continuation Period, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide severance benefits and payments to eligible employees as set forth in Section 6.10(c) of the Company Disclosure Letter.

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(d) New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or within a period of twelve months commencing immediately after the Effective Time (each such plan, a “New Plan”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) use reasonable best efforts to the extent permitted by the terms of each New Plan and applicable Law to cause to be granted to each Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance entitlement or termination pay), except that such recognition of service will not apply for (i) purposes of any equity or equity-based plans (including any entitlement to equity acceleration in connection with retirement), (ii) purposes of any plan that provides retiree welfare benefits, (iii) purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-retirement pension plan benefits, (iv) to the extent that it would result in duplication of coverage or benefits for the same period of service or (v) for purposes of any plan, program or arrangement (A) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (B) that is grandfathered or frozen, either with respect to level of benefits or participation. In addition, and without limiting the generality of the foregoing, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) use reasonable best efforts to the extent permitted by the terms of each New Plan and applicable Law so that (1) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding existing benefit or compensation plan, program, policy, arrangement or agreement that is available to any Continuing Employee immediately prior to the Effective Time (each such plan, an “Old Plan”); (2) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents, unless and to the extent the individual, immediately prior to entry in such plan, was subject to such conditions under the comparable Old Plan; (3) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins, but only to the extent there is any overlap between the plan year of the Old Plan and corresponding New Plan, to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (4) for purposes of each New Plan that is a flexible spending account plan, such New Plans credit the accounts of the Continuing Employees pursuant to any New Plan that is a flexible spending account plan with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will be subject to the terms and conditions of the Company’s vacation or paid time off policies in effect as of immediately prior to the Effective Time. Parent and the Surviving Corporation shall be solely responsible for any and all obligations under Section 4980B of the Code with respect to all “M&A qualified beneficiaries” as defined in Treasury Regulation Section 54.4980B-9.

(e) Company Incentive Plans. With respect to each of the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Affiliates through the end of such fiscal year, at the same time or times that Parent, the Surviving Corporation or their applicable Affiliate pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the Transactions). Notwithstanding anything to the contrary in the foregoing and unless otherwise provided in an applicable Employee Plan, if a Continuing Employee’s employment is terminated without “Cause” or due to the Continuing Employee’s resignation with “Good Reason” (as each term is defined in Section 6.10(e) of the Company Disclosure Letter) before payment of the Annual Bonus (each, a “Qualifying Termination”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to such Continuing Employee, no later than ten (10) days

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following the date of such Qualifying Termination, a pro-rated portion of the target Annual Bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan for such fiscal year if such Continuing Employee had remained employed, with such proration based on the relative portion of the fiscal year during which such Continuing Employee was employed with the Company, Parent, the Surviving Corporation or any of their respective Affiliates.

(f) Company Service Provider Communications. Prior to the Closing, the Company shall use its reasonable best efforts to (x) provide Parent a reasonable opportunity to review in advance, and consider in good faith any comments on, any formal or informal written material communication (including any electronic communication) and (y) consult with Parent prior to any formal or informal oral material communication (e.g., town halls), in each case, by the Company regarding the Transactions or post-Closing employee benefit plans and compensation in connection with this Agreement that is intended for broad-based and general distribution to Company Service Providers. In each case, the Company will provide to Parent the final copy or script, as applicable, of each such communication distributed or made to Company Service Providers. Notwithstanding anything to the contrary in this Section 6.10(f), the Company may issue communications that are consistent with (i) communications previously approved by Parent or specifically contemplated by this Agreement (without any material deviations) or (ii) prior press releases, public announcements, public statements or other public disclosures made by Parent or the Company in compliance with this Agreement; provided, however, that in no event shall any communications made or distributed by the Company to Company Service Providers contemplate or promise actions that are prohibited by Section 5.2. Following the date hereof, the Company and Parent shall cooperate in good faith for the purpose of preparing for the on-boarding and transition of Continuing Employees, including the Company providing information related to such Continuing Employees’ roles, compensation and benefits as reasonably requested by Parent.

(g) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.10 will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, to terminate any Continuing Employee; (ii) amend any Employee Plan; provided, that, nothing in this Section 6.10 will prohibit Parent or the Surviving Corporation from amending or terminating any Employee Plans, subject to and in accordance with their terms or if otherwise required pursuant to applicable Law; or (iii) create any third party beneficiary rights in any Continuing Employee (or beneficiary or dependent thereof) or any other Person (other than the Parties).

6.11 Obligations of Merger Sub and Opco Merger Sub. Parent shall take all action necessary to cause Merger Sub, Opco Merger Sub and the Surviving Entities to perform their respective obligations pursuant to this Agreement. The Parent Entities shall be jointly and severally liable for the failure by any of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement, and the Company Entities shall be jointly and severally liable for the failure by any of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.12 Public Statements and Disclosure. The initial press releases with respect to the execution of this Agreement shall be in the form reasonably agreed to by the Parties, and following such initial press releases, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Mergers and shall consider in good faith the comments of the other with respect thereto and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided, that such consultation shall not apply with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.12; provided, further, that the restrictions set forth in this Section 6.12 shall not apply to (i) the extent relating to matters referred to in Section 5.3(d) and made in compliance therewith or (ii) in connection with any dispute between the parties regarding this Agreement or the Mergers.

6.13 Transaction Litigation. Prior to the Effective Time, the Company will use reasonable best efforts to provide Parent with prompt notice of all Transaction Litigation to which the Company, any of its Affiliates or any of their respective current or former directors, officers, advisors or employees is a defendant (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the

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status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement and prosecution of any such Transaction Litigation; and (b) reasonably consult with Parent with respect to the defense, settlement and prosecution of any such Transaction Litigation, including by reasonably consulting with Parent in advance of, and providing copies to Parent and an opportunity to comment in advance of, filings, submissions, written communications or appearances in any such Transaction Litigation and considering in good faith the comments and advice of Parent. The Company may not compromise or settle, or offer, propose or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in advance in writing. The Company shall not commence any Transaction Litigation as a plaintiff without the prior written consent of Parent. Notwithstanding the foregoing, Transaction Litigation with a Governmental Authority arising under Antitrust Laws or the FPA shall be governed by Section 6.2, rather than this Section 6.13.

6.14 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.15 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.16 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (a) of any notice or other communication received by such Party from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, the Voting Agreements or the Warrant Agreement Amendment, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation and Parent, taken as a whole, or (b) if it obtains knowledge of any breach by such Party of its representations, warranties and covenants hereunder that is reasonably likely to result in any of the conditions set forth in Sections 7.2(a) or (b) or Sections 7.3(a) or (b) not being able to be satisfied prior to the Termination Date; provided that the delivery of any notice pursuant to this Section 6.16 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The Company shall also (i) give Parent prompt notice of any material safety or operational incident, casualty or other similar occurrence relating to any of the Company’s projects and, upon Parent’s written request, shall keep Parent reasonably informed of the status of the Company’s projects and the achievement of commercial operation with respect to any Company project and (ii) notify Parent as soon as practical of any violation (or notice of violation) of Environmental Laws or employee health and safety laws, except where (A) the maximum exposure under such notice of violation is not reasonably expected to exceed $10,000 in the aggregate per such notice of violation or (B) there is no impact to personal or process safety. Notwithstanding anything to the contrary in this Agreement, the failure to deliver any notice pursuant to this Section 6.16, in and of itself, shall not cause any of the conditions to the Mergers to fail to be satisfied or give rise to any right of Parent to terminate this Agreement, and any Party’s failure to comply with this Section 6.16 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Mergers have been satisfied.

6.17 Tax Matters.

(a) Additional Cooperation on Tax Matters. From and after the Closing, Parent, the Company, Opco and the Person designated as the “Unitholder Representative” pursuant to the Unitholder Representative Engagement Letter (the “Unitholder Representative”) shall reasonably cooperate, as and to the extent reasonably requested by the other Party, in connection with the preparation and filing of any Tax Return and any audit, litigation or other proceeding with respect to Taxes, in each case to the extent such cooperation is reasonably related to the preparation of Tax Returns. Such cooperation shall include the provision of estimates of taxable income to the unitholders of Opco for the taxable period (or portion thereof) ending on the Closing Date to the extent reasonably available to Parent and necessary to allow such unitholders to make estimated tax payments in respect of their ownership of Opco for such period and the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding. The Unitholder Representative, on behalf of the members of Opco, is intended to be a third-party beneficiary of this Section 6.17, with full rights of enforcement as if a Party.

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(b) Preparation of Tax Returns. Parent shall prepare and file, or cause to be prepared and filed, all income Tax Returns of Opco and its Subsidiaries the income shown on which is reflected on the Tax Returns of any member of Opco or any of its direct or indirect equityholders on a “pass-through” basis for all Pre-Closing Tax Periods and Straddle Periods that are due after the Closing (each, a “Pass-Through Income Tax Return”). Each Pass-Through Income Tax Return shall be prepared in accordance with the past practice of Opco and its Subsidiaries, unless otherwise required by Law or this Agreement, and shall reflect any Transaction Tax Deductions as deductions in the Pre-Closing Tax Period to the extent permitted by applicable Law. No later than thirty (30) days prior to the due date of any Pass-Through Income Tax Return, Parent shall provide to the Unitholder Representative a draft of such Pass-Through Income Tax Return for the Unitholder Representative’s review and comment, and Parent shall consider any reasonable comments in good faith.

(c) Opco Push-Out Election. In the event an audit of Opco by the IRS with respect to any taxable year in which Section 6221 through 6234 of the Code, as modified by the Bipartisan Budget Act of 2015, is effective and results in a notice of final partnership adjustment, the Unitholder Representative shall reasonably cooperate to the extent requested by Parent to cause Opco and the “partnership representative” (as described in Section 6223 of the Code) of Opco (and the “designated individual” (as described in Treasury Regulations Section 301.6223-1) of Opco, as applicable), to make a timely election under Section 6226(a) of the Code to treat a “partnership adjustment” as an adjustment to be taken into account by each applicable holder (or former holder) of Opco Units in accordance with Section 6226(b) of the Code (and any corresponding elections under state and local Law), in each case to the extent such election is available.

(d) Audits of Tax Returns. Parent shall notify the Unitholder Representative promptly upon becoming aware of any audit or examination regarding any Pass-Through Income Tax Return and for which the Specified Opco Holders would be liable for the related Tax, including under Section 6.17(c) (each, a “Tax Audit”). Parent shall have the right to control each Tax Audit; provided, however, that (i) the Unitholder Representative will have the right to participate in any such Tax Audit, provided that the cost and expense of such third-party shall be split proportionate to the ownership interests of the Company and the Specified Opco Holders in Opco immediately prior to the Closing, (ii) Parent shall keep the Unitholder Representative reasonably notified regarding the progress of such Tax Audit, and (iii) to the extent any proposed settlement or compromise of a Tax Audit would result in a Tax liability of the Specified Opco Holders, Parent shall not settle or compromise such Tax Audit without the prior written consent of the Unitholder Representative (not to be unreasonably withheld, conditioned or delayed).

(e) No Amendments or Restatements. Except where an action described in this Section 6.17(e) would not reasonably be expected to increase the Tax liability of any Specified Opco Holder, Parent and its Affiliates (including the Company, Opco and their respective Subsidiaries) shall not (i) without the prior written consent of the Unitholder Representative (not to be unreasonably withheld, conditioned or delayed), (A) file any restatement or amendment of, or modification to any Tax Return for Opco or any of its Subsidiaries with respect to any Pass-Through Income Tax Return for a Pre-Closing Tax Period, (B) make or change any Tax election or accounting method for or with respect to, or that has retroactive effect to, any Pre-Closing Tax Period or Straddle Period of Opco or any of its Subsidiaries, including in connection with any audit or examination with respect to any Pass-Through Income Tax Return, other than as provided under Section 6.17(c), (C) make any election under Section 336 or 338 of the Code with respect to Opco or any of its Subsidiaries in connection with the Transactions, (D) take any action with respect to Taxes that would adversely and disproportionately affect the Specified Opco Holders or (E) extend or waive any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pass-Through Income Tax Return (other than if requested by a taxing authority in connection with a Tax audit or examination) and (ii) without providing reasonable notice to the Unitholder Representative, (A) extend or waive any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pass-Through Income Tax Return if requested by a taxing authority in connection with a Tax audit or examination or (B) voluntarily approach any Taxing Governmental Authority or initiate any “voluntary disclosure” with respect to any Tax matter that would reasonably be expected to affect the Specified Opco Holders.

(f) Purchase Price Allocation. The consideration (including amounts treated as consideration for U.S. federal income Tax purposes) payable to the holders of Opco Units in respect of their Opco Units pursuant to this Agreement shall be allocated among the assets of Opco in accordance with the principles of Section 755 of the Code and the Treasury Regulations thereunder. Within 90 days after the Closing Date, Parent shall prepare and deliver to the Unitholder Representative for its review a draft allocation statement (the “Allocation Statement”), which shall include a description of the amount of consideration allocated to property described in Section 751(a)

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of the Code, and Parent shall consider in good faith any reasonable comments to the Allocation Statement received by the Unitholder Representative within 30 days of receipt thereof. The parties (i) shall file or cause to be filed all Tax Returns in a manner consistent with the final Allocation Statement and (ii) shall not take any position for Tax purposes that is inconsistent with the final Allocation Statement, except, in each case, as required by applicable Law.

Article VII
CONDITIONS TO THE MERGERS

7.1 Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each Party to consummate the Mergers are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods applicable to the Mergers pursuant to the HSR Act, and any timing agreement between a Party and a Governmental Authority not to consummate the Mergers, shall have expired or otherwise been terminated.

(c) FERC Authorization. The Parties shall have received FERC authorization pursuant to Section 203 of the FPA for the Transactions and the prior notice period shall have lapsed or been waived by FERC with respect to Schedule 2 of the PJM Tariff.

(d) No Prohibitive Laws or Injunctions. No Law or Order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction (“Legal Restraint”) prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Mergers shall have been enacted, entered, promulgated or enforced and be continuing in effect.

7.2 Conditions to the Obligations of Parent Entities. The obligations of Parent Entities to consummate the Mergers shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company Entities set forth in Section 3.1 (solely with respect to the first sentence thereof), Section 3.2 (solely with respect to subsections (a) through (d) thereof), Section 3.3(a), Section 3.3(c), Section 3.3(d), Section 3.6(d), Section 3.6(e) and Section 3.24 shall be true and correct in all material respects on the date of this Agreement and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date), (ii) the representations and warranties of the Company Entities set forth in Section 3.6(a) and Section 3.6(b) shall be true and correct in all respects except for de minimis inaccuracies on the date of this Agreement and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects only as of such earlier date), (iii) the representations and warranties of the Company Entities set forth in Section 3.11(b) shall be true and correct in all respects on the date of this Agreement and on the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects only as of such earlier date), and (iv) the other representations and warranties of the Company Entities set forth in Article III of this Agreement shall be true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) Performance of Obligations of the Company Entities. The Company Entities shall have performed and complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by them at or prior to the Closing.

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(c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred or arisen after the date of this Agreement that is continuing.

(d) Officer’s Certificate. Parent Entities shall have received a certificate of the Company Entities, validly executed for and on behalf of the Company Entities and in their respective names by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

7.3 Conditions to the Company Entities’ Obligations to Effect the Mergers. The obligations of the Company Entities to consummate the Mergers are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent Entities set forth in this Agreement shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) on the date of this Agreement and on the Closing Date as if made on such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty need only be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay, or have a material adverse effect on the ability of the Parent Entities to perform their obligations under this Agreement or to consummate the Transactions (a “Parent Material Adverse Effect”).

(b) Performance of Obligations of Parent Entities. The Parent Entities shall have performed and complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by them at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of the Parent Entities, validly executed for and on behalf of the Parent Entities and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Article VIII
TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if any Legal Restraint having the effect set forth in Section 7.1(d) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the enactment, entrance, promulgation, enforcement, issuance, effectiveness or existence of such Legal Restraint was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on July 16, 2023 (such date and time, as it may be extended pursuant to the proviso to this Section 8.1(c), the “Termination Date”); provided, however, that if as of the Termination Date any of the conditions set forth in Section 7.1(d) (solely to the extent such condition has not been satisfied due to a Legal Restraint arising under any Antitrust Law or because FERC has not yet issued an order pursuant to Section 203 of the FPA authorizing the Transactions), Section 7.1(b) or Section 7.1(c) shall not have been satisfied or waived, the Termination Date shall be automatically extended until the date that is three (3) months after the original Termination Date, and such date, as so extended, shall be the Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party whose material breach of any provision of this Agreement has been the primary cause of the failure of the Mergers to be consummated prior to the Termination Date;

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(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Company Merger;

(e) by Parent, if any Company Entity has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.2(a) or (b) and (B) is not capable of being cured, or is not cured, by such Company Entity on or before the earlier of (x) the Termination Date and (y) the date that is 45 days following Parent’s delivery of written notice to such Company Entity of such breach; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if any Parent Entity is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement;

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company, if any Parent Entity has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.3(a) or (b) and (B) is not capable of being cured, or is not cured, by such Parent Entity on or before the earlier of (x) the Termination Date and (y) the date that is 45 days following the Company’s delivery of written notice to such Parent Entity of such breach or failure to perform; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if any Company Entity is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement; or

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval, in order to concurrently enter into a binding written definitive Alternative Acquisition Agreement providing for a Superior Proposal, if (i) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal and (ii) the Company pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) prior to or concurrently with such termination.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or representative of such Party) to the other Parties, as applicable, except that this Section 8.2, Section 8.3 and Article IX shall each survive the termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement (or payment of any Company Termination Fee or Parent Termination Fee) will relieve any Party from any liability for fraud or any Willful and Material Breach of this Agreement by such Party prior to termination. In the event that the Company has received the Parent Termination Fee and is otherwise entitled to monetary damages on account of fraud or Willful and Material Breach of this Agreement by Parent in an amount in excess of such Parent Termination Fee, then the amount of the Parent Termination Fee shall be credited and offset against the amount of such damages. In the event that Parent has received the Company Termination Fee and is otherwise entitled to monetary damages on account of fraud or Willful and Material Breach of this Agreement by any of the Company Entities in an amount in excess of such Company Termination Fee, then the amount of the Company Termination Fee shall be credited and offset against the amount of such damages. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

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8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Mergers shall be paid by the Party incurring such fees and expenses whether or not the Mergers are consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(d), Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, gains, real property transfer and other similar Taxes or fees, in each case, of the Company or Opco arising out of or in connection with entering into this Agreement and the consummation of the Mergers.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) (provided that, at the Termination Date, (i) the Requisite Stockholder Vote has not been obtained at or prior to the Termination Date or the Company Stockholder Meeting has not been held prior to the Termination Date (and, in the case of such termination, the Parent Termination Fee is not payable) or (ii) Parent has the right terminate pursuant to Section 8.1(e)), (y) Section 8.1(d) or (z) Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, an Acquisition Proposal is publicly announced or disclosed and, in the case of a termination either under Section 8.1(d) or a termination under Section 8.1(c) or 8.1(e) when either party has the right to terminate under Section 8.1(d), such Acquisition Proposal is not withdrawn or otherwise abandoned (without qualification) at least one Business Day before such vote is taken on the adoption of this Agreement; and (C) within twelve months following such termination of this Agreement, either an Acquisition Transaction (which need not be the Acquisition Transaction referenced in clause (B)) is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated (which consummation may be outside of such twelve-month period) (or is subsequently terminated before consummation but a subsequent Acquisition Transaction is entered into in connection with the termination of such Acquisition Transaction and such subsequent Acquisition Transaction is subsequently consummated), then the Company shall upon such consummation pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company shall promptly (and in any event within three Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company shall prior to or concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Parent Payments. If this Agreement is validly terminated by Parent or the Company pursuant to Section 8.1(b) (solely to the extent such Legal Restraint is in respect of, pursuant to or arising under any Antitrust Law or because FERC has not yet issued an order pursuant to Section 203 of the FPA authorizing the Mergers) or Section 8.1(c) and, in either case, as of the time of such termination, (i) the conditions set forth in at least one of Section 7.1(b), Section 7.1(c) or Section 7.1(d) (with respect to Section 7.1(d), solely to the extent such condition has not been satisfied due to a Legal Restraint in respect of, pursuant to or arising under any Antitrust Law or because FERC has not yet issued an order pursuant to Section 203 of the FPA authorizing the Mergers) shall have not have been satisfied or waived and (ii) all other conditions (other than any condition described in clause (i) above) to the obligations of Parent Entities to effect the Mergers set forth in Section 7.1 and Section 7.2 have been satisfied or waived (or, in the case of those conditions that by their terms are to be satisfied at the Closing, such conditions are capable of being satisfied if the Closing were to occur), then Parent shall promptly (and in any event within three Business Days) following such termination pay, or cause to be paid, to the Company the Parent Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

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(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee, or Parent will be required to pay the Parent Termination Fee, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as the case may be, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Sole Remedy. Subject to the Parent Entities’ right to specific performance pursuant to Section 9.8, the Company Termination Fee, to extent it becomes payable and is paid by the Company, together with any amounts that may be payable by the Company under Section 8.3(f), shall be the sole and exclusive remedy of the Parent Entities against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Company Termination Fee in accordance with this Agreement (together with any amounts that may be payable by the Company pursuant to Section 8.3(f)), none of the Company Related Parties shall have any further liability or obligation to any Parent Entity relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except (i) that the Parties shall remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement, (ii) as provided in Section 8.2(b) and (iii) without prejudice to Parent’s rights and remedies under the Voting Agreements). Subject to the Company Entities’ right to specific performance pursuant to Section 9.8, the Parent Termination Fee, to extent it becomes payable and is paid by Parent, together with any amounts that may be payable by Parent under Section 8.3(f), shall be the sole and exclusive remedy of the Company Entities against the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of the Parent Termination Fee in accordance with this Agreement (together with any amounts that may be payable by Parent pursuant to Section 8.3(f)), none of the Parent Related Parties shall have any further liability or obligation to any Company Entity relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except (i) that the Parties shall remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement or (ii) as provided in Section 8.2(b)). The Company Related Parties and the Parent Related Parties are intended third party beneficiaries of this Section 8.3(e).

(f) Payment Default. Each Party acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no Party would have entered into this Agreement. Accordingly, (i) if the Company fails to pay promptly the amount due pursuant to Section 8.3(b) or (ii) if Parent fails to pay promptly the amount due pursuant to Section 8.3(c) (any such amount due, a “Payment”), and, in order to obtain such Payment, the Party entitled to receive such Payment (for purposes of this paragraph (f), the “recipient”) commences a Legal Proceeding which results in a judgment against the party obligated to make such Payment (for purposes of this paragraph (f), the “payor”) for the applicable Payment, or any portion thereof, the payor shall pay to the recipient its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on the amount of the Payment at an annual interest rate equal to the prime rate (as published in The Wall Street Journal or other authoritative source on the date that such payment or portion thereof was required to be made) through the date that such payment or portion thereof was actually received.

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Party (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that each of the Parent Entities and the Company Entities, respectively, shall be deemed to be a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right.

Annex A-63

Article IX
GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Parties contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered hereunder (i) when delivered, if delivered personally to the intended recipient; (ii) upon receipt of proof of delivery, if delivered by an internationally recognized overnight courier service; or (iii) when sent, if sent by electronic mail (provided that no “bounce back”, unsuccessful delivery or similar message is received with respect thereto), in each case to the intended recipient as set forth below:

if to the Parent Entities to:

BP Products North America Inc.
30 South Wacker Dr. Suite 900
Chicago, IL 60606
Attn: GOA Legal Notices
Phone: +1 (832) 619 4894
E-mail: GOALegalNotices@bp.com

with a copy (which will not constitute notice) to:

BP Products North America Inc.
c/o BP America Inc.
501 Westlake Park Blvd
Houston, TX 77024
Attn: Matt Bueninck – Vice President M&A Americas
Phone:
E-mail:

if to the Company Entities (prior to the Effective Time) to:

Archaea Energy Inc.
4444 Westheimer Road
Suite G450
Houston, TX 77027
Attn: Edward Taibi
E-mail:

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:    David B. Feirstein, P.C.

   Steven Y. Li

Email: david.feirstein@kirkland.com

steven.li@kirkland.com

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attn:   Cyril V. Jones, P.C.
Email: cyril.jones@kirkland.com

Annex A-64

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality. The Parties hereby acknowledge that Parent and the Company have previously executed the Amended and Restated Confidentiality and Non-Disclosure Agreement, dated August 8, 2022 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms; provided that the standstill undertaking by Parent contained therein shall be deemed to have expired on the date hereof. Each of the Parent Entities and their respective representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to the Parent Entities or their respective representatives in connection with the Mergers in accordance with the Confidentiality Agreement. By executing this Agreement, each Parent Entity agrees to be bound by, and to cause their representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement shall (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto; provided that the standstill undertaking by Parent contained therein shall be deemed to have expired on the date hereof.

9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.9, Section 6.17 or Section 8.3(e), or (b) if the Closing occurs, for the right (i) of the holders of Company Common Stock or Opco Units to receive the Per Share Price and (ii) of Equity Award Holders to have their Company RSUs and Company PSUs treated in accordance with the provisions of Section 2.8, in each case after the Effective Time.

9.7 Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

Annex A-65

(b) Specific Performance.

(i) The Parties acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur if the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (ii) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (iii) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or the Parent Entities, on the other hand, for the harm that would result from a breach of this Agreement, and shall not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (iv) the right of specific enforcement is an integral part of the Mergers and without that right, neither the Company nor Parent would have entered into this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.8 prior or as a condition to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter (it being understood that, once this Agreement is validly terminated, specific performance may be sought only with respect to those provisions of this Agreement that survive termination as set forth in Section 8.2(b)). This Section 9.8(b) is not intended and shall not be construed to limit in any way the provisions of Section 8.3(e). While each of the Company and Parent may pursue both a grant of specific performance in accordance with this Section 9.8(b) and the payment of the Company Termination Fee or the Parent Termination Fee as applicable, in no event shall the Company or Parent be entitled to receive both the grant of specific performance that results in the Closing to occur, on the one hand, and the Company Termination Fee or the Parent Termination Fee (as applicable) or monetary damages, on the other hand.

9.9 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Agreement or the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in any dispute or controversy based on, arises out of or relating to this Agreement or the Transaction; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding based on, arising in

Annex A-66

connection with or relating to this Agreement or the Transactions shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Agreement or the Transactions in any court other than the Chosen Courts. Each of the Parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 9.2 shall be effective service of process for any Legal Proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Party agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto.

9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants in Sections 5.1 and 5.2, as applicable) of the Company that are set forth in the corresponding Section or subsection of Article III or Article V of this Agreement; and (b) any other representations and warranties of the Company that are set forth in Article III of this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is reasonably apparent on the face of such disclosure.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature page follows.]

Annex A-67

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

BP PRODUCTS NORTH AMERICA INC.
By:	/s/ Michael Thomas
Name:	Michael Thomas
Title:	Authorized Person
CONDOR RTM INC.
By:	/s/ Matt Bueninck
Name:	Matt Bueninck
Title:	Authorized Person
CONDOR RTM LLC
By:	/s/ Sandra Delgado
Name:	Sandra Delgado
Title:	Authorized Person

[Signature Page to Merger Agreement]

Annex A-68

ARCHAEA ENERGY INC.
By:	/s/ Nicholas Stork
Name:	Nicholas Stork
Title:	Chief Executive Officer
LFG ACQUISITION HOLDINGS LLC
By:	Archaea Energy Inc., its Managing Member
By:	/s/ Nicholas Stork
Name:	Nicholas Stork
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

Annex A-69

Exhibit B

Principal Stockholders

1.	Shalennial Fund I, L.P.
2.	Daniel J. Rice IV
3.	Daniel J. Rice IV 2018 Irrevocable Trust
4.	Stork Partners LLC
5.	Rothwell-Gornt LLC
6.	Struan & Company, LLC
7.	Richard Walton
8.	Green Eyed Devil LLC
9.	Brian McCarthy
10.	McCarthy Biogas Holdings LLC

Annex A-70

Annex B

BofA Securities, Inc.	Global Corporate & Investment Banking

October 16, 2022

The Board of Directors
Archaea Energy Inc.
4444 Westheimer Road, Suite G450
Houston, Texas 77027

Members of the Board of Directors:

We understand that Archaea Energy Inc. (“Archaea”) proposes to enter into an Agreement and Plan of Merger, dated as of October 16, 2022 (the “Agreement”), among Archaea, BP Products North America Inc. (“Parent”), Condor RTM Inc., a wholly owned subsidiary of Parent (“Merger Sub”), Condor RTM LLC, a wholly owned subsidiary of Parent (“Opco Merger Sub”) and LFG Acquisition Holdings LLC (“Opco”), pursuant to which, among other things, Merger Sub will merge with and into Archaea (the “Merger”) and each outstanding share of Class A common stock (other than Owned Company Shares (as defined in the Agreement) or Dissenting Shares (as defined in the Agreement)), par value $0.0001 per share, of Archaea (“Archaea Class A Common Stock”) will be converted into the right to receive $26.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Archaea Class A Common Stock (other than Owned Company Shares) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)     reviewed certain publicly available business and financial information relating to Archaea;

(ii)    reviewed certain internal financial and operating information with respect to the business, operations and prospects of Archaea furnished to or discussed with us by the management of Archaea, including certain financial forecasts relating to Archaea prepared by the management of Archaea (such forecasts, the “Archaea Forecasts”);

(iii)   discussed the past and current business, operations, financial condition and prospects of Archaea with members of senior management of Archaea;

(iv)   reviewed the trading history for Archaea Class A Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)    compared certain financial and stock market information of Archaea with similar information of other companies we deemed relevant;

(vi)   considered the results of our efforts on behalf of Archaea to solicit, at the direction of Archaea, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Archaea;

(vii)  reviewed a draft, dated October 16, 2022, of the Agreement (the “Draft Agreement”); and

(viii) performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

Annex B-1

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Archaea that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Archaea Forecasts, we have been advised by Archaea, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Archaea as to the future financial performance of Archaea. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Archaea, nor have we made any physical inspection of the properties or assets of Archaea. We have not evaluated the solvency or fair value of Archaea, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Archaea, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Archaea or the contemplated benefits of the Merger. We have also assumed, at the direction of Archaea, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Archaea Class A Common Stock (other than Owned Company Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Archaea or in which Archaea might engage or as to the underlying business decision of Archaea to proceed with or effect the Merger. We are also not expressing any view or opinion with respect to, and we have relied, with your consent, upon the assessments of Archaea and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Archaea or the Merger (including the contemplated benefits thereof), as to which matters we understand that Archaea obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

We have acted as financial advisor to Archaea in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Archaea has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Archaea, Parent and certain of their respective affiliates.

Annex B-2

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Archaea and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under a credit facility of an affiliate of Archaea and (ii) having acted as a co-manager to Archaea on an equity follow-on offering.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a financial advisor to an affiliate of Parent in an acquisition and in a sale of a minority stake in a pipeline, (ii) having acted or acting as an active bookrunner in a bond offering, (iii) having acted or acting as administrative agent, co-lead arranger, joint bookrunner for, and a lender under, certain credit facilities of Parent or certain of its affiliates, (iv) having provided or providing certain treasury services and products to Parent and certain of its affiliates, and (iv) having provided or providing certain commodity, derivatives and foreign exchange trading services to Parent and certain of its affiliates.

It is understood that this letter is for the benefit and use of the Board of Directors of Archaea (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Archaea, Parent or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Archaea Class A Common Stock (other than Owned Company Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

Annex B-3

Annex C

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of October 16, 2022 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3 below, collectively, the “Stockholders” and each, individually, a “Stockholder”), and BP Products North America Inc., a Maryland corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Opco Merger Sub”), Archaea Energy Inc., a Delaware corporation (the “Company”), and LFG Acquisition Holdings LLC, a Delaware limited liability company (“Opco”), are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Company Merger”), and Opco Merger Sub will be merged with and into Opco with Opco continuing as the surviving company and a wholly-owned subsidiary of Parent (the “Opco Merger” and, together with the Company Merger, the “Mergers”);

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Company Class A Common Stock and Company Class B Common Stock, and of Company Warrants, set forth opposite such Stockholder’s name on Schedule A hereto (all such shares of Class A Common Stock and Class B Common Stock, together with any additional shares of Company Common Stock of which such Stockholder may become the record or beneficial owner, whether upon redemption or exchange of Opco Units, the exercise of options or warrants (including the Company Warrants), the vesting of Company RSUs or Company PSUs, the conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner of the Opco Units set forth opposite such Stockholder’s name on Schedule A hereto (all such Opco Units, together with any additional Opco Units of which such Stockholder may become the record or beneficial owner after the date hereof until the Expiration Date, the “Subject Units” and, together with the Subject Shares and any warrants or other rights to acquire Subject Shares that such Stockholder currently holds or beneficially owns and any additional warrants and other rights that such Stockholder may in future hold or beneficially own, the “Subject Securities”); and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date (such period, the “Term”), at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement of each of the foregoing, and in connection with any written consent of one or more classes of stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote or consent thereon:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

Annex C-1

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Subject Shares: (i) in favor of adoption of the Merger Agreement; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Company Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Company Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in any of the conditions to any of the Mergers not being fulfilled or not being capable of being fulfilled or a breach of a material covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement; and (iv) against any action, proposal, transaction or agreement that would reasonably be expected to prevent, impede or materially delay the consummation of the Transactions.

2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement and that certain Stockholders’ Agreement, dated September 15, 2021 (as in effect on the date hereof and as publicly filed with the SEC prior to the date hereof), by and among the Company, Opco, LFG Buyer Co LLC and the stockholder parties listed therein (the “Stockholders’ Agreement”), such Stockholder (a) at any time during the Term, shall not enter into any other voting agreement or voting trust with respect to any of the Subject Shares, or deposit any Subject Shares into a voting trust, and (b) shall not grant at any time during the Term, a proxy, consent or power of attorney with respect to any of the Subject Shares (other than a grant of the proxy under Section 4 to Parent and the designees of Parent to vote the Subject Shares in accordance with Section 1 of this Agreement).

3. Transfer of Subject Securities.

(a) Each Stockholder hereby agrees, during the Term, not to, directly or indirectly, except as otherwise provided in this Agreement, Transfer (as defined below), either voluntarily or involuntarily, or enter into any Contract, option, put, call or other agreement, arrangement or understanding providing for the Transfer of, any of the Subject Securities or any interest therein; provided that nothing herein shall prohibit a Transfer of Subject Securities (i) to any other Stockholder or an Affiliate of such Stockholder, including Transfers to any members of such Stockholder’s immediate family, or to a trust solely for the benefit of such Stockholder or any member of the Stockholder’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), or to a partnership, limited liability company or other entity of which the Stockholder or any member of the Stockholder’s immediate family are the legal and beneficial owners of all of the outstanding equity securities of such entity or similar interest and the Stockholder controls all of the voting power of such entity, (ii) pursuant to any trust or will of such Stockholder or by the Laws of intestate succession, (iii) by operation of Law pursuant to a qualified domestic order, divorce settlement or divorce decree, (iv) following the Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting, pursuant to a charitable gift or contribution (Transfers pursuant to clauses (i), (ii), (iii) or (iv), each, a “Permitted Transfer”) or (v) pursuant to the redemption or exchange of any Opco Units issued and outstanding as of the date hereof in accordance with the terms of the Opco LLC Agreement for shares of Company Class A Common Stock (together with the corresponding cancellation of an equal number of shares of Company Class B Common Stock); provided,  further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee (including any and all transferees and subsequent transferees of the initial transferee) (each, a “Transferee”) agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent. Upon the execution and delivery of a joinder agreement by such Transferee, such Transferee shall be deemed to be a party hereto as if such Transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Subject Securities in violation of this Agreement shall be null and void ab initio.

(b) If any involuntary Transfer of any of such Subject Securities shall occur, the Transferee shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

Annex C-2

(c) For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Securities, by operation of law or otherwise, including any swap, derivative or other similar transaction that hedges or transfers the economic consequences of ownership of the applicable portion of the Subject Securities.

(d) At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company and Opco (or its counsel) to notify its transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of the Subject Securities), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company and Opco following the Expiration Date.

4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date hereof until the Expiration Date, each Stockholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Subject Shares of such Stockholder as of the applicable record date in accordance with the requirements of Section 1; provided that each Stockholder’s grant of the proxy contemplated by this Section 4(a) shall be effective if, and only if, such Stockholder has not delivered to the Company prior to the Company Stockholder Meeting and at any other meeting of the stockholders of the Company at which any of the matters described in Section 1 are to be considered, including any adjournment or postponement of each of the foregoing, a duly executed irrevocable proxy card directing that the shares of Company Common Stock of such Stockholder be voted in accordance with the requirements of Section 1; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 1(b), and each Stockholder shall retain the authority to vote on all other matters.

(b) Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable, and hereby revokes all such proxies.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. The parties hereto hereby further affirm that the irrevocable proxy is coupled with an interest and is intended to be irrevocable until the Expiration Date, at which time it will terminate automatically. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Stockholder granting such proxy agrees, until the Expiration Date, to vote the Company Common Stock in accordance with the with the requirements of Section 1. The parties hereto agree that the foregoing is a voting agreement.

5. Notification; Further Assurances; Disclosure. Each Stockholder shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Common Stock or Opco Units by such Stockholder after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock or Opco Units by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Subject Shares or Subject Units, as applicable, and shall be subject to the terms of this Voting Agreement as though owned by such acquiring Stockholder on the date hereof. From time to time and without additional consideration, each Stockholder shall use reasonable best efforts to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Securities and the nature of such Stockholder’s obligations under this Agreement and authorizes the Company to include this Agreement as an exhibit to any filing required to be made by the Company with the SEC in connection with the Merger Agreement and the transactions contemplated thereby.

Annex C-3

6. Representations and Warranties.

(a) Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, with respect to such Stockholder as follows:

(i) Organization; Good Standing. Such Stockholder that is a corporation or other legal entity is duly organized, validly existing and in good standing under the Laws of its state of formation or incorporation.

(ii) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by Enforceability Exceptions. No proceedings or authorizations on the part of the Stockholder (or its governing body, general partner, board of directors, partners or other equityholders, as applicable) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii) No Conflicts. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder, and the consummation by it of the transactions contemplated by this Agreement (A) does not violate or conflict with any provision of the charter, bylaws, or other Organizational Documents, as applicable, of such Stockholder; (B) does not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which such Stockholder is a party; and (C) does not violate or conflict with any Law applicable to such Stockholder, except, in each case as would not reasonably be expected to prevent, impede or materially delay performance by the Stockholder of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any Governmental Authorization.

(v) Ownership. Such Stockholder is the record or beneficial owner of and has good and marketable title to, the Subject Securities set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement, restrictions under the Stockholders’ Agreement or restrictions on transfer of general applicability arising under applicable securities Laws. Except for Company PSUs, Company RSUs or shares of Company Common Stock issued upon vesting of any Company PSU or Company RSU, such Stockholder does not own, of record or beneficially, any shares of Company Common Stock or Opco Units other than the Subject Securities set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Securities owned by other Stockholders). None of such Stockholder’s Subject Securities are, and at no time during the Term will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Company Common Stock (other than the Stockholders’ Agreement).

(vi) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Mergers and the other transactions contemplated thereby.

Annex C-4

(vii) No Actions. As of the date hereof, there is no Legal Proceeding pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates, or any Order to which the Stockholder or any of its Affiliates is subject, that in either case, questions the record or beneficial ownership of the Stockholder’s Subject Securities or the validity of this Agreement or that would reasonably be expected to prevent, impede or materially delay performance by the Stockholder of its obligations under this Agreement.

(b) Parent hereby represents and warrants as follows:

(i) Organization; Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation.

(ii) Authority. Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by Enforceability Exceptions. No proceedings or authorizations on the part of Parent (or its board of directors or equityholders) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii) No Conflicts. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder, and the consummation by it of the transactions contemplated by this Agreement (A) does not violate or conflict with any provision of the Organizational Documents of Parent; (B) does not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which Parent is a party; and (C) does not violate or conflict with any Law applicable to Parent, except, in each case as would not reasonably be expected to prevent, impede or materially delay performance by Parent of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require Parent to obtain any Governmental Authorization.

7. Stockholder Capacity. During the Term, no Person executing this Agreement who is or becomes a director or officer, or any other similar function or capacity, of the Company or Opco or any other Person shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of Subject Securities and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of the Company or Opco or any other Person. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of the Company, Opco or any other Person shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

8. No Exercise of Appraisal Rights; Section 220 Demands. Each Stockholder forever waives and agrees not to exercise or assert any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise in connection with the Mergers. Each Stockholder agrees not to exercise any rights to demand access to books and records under Section 220 of the DGCL in connection with the Mergers.

9. Stockholder Litigation. Each Stockholder agrees not to commence or voluntarily participate in any claim, derivative or otherwise, that may be brought against the Company, Opco, Parent, Merger Sub, Opco Merger Sub or any of their respective successors and assigns alleging that the negotiation, approval, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby or the Proxy Statement is a breach of fiduciary duty by the Company Board or breaches of any federal securities law in connection with any of the foregoing; provided, that this Section 9 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of (a) this Agreement, (b) the Merger Agreement or (c) any other Contract by and between such Stockholder or any of its Affiliates, on the one hand, and the Company or its Subsidiaries or Affiliates, on the other hand.

Annex C-5

10. No Solicitation. Each Stockholder shall not, and shall cause each of its Affiliates not to, and shall use its reasonable best efforts to cause each of its other Representatives not to, directly or indirectly, take any action that the Company would then be prohibited from taking under Section 5.3(a) of the Merger Agreement as if such Stockholder were the Company. Such Stockholder shall cease immediately any solicitations, encouragement, discussions and negotiations by such Stockholder, its Affiliates or its Representatives that commenced prior to the date of this Agreement with respect to any Acquisition Proposal. Notwithstanding anything to the contrary provided in this Agreement, each Stockholder and any of its Affiliates and Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible tender and support, voting or similar agreement in connection with an Acquisition Transaction in the event that the Company is permitted to take the actions set forth in Section 5.3(b) of the Merger Agreement with respect to such Acquisition Proposal.

11. No Ownership Interest. Except as expressly set forth herein, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities, and all rights, ownership and economic benefits relating to the Subject Securities shall remain vested in and belong to each such Stockholder. The parties hereto acknowledge and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act).

12. Termination. This Agreement shall automatically terminate, with respect to any Stockholder, without further action, upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the delivery of written notice of termination by the Stockholder to Parent following an Adverse Amendment (as defined below) made without the consent of such Stockholder, (d) a Company Board Recommendation Change made in compliance with Section 5.3 of the Merger Agreement and (e) the mutual written agreement of the Stockholder and Parent to terminate this Agreement (any such date under clauses (a) through (e) of this Section 12 being referred to herein as the “Expiration Date”); provided that no such termination shall relieve any party hereto from liability for fraud or Willful and Material Breach of this Agreement. “Adverse Amendment” means an amendment, waiver or modification to the Merger Agreement in the form as it exists as of the time of the execution of the Merger Agreement that (i) decreases the amount or changes the form of consideration to be paid to the holders of Company Common Stock in the Mergers or (ii) is otherwise materially adverse to the Stockholders.

13. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent is relying on such covenants in connection with entering into the Merger Agreement and (c) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur if such Stockholder does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breaches such provisions. Each Stockholder hereby acknowledges and agrees that Parent will be entitled, in addition to any other remedy to which it may be entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof. Each Stockholder agrees not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement on the basis that (i) Parent has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each Stockholder hereby agrees that Parent shall not be required to provide any bond or other security in connection with such injunction or enforcement and irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

14. Governing Law; Jurisdiction.

(a) This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of any party hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

Annex C-6

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding based on, arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 18 or in such other manner as may be permitted by applicable Law, and nothing in this Section 14(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chosen Courts in any dispute or controversy based on, arises out of or relating to this Agreement); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding based on, arising in connection with or relating to this Agreement shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Legal Proceeding based on, arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 18 shall be effective service of process for any Legal Proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

15. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16. Amendments, Waivers, Etc. Any provision of this Agreement may not be amended except by an instrument in writing signed by each party to this Agreement. No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything herein to the contrary, Section 12 of this Agreement may not be amended, waived or modified in a manner adverse to the Company without the prior written consent of the Company.

17. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign all of the rights, interests and obligations of Parent under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations under this Agreement. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding on, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 17 shall be null and void.

Annex C-7

18. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered hereunder (a) when delivered, if delivered personally to the intended recipient; (b) upon receipt of proof of delivery, if delivered by an internationally recognized overnight courier service; or (c) when sent, if sent by electronic mail (provided that no bounce back, unsuccessful delivery or similar message is received with respect thereto), in each case to the intended recipient as set forth below:

(a) If to Parent, to:

BP Products North America Inc.
30 South Wacker Dr. Suite 900
Chicago, IL 60606
Attn:         GOA Legal Notices
Phone:      +1 (832) 619 4894
E-mail:      GOALegalNotices@bp.com

With a copy (which shall not constitute notice) to:

BP Products North America Inc.
c/o BP America Inc.
501 Westlake Park Blvd
Houston, TX 77024
Attn:  Matt Bueninck — Vice President M&A Americas
Phone:
E-mail:

(b) If to the Stockholders, to:

Archaea Energy Inc.
4444 Westheimer Road
Suite G450
Houston, TX 77027
Attn:         Edward Taibi
E-mail:

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attn: David B. Feirstein, P.C.
Steven Y. Li
E-mail: david.feirstein@kirkland.com
steven.li@kirkland.com

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attn:         Cyril V. Jones, P.C.

E-mail:      cyril.jones@kirkland.com

Jones Day
500 Grant Street, Suite 4500
Pittsburgh, PA 15219
Attn:          David A. Grubman

E-mail:      dgrubman@jonesday.com

Annex C-8

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 18, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 18 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 18.

19. Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

20. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Merger Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. This Agreement is not intended to and does not confer on any Person other than the parties hereto any rights or remedies hereunder; provided that the Company may rely upon and enforce this Agreement as an express third-party beneficiary hereof, solely to the extent that the Company is enforcing rights expressly granted to the Company hereunder.

21. Section Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

22. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

23. Interpretation and Construction.

(a) The rules of interpretation set forth in Section 1.3 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(c) In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

24. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement, but such non-survival shall be subject to the proviso to the first sentence of Section 12.

[Remainder of page intentionally left blank]

Annex C-9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT
BP PRODUCTS NORTH AMERICA INC.
By:	/s/ Michael Thomas
Name: Michael Thomas
Title: Authorized Person

[Signature Page to Voting and Support Agreement]

Annex C-10

STOCKHOLDERS:
STORK PARTNERS LLC
By:	/s/ Nicholas Stork
Name: Nicholas Stork
Title: Manager
ROTHWELL-GORNT LLC
By:	/s/ Nicholas Stork
Name: Nicholas Stork
Title: Manager
/s/ Richard Walton
Richard Walton
STRUAN & COMPANY, LLC
By:	/s/ Richard Walton
Name: Richard Walton
Title: President
GREEN EYED DEVIL LLC
By:	/s/ Richard Walton
Name: Richard Walton
Title: Manager
/s/ Brian McCarthy
Brian McCarthy
MCCARTHY BIOGAS HOLDINGS LLC
By:	/s/ Brian McCarthy
Name: Brian McCarthy
Title: Manager
/s/ Daniel Joseph Rice, IV
Daniel Joseph Rice, IV

[Signature Page to Voting and Support Agreement]

Annex C-11

STOCKHOLDERS:
SHALENNIAL FUND I, L.P.
By: Shalennial GP I, L.P. its general partner
By: Rice Investment Group UGP, LLC, its general partner
By:	/s/ Daniel Joseph Rice, IV
Name:	Daniel Joseph Rice, IV
Title:	Managing Member

DANIEL J. RICE IV 2018 IRREVOCABLE TRUST
By:	/s/ Andrew L. Share
Name:	Andrew L. Share
Title:	Trustee

[Signature Page to Voting and Support Agreement]

Annex C-12

Schedule A

Stockholder	Shares of Company Class A Common Stock	Shares of Company Class B Common Stock
Shalennial Fund I, L.P.	—	12,499,929
Daniel J. Rice IV	1,877	5,145
Daniel J. Rice IV 2018 Irrevocable Trust	332,500	1,208,398
Stork Partners LLC	50,000	2,721,017
Rothwell-Gornt LLC	—	4,919,808
Struan & Company, LLC	—	3,472,202
Richard Walton	—	261,114
Green Eyed Devil LLC	50,000	4,919,808
Brian McCarthy	—	148,253
McCarthy Biogas Holdings LLC	—	1,639,936
Stockholder	Company Warrants
Daniel J. Rice IV 2018 Irrevocable Trust	1,282,972
Stork Partners, LLC	421,259
Richard Walton	421,259
Brian McCarthy	316,299
Stockholder	Opco Units
Shalennial Fund I, L.P.	12,499,929
Daniel J. Rice IV	5,145
Daniel J. Rice IV 2018 Irrevocable Trust	1,208,398
Rothwell-Gornt LLC	4,919,808
Stork Partners, LLC	2,721,017
Struan & Company, LLC	3,472,202
Green Eyed Devil LLC	4,919,808
Richard Walton	261,114
Brian McCarthy	148,253
McCarthy Biogas Holdings LLC	1,636,936

Annex C-13

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2022 ARCHAEA ENERGY INC. 4444 WESTHEIMER ROAD SUITE G450 HOUSTON, TX 77027 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LFG2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.Vote by 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of October 16, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Archaea Energy Inc. (“Archaea”), LFG Acquisition Holdings LLC, a subsidiary of Archaea (“Opco”), BP Products North America Inc., a Maryland corporation (“Parent”), Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Opco Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Archaea with Archaea continuing as the surviving corporation and a wholly owned subsidiary of Parent, and Opco Merger Sub will merge with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent. 2. To adjourn the Special Meeting of Archaea stockholders (the “Special Meeting”) to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0 0 0 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com ARCHAEA ENERGY INC. Special Meeting of Stockholders [TBD], 2022 [TBD] This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Daniel J. Rice IV and Nicholas Stork, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ARCHAEA ENERGY INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be opened at [TBD] on [TBD], 2022 at www.virtualshareholdermeeting.com/LFG2022SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side